Exhibit 4.6

Execution Version

Dated March 26, 2012

(1)	eHi Auto Services Limited

(2)	Mr. Ruiping Zhang

(3)	The Crawford Group, Inc.

(4)	eHi Auto Services (Hong Kong) Holding Limited

(5)	Shuzhi Information Technology (Shanghai) Co., Ltd.

(6)	eHi Auto Services (Jiangsu) Co., Ltd.

(7)	Shanghai eHi Car Rental Co., Ltd.

(8)	Beijing eHi Car Rental Co., Ltd.

(9)	Jinan eHi Car Rental Co., Ltd.

(10)	Chongqing eHi Car Rental Co., Ltd,

(11)	Hainan eHi Self Drive Car Services Co., Ltd.

(12)	Wuxi eHi Car Rental Co., Ltd.

(13)	Guangzhou Haida Car Rental Co., Ltd.

(14)	Shenyang Shenhai Car Rental Co., Ltd.

(15)	Shenzhen eHi Car Repair Services Co., Ltd.

(16)	Shanghai Smart Brand Auto Driving Services Co., Ltd.

(17)	Beijing Smart Brand Sunshine Labour Services Co., Ltd.

(18)	Chongqing Smart Brand Auto Driving Technique Services Co., Ltd.

SHARE PURCHASE AGREEMENT

For the Issuance of Series D Preferred Shares in

eHi Auto Services Limited

(a company limited by shares incorporated in the Cayman Islands)

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i

SCHEDULE A	MEMBERS OF THE COMPANY GROUP

SCHEDULE B	SCHEDULE OF INVESTMENT PARTICULARS

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TABLE OF CONTENTS

Page

SCHEDULE C-1	CAPITALIZATION TABLE

SCHEDULE C-2	CAPITALIZATION TABLE

SCHEDULE D	COMPANY WARRANTIES

SCHEDULE E	LIST OF KEY EMPLOYEES OF THE COMPANY GROUP

SCHEDULE F	LIST OF CITIES

EXHIBIT 1	FORM OF AMENDED ARTICLES

EXHIBIT 2	FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT 3	RESERVED

EXHIBIT 4	FORM OF AMENDED IRA

EXHIBIT 5	FORM OF SERIES D-1 WARRANT

EXHIBIT 6	FORM OF SERIES D-2 WARRANT

EXHIBIT 7	[RESERVED]

EXHIBIT 8	FORM OF CAYMAN ISLANDS LEGAL OPINION

EXHIBIT 9	FORM OF PRC LEGAL OPINION

EXHIBIT 10	FORM OF GLOBAL AFFILIATION AGREEMENT

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SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made on March 26, 2012 (the “Effective Date”), by and among:

(1)           eHi Auto Services Limited, a limited liability company organized and existing under the laws of the Cayman Islands with its registered office at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands (the “Company”);

(2)           Mr. Ruiping Zhang, the holder of United States passport number 711188529 (the “Founder”);

(3)           The Crawford Group, Inc., a corporation organized and existing under the laws of the State of Missouri with its principal office at 600 Corporate Park Drive, St. Louis, Missouri 63105, the United States (the “Investor”); and

(4)           each member of the Company Group (as defined below) listed in Schedule A attached hereto.

Each of the parties listed above referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.            The Company Group (as defined below) is currently engaged in the business of providing rental cars and related services in the PRC (the “Business”).

B.            The Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, certain Series D Preferred Shares, par value US$0.001 per share, of the Company pursuant to the terms and subject to the conditions of this Agreement.

C.            The Company desires to issue certain Warrants (as defined below) to the Investor free of charge, pursuant to the terms and subject to the conditions of this Agreement.

D.            The Company Group, the Founder and the Investor desire to enter into this Agreement on the terms and conditions hereof.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

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1.             Definitions.

The following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Amended Articles” means the Fourth Amended and Restated Memorandum of Association and Articles of Association of the Company, substantially in the form attached hereto as Exhibit 1, adopted in accordance with the applicable Law on or before the Closing and which shall be in full force and effect as of the Closing.

“Amended IRA” means the Amended and Restated Investors’ Rights Agreement substantially in the form attached here to as Exhibit 4, to be entered into among the Company, the Shareholders of the Company and other parties thereto.

“Approval” means any approval, license, authorization, release, order, or consent required to be obtained from, or any registration, qualification, designation, declaration, filing, notice, statement or other communication required to be filed with or delivered to, any Governmental Authority or any other Person, or any waiver of any of the foregoing.

“Arbitration Notice” has the meaning set forth in Section 8.6(ii) hereof.

“Associated Person” means, in relation to a Person, the following persons (as appropriate): (i) any corporation or organization of which such Person or an Affiliate of such Person is an director, officer, or partner, or is, directly or indirectly, the record or beneficial owner of 10% or more of any class of equity securities, or has the right to appoint any director or senior officer to the board of directors or management, (ii) any corporation or organization which is a director, officer or partner of such Person or an Affiliate of such Person, or is directly or indirectly, the record or beneficial owner of 10% or more of any class of equity securities of such Person or an Affiliate of such Person, or has the right to appoint any director or senior officer to the board of directors or management of such Person or an Affiliate of such Person, (iii) any corporation or organization which directly or indirectly, is Controlled by, or under Common Control with, or Controls, any Associated Person of such Person, and (iv) any Affiliates of a corporation or organization specified in clauses (i), (ii) and (iii) above.

“Auditing Firm” means each of Deloitte Touche Tohmatsu, Ernst & Young LLP, KPMG LLP, Pricewaterhouse Coopers LLP and their respective Affiliates.

“Beijing eHi” means Beijing eHi Car Rental Co., Ltd.

“Board” or “Board of Directors” means the board of directors of the Company.

“Bonds” means the redeemable convertible bonds of the Company issued pursuant to the Convertible Bonds Subscription Agreement.

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“Budgets” has the meaning set forth in Section 5(13) hereof.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the PRC, the Cayman Islands, U.S. or Hong Kong.

“CB Holder” means any holder of the Bonds.

“Chongqing eHi” means Chongqing eHi Car Rental Co., Ltd.

“Circular 75” has the meaning set forth in Section 16(iv) of Schedule D.

“Claimant” has the meaning set forth in Section 8.3(vii) hereof.

“Closing” has the meaning set forth in Section 2.3 hereof.

“Closing Date” has the meaning set forth in Section 2.3 hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares of the Company, par value US$0.001 per share, the rights and privileges of which are specified in the Amended Articles and the Amended IRA.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Company Group” means the Company and the PRC Entities, together with each Subsidiary and each operational branch of the aforementioned entities, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to each joint venture in which any of the foregoing holds more than 50% of the voting power. The particulars of the members of the Company Group as at the date of this Agreement are set forth in Schedule A attached hereto.

“Company Security Holder” or “Company Security Holders” has the meaning in Section 16(iv) of Schedule D hereof.

“Company Warranties” has the meaning set forth in Section 3.1 hereof.

“Confidential Information” has the meaning set forth in Section 7.1(i) hereof.

“Consideration” has the meaning set forth in Section 2.2(a) hereof.

“Contract” means, as to any Person, any provision of any security issued by such Person or any oral or written contract, agreement, undertaking, understanding, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, or license to which such Person is a party or by which such Person or any of its property is bound.

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“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management, policies or activities of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Shares” means Common Shares issuable upon conversion of the Series D Preferred Shares.

“Convertible Bonds Subscription Agreement” means that certain Convertible Bonds Subscription Agreement dated June 10, 2011 by and among the Company, the CB Holders and other parties thereto.

“Convertible Securities” means, with respect to any specified Person, any equity securities convertible or exchangeable into any shares of any class of such specified Person, however described and whether voting or non-voting.

“Disclosing Party” has the meaning set forth in Section 7.1(iv) hereof.

“Disclosure Schedule” has the meaning set forth in Section 2.4(viii) hereof.

“Dispute” has the meaning set forth in Section 8.6(i) hereof.

“Domestic Resident” has the meaning set forth in Circular 75 and/or other Law related to Circular 75.

“Effective Date” has the meaning set forth in the Preamble of this Agreement.

“Environmental Law” means any and all applicable PRC or non-PRC Law, authorization by any Governmental Authority, or any other requirement of any Governmental Authority relating to (i) environmental matters, (ii) the generation, use, storage, transportation or disposal of Hazardous Substances, (iii) the construction of hydroelectric power stations; (iv) the generation and provision of hydroelectric power, or (v) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any member of the Company Group.

“ESOP” means the 2010 Performance Incentive Plan of the Company.

“Existing Enterprise Outbound Referral Agreement” means the outbound referral agreement between an affiliate of Crawford and China Auto Rental Holdings Inc.

“Financial Statements” has the meaning set forth in Section 11 of Schedule D hereof.

“Financing Terms” has the meaning set forth in Section 7.1(i) hereof.

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“First Claim” has the meaning set forth in Section 8.3(viii) hereof.

“Foreign Exchange Authorization” or “Foreign Exchange Authorizations” has the meaning set forth in Section 16(iv) of Schedule D hereof.

“Founder” has the meaning set forth in the Preamble of this Agreement.

“Fully-Diluted Basis” means that all options, warrants or other rights of any kind (whether vested or unvested) to acquire Common Shares and all securities convertible or exchangeable into Common Shares (or into options, warrants or other rights of any kind to acquire Common Shares) outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Common Shares issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares.

“Global Affiliation Agreement” means an agreement between the Company and Enterprise Holdings (China) LLC in the form attached hereto as Exhibit 10

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“GS” means GS Car Rental HK Limited and GS Car Rental HK Parallel Limited.

“Hainan eHi” means Hainan eHi Self Drive Car Services Co., Ltd.

“Hazardous Substances” means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes” or “toxic substances,” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or “EP toxicity,” and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore, and asbestos or asbestos-containing materials.

“HKIAC” has the meaning set forth in Section 8.6(iii) hereof.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

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“Indemnifiable Loss” means, with respect to any Person, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, other than in any event consequential, incidental, special and punitive damages. Notwithstanding anything to the contrary provided in the preceding sentence, Indemnifiable Loss shall include, but shall not be limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Person and (ii) any Taxes that may be payable by such Person by reason of the indemnification of any Indemnifiable Loss hereunder, other than Taxes that would have been payable notwithstanding the event giving rise to indemnification.

“Indemnification Agreement” means a director indemnification agreement executed by the Company and the director(s) appointed by the Investor, substantially in the form attached hereto as Exhibit 2.

“Indemnified Party” has the meaning set forth in Section 8.3(iv) hereof.

“Indemnifying Party” has the meaning set forth in Section 8.3(iv) hereof.

“Initial Claim” has the meaning set forth in Section 8.3(vii) hereof.

“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the Business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Investor” has the meaning set forth in the Preamble of this Agreement.

“Investor Directors” means the Series A Directors, the Series B Directors, the Series C Directors and the Series D Director.

“Key Employees” means each of the individuals set forth in Part A of Schedule E attached hereto.

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“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, published official policy or published official interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Liabilities” means, with respect to any Person, all liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge or other restriction or limitation.

“Macau” means the Macau Special Administrative Region of the People’s Republic of China.

“Material Adverse Effect” means with respect to any Person, any (i) event, occurrence, fact, condition, change or development that has had a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of such Person; provided however, that, for purposes of clause (i), a Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions, changes or developments arising out of, relating to, or resulting from (a) changes in general economic or political conditions of global, regional or foreign economies or political systems, securities, credit or financial markets in which such Person operates, (b) changes generally affecting the industry in which such Person operates, (c) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides or other natural disasters, or (d) hostilities, acts of sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of sabotage or terrorism or military actions; provided, further, however that any event, occurrence, fact, condition, change or development referred to in clause (a), (b), (c) or (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, change or development has a materially disproportionate impact on the Person in question compared to other participants in the industries in which such Person conducts its business; (ii) material adverse effect on such Person’s ability to perform any material obligations of such Person hereunder or under any other Transaction Document, as applicable; or (iii) material adverse effect on any material rights such Person may have hereunder or under any Transaction Document; provided that, without limiting the generality of this definition, any adverse effect resulting in any loss, directly or indirectly, of at least US$1,500,000 or its equivalent, to the members of the Company Group (taken as a whole) shall be deemed to constitute a Material Adverse Effect with respect to each member of the Company Group. Notwithstanding anything to the contrary contained herein, any reference to a “Material Adverse Effect” with respect to any member of the Company Group shall be a reference to a Material Adverse Effect on the Company Group, taken as a whole.

“Material Contract” or “Material Contracts” has the meaning set forth in Section 15(i) of Schedule D hereof.

“No Negotiation Period” has the meaning set forth in Section 8.21 hereof.

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“Party” or “Parties” has the meaning set forth in the Preamble of this Agreement.

“Permits” has the meaning set forth in Section 19(ii) of Schedule D hereof.

“Permitted Liens” means (i) Liens for taxes not yet delinquent or the validity of which are being contested and (ii) Liens incurred in the ordinary course of business, which (x) do not in the aggregate materially detract from the value of the assets that are subject to such Liens and (y) were not incurred in connection with the borrowing of money.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means a passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding Hong Kong, Macau and the islands of Taiwan.

“PRC Companies” means Shanghai eHi, Beijing eHi, Jinan eHi Car Rental Co., Ltd., Chongqing eHi, Hainan eHi, Wuxi eHi Car Rental Co., Ltd., Guangzhou Haida Car Rental Co. Ltd., Shenyang Shenhai Car Rental Co., Ltd., Shenzhen eHi Car Repair Services Co., Ltd., Shanghai Smart Brand Auto Driving Services Co., Ltd., Beijing Smart Brand Sunshine Labour Services Co., Ltd., and Chongqing Smart Brand Auto Driving Technique Services Co., Ltd.

“PRC Entities” means the WFOEs together with the PRC Companies.

“PRC GAAP” means generally accepted accounting principles and practices in effect from time to time in the PRC applied consistently throughout the periods involved.

“Preferred Shares” means collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares, and each a “Preferred Share”.

“Principal Tribunal” has the meaning set forth in Section 8.6(vii)(a).

“Public Official” means any employee of a Governmental Authority, member of a political party, political candidate, officer of a public international organization, or officer or employee of a state-owned enterprise, including a PRC state-owned enterprise.

“Purchase Shares” has the meaning set forth in Section 2.2(a) hereof.

“Purchased Securities” has the meaning set forth in Section 4.3 hereof.

“Qualified IPO” means a fully underwritten public offering by the Company of its Common Shares (or securities representing its Common Shares) or (with the consent of at least one Series A Director, of at least one Series B Director, of at least one Series C Director and the Series D Director) by any other member of the Company Group of such member’s shares

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pursuant to a registration statement that is filed with and declared effective by the Governmental Authority in accordance with relevant securities Laws of any jurisdiction and listed on the main board of the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ, a stock exchange in the PRC or another internationally recognized stock exchange accepted by GS, the Requisite Bondholders (as defined in the Convertible Bonds Subscription Agreement) and the Investor (so long as no Crawford Default (as defined in the Amended IRA) has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully -Diluted Basis), in any case with the gross offering proceeds going to the Company of at least US$60,000,000 and with a market capitalization of the Company no less than US$360,000,000, which shall be calculated based on the offering price in such public offering and the total number of the Company’s shares outstanding immediately after such public offering on a Fully-Diluted Basis, provided that the foregoing thresholds of gross offering proceeds and market capitalization may be adjusted by the Board of Directors (including the affirmative vote of a majority of the Investor Directors).

“Real Property” has the meaning set forth in Section 24(i) of Schedule D hereof.

“Regulation S” has the meaning set forth in Section 30 of Schedule D hereof.

“Related Party” has the meaning set forth in Section 22 of Schedule D hereof.

“Relative” means, in relation to a Person, the spouse, parents, siblings and children of such Person and their respective spouses and children (as appropriate).

“Relevant Diminution” has the meaning set forth in Section 8.3(ix) hereof.

“Representative” has the meaning set forth in Section 17(i) of Schedule D hereof.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” has the meaning set forth in Section 16(iv) of Schedule D hereof.

“SAIC” means the State Administration for Industry and Commerce of the PRC and/or its regional and local counterparts.

“SEC” has the meaning set forth in Section 4.8 hereof.

“Second Claim” has the meaning set forth in Section 8.3(viii) hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Series A Director” has the meaning set forth in the Amended IRA.

“Series A Preferred Shares” means the Series A redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Preferred Shares Purchase Agreement dated as of May 23, 2008 by and among the Company, the

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Founder, the PRC Entities and other parties thereto, the rights, privileges and preferences of which are specified in the Amended Articles and the Amended IRA.

“Series B Director” has the meaning set forth in the Amended IRA.

“Series B Preferred Shares” means the Series B redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Share Purchase Agreement dated as of July 8, 2009 by and among the Company, the Founder, the PRC Entities and other parties thereto, as amended, or on exercise of any of the Series B Preferred Warrants, the rights, privileges and preferences of which are specified in the Amended Articles and the Amended IRA.

“Series C Director” has the meaning set forth in the Amended IRA.

“Series C Preferred Shares” means the Series C redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Share Purchase Agreement dated as of August 26, 2010 by and among the Company, the Founder, the PRC Entities and other parties thereto, the rights, privileges and preferences of which are specified in the Amended Articles and the Amended IRA.

“Series D Claim” has the meaning set forth in Section 8.3(vii) hereof.

“Series D Claimant” has the meaning set forth in Section 8.3(viii) hereof.

“Series D Director” has the meaning set forth in the Amended IRA.

“Series D Preferred Shares” means the Series D redeemable convertible preferred shares, par value of US$0.001 per share, to be issued by the Company pursuant to this Agreement, the rights, privileges and preferences of which are specified in the Amended Articles and the Amended IRA.

“Series D-1 Warrant” means the warrant to be issued by the Company to the Investor, in substantially the form attached hereto as Exhibit 5, to subscribe for and purchase from the Company up to 1,500,000 Common Shares at a per share purchase price of US$5.70 (subject to any adjustment resulting from the reclassification, split, subdivision or combination of the Common Shares).

“Series D-2 Warrant” means the warrant to be issued by the Company to the Investor, in substantially the form attached hereto as Exhibit 6, to subscribe for and purchase from the Company up to 1,500,000 Common Shares at a per share purchase price of US$6.00 (subject to any adjustment resulting from the reclassification, split, subdivision or combination of the Common Shares).

“Shanghai eHi” means Shanghai eHi Car Rental Co., Ltd.

“Shareholder” means any holder of a share in the share capital of the Company.

“Social Insurance” has the meaning set forth in Section 26(ii) of Schedule D hereof.

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“Statement Date” has the meaning set forth in Section 12 of Schedule D hereof.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital.

“Tax” or “Taxes” means all applicable forms of taxation, duties, levies imposts and social security charges, whether direct or indirect including without limitation corporate income tax, wage withholding tax, national social security contributions and employee social security contributions, value added tax, business tax, customs and excise duties, capital tax and other legal transaction taxes, dividend withholding tax, dividend distribution tax, land taxes, environmental taxes and duties and any other type of taxes or duties payable by virtue of any applicable national, regional or local law or regulation and which may be due directly or by virtue of joint and several liability in any relevant jurisdiction; together with any interest, penalties, surcharges or fines relating to them, due, payable, levied, imposed upon or claimed to be owed in any relevant jurisdiction.

“Tax Return” means report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Term Sheet” means that certain February 20, 2012 Indicative Summary of Terms for Proposed Private Placement of Series D Redeemable Convertible Preferred Stock.

“Transaction Documents” means this Agreement, the Amended Articles, the Amended IRA, the Series D-1 Warrant, the Series D-2 Warrant, the Indemnification Agreement, and each of the other agreements to be entered into pursuant to this Agreement.

“Transaction Proposal” has the meaning set forth in Section 8.21 hereof.

“U.S. Economic Sanctions” has the meaning set forth in Section 7.2(ii) hereof.

“US GAAP” means generally accepted accounting principles and practices in effect from time to time in the United States of America.

“Warrantors” has the meaning set forth in Section 3.1 hereof.

“Warrants” means the Series D-1 Warrant and the Series D-2 Warrant.

“WFOEs” means Shuzhi Information Technology (Shanghai) Co., Ltd. and eHi Auto Services (Jiangsu) Co., Ltd.

2.             Authorization, Sale and Purchase of Series D Preferred Shares and Warrants

2.1          Authorization of Common Shares and Series D Preferred Shares. As of the Closing, the Company shall have authorized the issuance, pursuant to the terms and subject to the conditions of this Agreement of, (i) up to 10,000,000 Series D Preferred Shares, each having

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the rights, preferences, privileges and restrictions as set forth in the Amended Articles and the Amended IRA, (ii) the Warrants, and (iii) up to 3,000,000 Common Shares issuable upon exercise of the Warrants.

2.2          Agreement to Purchase and Sell

(a)           Subject to the terms and conditions hereof, at the Closing, the Company agrees to issue and sell to the Investor, and the Investor hereby agrees to subscribe for and purchase from the Company, that number of Series D Preferred Shares set out opposite the Investor’s name in the second column of Schedule B (the “Purchase Shares”), amounting to the aggregate purchase price amount set out opposite the Investor’s name in the third column of Schedule B. The aggregate consideration for the subscription for and purchase of the Series D Preferred Shares pursuant to this Section 2.2(a) shall be equal to US$47,500,000 (the “Consideration”).

(b)           Subject to the terms and conditions hereof, at the Closing, the Company agrees to issue to the Investor, free of charge, the Series D-1 Warrant and the Series D-2 Warrant.

(c)           At the Closing, the Parties will issue a press release in a form mutually agreeable to the Parties.

2.3          Closing

The consummation of the purchase and sale of the Purchase Shares shall be conducted by remote exchange of signed copies of relevant documents, on a date no later than five (5) Business Days after the fulfillment or waiver of the conditions to the Closing as set forth in Section 5, or at such other place and time as the Company and the Investor may mutually agree upon (the “Closing”, and the date of the Closing, the “Closing Date”).

2.4          Closing Deliverables

(a)           At the Closing, the Company shall deliver or cause to be delivered the following items to the Investor, against payment by the Investor of its Consideration as set forth in Schedule B:

(i)            a duly issued share certificate representing the Purchase Shares purchased by the Investor pursuant to Section 2.2(a);

(ii)           a compliance certificate dated as of the Closing Date signed by a duly authorized representative of each member of the Company Group and by the Founder certifying that all the conditions specified in Section 5 have been fulfilled and stating that there shall have been no Material Adverse Effect since the Statement Date;

(iii)          counterparts of each Transaction Document to which any Warrantor is a party, duly executed by such Warrantor;

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(iv)          copies of the directors’ resolutions and/or shareholders’ resolutions of the Company and other members of the Company Group, where appropriate, approving, among other things, (A) the issuance and sale of the Purchase Shares to the Investor, (B) the issue of new share certificates in respect of the Purchase Shares to the Investor, and (C) the execution of the Transaction Documents to which such member of the Company Group is a party;

(v)           the Amended Articles in the form attached hereto as Exhibit 1 which shall have been duly adopted by all necessary actions of the Board of Directors and/or the Shareholders of the Company and shall have become and remain effective under the Laws of the Cayman Islands;

(vi)          copies of the register of members and register of directors of the Company as of the Closing Date certified by a director of the Company as true copies updated to show the Investor as the holder of the number of Purchase Shares to be purchased at Closing;

(vii)         each of the legal opinions issued by the Cayman Islands legal counsel and the PRC legal counsel of the Company, dated as of the Closing Date, substantially in the form and substance attached hereto as Exhibit 8 and Exhibit 9; and

(viii)        a copy of the Warrantors’ Disclosure Schedule (the “Disclosure Schedule”).

(b)           At the Closing, the Investor shall:

(i)            pay to an account, specified by the Company to the Investor at least five (5) Business Days prior to the Closing Date, by wire transfer in immediately available US$ funds the aggregate purchase price amount set forth opposite its name in the third column of Schedule B hereto; and

(ii)           deliver or cause to be delivered executed counterparts of each Transaction Document to which the Investor is a party.

3.             Representations and Warranties of the Warrantors.

3.1          Subject to such exceptions as may be specifically set forth in the Disclosure Schedule, each member of the Company Group and the Founder (together, the “Warrantors” and each a “Warrantor”), jointly and severally, represents and warrants to the Investor that each of the Company warranties (the “Company Warranties”) as set out in Schedule D is true, accurate, complete, and not misleading as of the date of this Agreement and each of the Company Warranties will continue to be true, accurate, complete and not misleading as of the Closing Date as if repeated on the Closing Date by reference to the facts and circumstances subsisting at that date and on the basis that any reference in the Company Warranties, whether express or implied, to the date of this Agreement is substituted by a reference to the Closing Date.

3.2          Each of the Company Warranties shall be construed as a separate and independent Company Warranty and, except where expressly provided to the contrary, shall not be limited or

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restricted by reference to or inference from the terms of any other Company Warranty or any other terms of this Agreement.

3.3          The Warrantors shall procure that no act shall be performed or omission allowed, either by themselves or by any member of the Company Group in such interval which would result in any of the Company Warranties being breached or misleading at any time up to and including the Closing Date.

3.4          The Warrantors accept that the Investor is entering into this Agreement in reliance upon representations in the terms of the Company Warranties made by the Warrantors with the intention of inducing the Investor to enter into this Agreement and that accordingly the Investor has been induced to enter into this Agreement and each of the Company Warranties.

3.5          The Warrantors undertake to disclose in writing to the Investor anything which is or may constitute a breach of or be inconsistent with any of the Company Warranties immediately after it comes to the notice of any of them both before and at the time of Closing.

4.             Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company, severally and not jointly, that:

4.1          Status. The Investor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation. The Investor is the parent of Enterprise Holdings, Inc., a corporation organized and existing under the laws of Missouri and the corporate parent of certain subsidiaries that operate vehicle rental businesses under the brands of “Enterprise”, “National” and “Alamo”.

4.2          Authorization. The Investor has full power and authority to enter into this Agreement and each of the Transaction Documents to which it is a party, and this Agreement and each of the Transaction Documents to which it is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable against it in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended IRA may be limited by applicable securities Laws.

4.3          Purchase for Own Account. The Purchase Shares, the Warrants purchased hereunder, the Conversion Shares and the Common Shares issuable upon exercise of the Warrants (collectively, the “Purchased Securities”) to be received by the Investor, if any, will be acquired for investment purposes for the Investor’s own account or the account of one or more of the Investor’s Affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor does not have any present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any Contract with any Person to, directly or indirectly, sell, transfer or grant participations, with respect to any of the Purchased Securities, and has not solicited any Person for such purpose.

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4.4          Business Relationship. Except for the Existing Enterprise Outbound Referral Agreement, none of the Investor and its Affiliates has any Contract or business arrangement with any vehicle rental or driving service provider related to operations in the PRC, Hong Kong or Macau which is effective at the date hereof or will become effective after the date hereof.

4.5          Restricted Securities. The Investor understands that the Purchased Securities are characterized as “restricted securities” under U.S. federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor understands that the Purchased Securities have not been qualified or registered under the Laws of any other jurisdiction and therefore may be viewed as restricted securities under any or all of such other applicable securities Laws.

4.6          Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company regarding the terms and conditions of the offering of the Purchased Securities and relating to the business, finances and operations of the members of the Company Group. Notwithstanding the foregoing, each Party acknowledges and agrees that the foregoing shall not in any way limit, reduce or affect the representations and warranties provided by the Warrantors in this Agreement or the right of the Investor to rely thereon.

4.7          Investment Experience. The Investor acknowledges that it is investing in securities of companies in the development stage and that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Securities.

4.8          Status of Investor.

(a)   The Investor is (i) purchasing the Purchase Shares outside the United States in compliance with Regulation S under the Securities Act, or (ii) is an “accredited investor” within the meaning of the Securities and Exchange Commission (the “SEC”) Rule 501 of Regulation D, as presently in effect, under the Securities Act.

(b)   Neither the Investor nor any of its officers, directors, employees, agents, stockholders, partners or Affiliates has been directly or indirectly solicited through any general solicitation (including any registration statement or the prospectus contained therein) and did not become interested in the transaction contemplated in this Agreement by means of a registration statement or the prospectus contained therein.

(c)   The Investor had a pre-existing relationship with the Company prior to the commencement of any discussion in connection with the transaction contemplated in this Agreement.

4.9          Legends. The Investor understands that the certificates evidencing the Purchased Securities issued pursuant to this Agreement may bear the following legend:

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“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.”

4.10        The Investor accepts that the other Parties hereto are entering into this Agreement in reliance upon representations made by the Investor with the intention of inducing the other Parties to enter into this Agreement and that accordingly the other Parties have been induced to enter into this Agreement.

4.11        The Investor undertakes to disclose to the Company anything which is or is reasonably likely to constitute a breach of or be inconsistent with any of the representations and warranties made by the Investor as soon as practicable after it comes to the notice of the Investor both before and at the time of Closing.

5.             Conditions of the Investor’s Obligations at the Closing.

The obligation of the Investor to purchase the Purchase Shares at the Closing is subject to the fulfillment of each of the following conditions (any or all of which may be waived by the Investor) at or prior to the Closing:

(1)           Representations and Warranties. The representations and warranties made by each Warrantor in Section 3 and Schedule D shall be true, correct, accurate, complete and not misleading when made, and shall be true, correct, accurate, complete and not misleading as of the Closing Date with the same force and effect as if they had been made on and as of such date, or as of another date if any representations and warranties are made with respect to such other date.

(2)           Performance. Each Warrantor shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing and shall have obtained and delivered to the Investors all applicable government, regulatory or other approvals, consents, waivers and qualifications necessary to complete the transactions contemplated hereby.

(3)           Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby on the Closing and all documents and instruments incidental to such transactions shall be reasonably satisfactory in substance and form to the Investor, and the Investor shall have received all copies of such documents as it may reasonably request.

(4)           Authorization. Each member of the Company Group and the Founder shall have obtained any and all Approvals necessary for consummation of the transactions contemplated by this Agreement on or prior to the Closing that are required to be obtained on or prior to the Closing, including, but not limited to, the waiver by the existing Shareholders of the

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Company of any anti-dilution rights, rights of first refusal, pre-emptive rights, put or call rights and all similar rights triggered, if any, in connection with the issuance and sale of the Purchase Shares and the Warrants, if required.

(5)           Compliance Certificate At the Closing, each Warrantor shall have delivered to the Investor a certificate, dated the Closing Date, certifying that the conditions specified in this Section 5 have been fulfilled and stating that there shall have been no Material Adverse Effect since the Statement Date.

(6)           Constitutional Documents. The Amended Articles shall have been duly adopted by the Company by all necessary corporate actions of its Board and its Shareholders and shall have become and remain effective under the Laws of the Cayman Islands.

(7)           Execution of Other Transaction Documents. The Company shall have delivered to the Investor a copy of each of the following documents which shall have been duly executed by the parties thereto (other than the Investor in its capacity as such):

(a)           the Amended IRA;

(b)           the Indemnification Agreement;

(c)           the Global Affiliation Agreement;

(d)           the Series D-1 Warrant; and

(e)           the Series D-2 Warrant.

(8)           Board of Directors. The Company shall have taken all necessary corporate actions such that immediately following the Closing, the Board shall have ten (10) members, composed of the following individuals: Ruiping ZHANG, Qian MIAO, Hans TUNG, John ZAGULA, Yan HUANG, Zishuo WU, Yang LI (Samuel LI), Ming Yunn Stephanie HUI, Bin ZHU and Greg STUBBLEFIELD.

(9)           Register of Members. The Investors shall have received a copy of the Company’’s register of members, certified by a director of the Company as true and complete as of the Closing Date, updated to show the Investor as the holder of the number of the Purchase Shares to be purchased at the Closing.

(10)         No Material Adverse Change. There shall not, since the Statement Date, have been any material adverse change to the condition (financial or otherwise) results of operations, assets, regulatory status, business and prospects of the Company Group or the financial markets or economic conditions in general that has had a Material Adverse Effect on the Company Group, taken as a whole.

(11)         Legal Opinions. The Investor shall have received legal opinions from each of the Cayman Islands legal counsel and PRC legal counsel of the Company Group, addressed to the Investor, dated as of the Closing Date and substantially in form and substance attached hereto as Exhibit 8 and Exhibit 9, respectively.

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(12)         Audited Financials. The Investor shall have received the audited consolidated balance sheet, income statement and cash flow statements of the Company for the three fiscal years ended 2009, 2010, and 2011, prepared in accordance with US GAAP by an Auditing Firm and accompanied by a clean, unqualified opinion of such firm. Such balance sheet, income statement and annual cash flow statement shall not deviate from the draft financial statements received by the Investor before the date of this Agreement, unless such deviation does not constitute a Material Adverse Effect on the Company Group.

(13)         Annual and Quarterly Budgets. The Investor shall have received the Company Group’s current business plan and the Company’s annual and quarterly budgets for the fiscal years ending December 31, 2012 and 2013 (the “Budgets”).

(14)         Good Standing. The Investor shall have received a certificate of good standing issued by the appropriate authority of the Cayman Islands in customary form and substance satisfactory to the Investor, dated no earlier than ten days prior to the Closing.

6.             Conditions of the Company’s Obligations at the Closing.

The obligations of the Company to consummate the sale of the Purchase Shares and the issuance of the Warrants to the Investor at the Closing under Section 2 of this Agreement, unless otherwise waived in writing by the Company, are subject to the conditions that (i) the representations and warranties of the Investor contained in Section 4 shall be true and complete and not misleading when made, and shall be true and complete and not misleading on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, (ii) the Investor shall have paid the purchase price for the Purchase Shares in accordance with Section 2.2 hereof, (iii) the Investor shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing, and (iv) with respect to any Transaction Document the Investor is a party, the Investor shall have delivered to each of the other parties to such Transaction Document an original copy thereof duly executed by the Investor.

7.             Covenants; Other Agreements.

7.1          Confidentiality.

(i)            Disclosure of Terms. Each Party acknowledges that the terms and conditions (collectively, the “Financing Terms”) of this Agreement and the other Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby (including without limitation the Term Sheet), and all exhibits, schedules and amendments hereto and thereto, the transactions contemplated hereby and thereby, including their existence, and all information furnished by any Party hereto and by representatives of such Parties to any other Party hereof or any of the representatives of such Parties (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.

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(ii)           Press Releases. The Founder and each member of the Company Group shall not make any announcement disclosing the Investor’s investment in the Company hereunder, any of the Financing Terms or the name of the Investor (or any part or any derivations thereof) in a press release, public announcement, conference, professional or trade publication, mass marketing materials or other public disclosure without obtaining in each instance the prior written consent of the Investor. The Investor may request to review and edit such portion of any announcements in the foregoing sentence as discusses or otherwise refers to the Investor, such as the name and description of the Investor. The Investor shall not make any announcement disclosing its investment in the Company hereunder, any of the Financing Terms or the name of any member of the Company Group or the Founder (or any part or any derivations thereof) in a press release, public announcement, conference, professional or trade publication, mass marketing materials or other public disclosure without obtaining in each instance the prior written consent of the Company. The Company may request to review and edit such portion of any announcements in the foregoing sentence as discusses or otherwise refers to the Company, such as the name and description of any member of the Company Group or the Founder.

(iii)          Permitted Disclosures. Notwithstanding anything in the foregoing to the contrary, and subject to applicable Laws:

(a)           the Company may disclose (a) the Confidential Information to its current or bona fide prospective investors, Affiliates and their respective employees, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, in each case only where such Persons are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 7.1, (b) such Confidential Information as is required to be disclosed pursuant to routine examination requests from Governmental Authorities with authority to regulate the Company’s operations, in each case as the Company deems appropriate in good faith after consultation with the Investor, (c) the Confidential Information in its filings with the SEC or the prospectuses to the public in connection with the public offering of any shares of the Company or any other member of the Company Group, provided that the Investor shall have the right to review and comment on such information for a reasonable period of time (but in any event no more than three (3) business days) prior to its inclusion in such filings, and (d) the Confidential Information to any Person to which disclosure is approved in writing by the Company and the Investor. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 7.1(iv) below.

(b)           the Investor shall have the right to disclose:

(1)           any Confidential Information to any of the Investor’s Affiliates or Representatives; provided, however, that any such Person shall be advised of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 7.1;

(2)           any information as required by Law, Government Authorities, legal process and/or exchanges, subject to the provision in Section 7.1(iv) below; and/or

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(3)           any information contained in press releases or public announcements of the Company pursuant to Section 7.1(ii) above.

(iv)          Legally Compelled Disclosure. Except as set forth in Section 7.1(iii) above, in the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws of any jurisdiction) to disclose any Confidential Information, such Party (the “Disclosing Party”) shall to the extent permitted by law provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure. At the request of the other Parties, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

(v)           Tax Reasons. Notwithstanding anything herein to the contrary, if and to the extent required by any relevant Governmental Authority, the Investor may disclose to such Governmental Authority the Tax treatment and Tax structure of the transactions described herein and all materials of any kind (including Tax opinions or other Tax analyses) that are provided to Investor relating to such Tax treatment or Tax structure. For purposes of this paragraph, “Tax structure” is limited to any facts relevant to the U.S. federal or state income tax treatment of the transactions described herein.

(vi)          Other Exceptions. Notwithstanding any other provision of this Section 7.1, the confidentiality obligations of the Parties under this Section 7.1 shall not apply to: (a) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (b) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; (c) information which was in the public domain or otherwise known to the restricted party before it is furnished to it by another party hereto or, after it is furnished to that restricted party, enters the public domain without breach by that restricted party of this Section 7.1; (d) information disclosed by any director or observer of the Company to its appointer or any of its Affiliates or to any Person to whom disclosure would be permitted in accordance with the foregoing provisions of this Section 7.1 or (e) information which a restricted party develops independently without reference to the Confidential Information.

(vii)         Other Information. The provisions of this Section 7.1 shall terminate and supersede the provisions of any separate nondisclosure agreement previously executed by the parties hereto with respect to the transactions contemplated hereby, including without limitation the Term Sheet.

(viii)        Notices. All notices required under this Section 7.1 shall be made pursuant to Section 8.7 of this Agreement.

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7.2          Use of Proceeds.

(i)            Affirmative Covenant. The Company shall use the proceeds of the sale of the Purchase Shares pursuant to this Agreement to increase its fleet size, fund capital expenditures and potential acquisitions or for other general corporate purposes, subject to any required approval by the Board and Shareholders in accordance with the Amended Articles and the Amended IRA.

(ii)           Negative Covenant. The Company will not take any action with respect to the use of the proceeds of the issue of the Purchase Shares that would result in a violation by any person investing or participating in the issue of the Purchase Shares of any regulation or statute administered by the Office of Foreign Assets Control of the United States Treasury Department (“U.S. Economic Sanctions”), including, without limitation, using the proceeds of the issue of the Purchase Shares to fund, directly or indirectly, any business activities with, or for the benefit of, a government, national, resident or legal entity of Cuba, Sudan, Iran, or any other country with respect to which U.S. persons, as defined in U.S. Economic Sanctions, are prohibited from doing business.

7.3          Compliance with Laws. Each member of the Company Group shall, and the Founder shall cause each member of the Company Group to, use their respective commercially reasonable efforts to comply in all material respects with all applicable Laws, including but not limited to applicable PRC rules and regulations relating to the Business, Intellectual Property, taxation, employment and social welfare and benefits.

Without prejudicing the generality of the foregoing paragraph, after the Closing and upon the written request of the Investor, the relevant member of the Company Group shall, and the Founder shall cause such member to, use commercially reasonable efforts to rectify any non-compliance with applicable Laws.

7.4          Compliance with Laws Regarding Anti-Bribery, Anti-Corruption, Anti- Money Laundering and Sanctions.

(i)            Each member of the Company Group shall comply with all anti-bribery, anti-corruption and anti-money laundering Laws as referred to in Section 17 of Schedule D.

(ii)           Each member of the Company Group and its Representatives shall:

(1)           remain in compliance with all applicable anti-bribery or anti-corruption Laws, including those prohibiting the bribery of Public Officials;

(2)           shall not unlawfully authorize, offer, be a party to, make any payments or provide anything of value directly or indirectly to any Public Officials; and

(3)           shall not use, commit to have the intention of using the payments received, or to be received, by them from the Investor for any purpose that could constitute a violation of any applicable Laws.

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(iii)          Each member of the Company Group and its Representatives shall comply with all applicable anti-money-laundering Laws and each member of the Company Group has or shall establish and maintain an anti-money-laundering program in accordance with all applicable Laws.

(iv)          Each member of the Company Group shall promptly notify the Investor if any Representatives are Public Officials.

(v)           Each member of the Company Group shall promptly notify the Investor if any member of the Company Group conducts or agrees to or intends to conduct any business, or enter into or agree to enter into any transaction with a Person, in Iran, Myanmar, Sudan or Cuba.

7.5          Covenants on Validity of Approvals. Each member of the Company Group shall, and the Founder shall cause each member of the Company Group to, use their respective commercially reasonable efforts to maintain at all times the validity of, and comply with all legal and regulatory requirements with respect to, the material Approvals that it has obtained and shall be obtained after the Closing for the conduct of its Business.

7.6          Compliance with SAFE Rules and Regulations. As soon as practicable after the Closing Date, each Company Security Holder who is a Domestic Resident or has Domestic Resident(s) as its beneficial owner shall register, or shall successfully cause such beneficial owner to register, if such Company Security Holder or beneficial owner has not already registered, with the relevant local SAFE in connection with such Company Security Holder’s participation in the investment and operations of the Company Group and the consummation of the transactions as contemplated by this Agreement, where applicable, in compliance with the registration and any other requirements of the SAFE Rules and Regulations, and shall thereafter apply for and complete all necessary filings or registrations (including filing the amendments to the previous registrations) as required by the SAFE Rules and Regulations, including the filing with respect to the consummation of the transactions as contemplated by this Agreement. Each member of the Company Group shall take all requisite action to urge and cause each Company Security Holder to comply with the foregoing provision. None of the members of the Company Group shall conduct any foreign exchange activity if such activity violates any SAFE Rules and Regulations.

7.7          Standstill. Without limiting the applicability of any other provisions of the Transaction Documents, the Investor undertakes that it shall not transfer, sell, assign, pledge, hypothecate, or otherwise encumber or dispose of any shares of the Company that it holds within one year after the Closing Date except for the sale of any such shares to the Company or any holder of Preferred Shares that complies with all applicable provisions in the Amended IRA and Amended Articles. Without the approval of the Board of Directors, the Investor shall not, within one (1) year after the Closing Date, purchase or offer to purchase any shares of the Company (except upon the exercise of (x) the Warrants or (y) its right of first refusal in accordance with Section 3.7 of the Amended IRA) that would result in the Investor holding 20% or more of the Company’s total shares then issued and outstanding.

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7.8          Closing. Each Party shall work expeditiously with each other in good faith towards the Closing and will not, directly or indirectly, do any act or thing which is intended or might reasonably be expected to prevent or delay Closing.

7.9          Covenants Prior to a Qualified IPO. Before the proposed date of a Qualified IPO, the Company shall, or shall procure a member of the Company Group to, do any act which is reasonable and necessary to satisfy the requirements of any stock exchange or regulatory body for the purpose of achieving a Qualified IPO.

7.10        Lease. The Company shall comply, and as applicable shall procure each member of the Company Group to comply, with all the applicable laws and regulations relating to leasing properties and to rectify all existing title defects with respect to all the properties leased by the Company Group, except where such failure to do so would not have a Material Adverse Effect on the Company Group.

7.11        Intellectual Property Rights. The Company shall, and shall procure that the relevant member(s) of the Company Group, register, or apply for the registration of, all previously unregistered but registrable intellectual property rights related to the business of the Company Group, including but not limited to any trademarks, service marks, copyrights and domain names.

7.12        Licensing. The Company shall, and shall procure the relevant PRC Entity and third party service providers which the Company Group has engaged to provide car rental services to customers in a city where the Company has not obtained a valid operational permit, to, obtain, within three months after the Closing Date, all of the applicable licenses, authorizations, approvals, permits, registrations, and certificates for each member of the Company Group, their respective drivers, vehicles and staff (including but not limited to car licenses) necessary for conducting their respective business and operations but not previously obtained; provided, however, that with respect to cities as listed in Schedule F in which such licenses, authorizations, approvals, permits, registrations and certificates have not been obtained, the Company shall, and shall procure the relevant PRC Entity to, obtain such licenses, authorizations, approvals, permits, registrations and certificates as soon as reasonably practicable following the Closing Date. Where the Company Group appoints a third party to provide car rental services and/or driving services to the Company Group’s customers in a city where there is no PRC Entity or operational branch of any of the PRC Entities, the Company shall procure that the relevant member of the Company Group shall ensure that (a) the relevant member of the Company Group is permitted to sub-contract the services under the contract with its customers; (b) the Company shall use its best efforts to require that such third party, the drivers assigned by such third party and the vehicles used by the third party for such services shall comply with the requisite licenses and permits under Laws of the PRC to the same extent as the Company, except where the failure to possess such license or permit will not have a Material Adverse Effect on the Company and the Company will report on a regular basis as instructed by the Investor to the Investor the status of any non-compliance with such requirements and the efforts being undertaken to achieve compliance until full compliance is achieved; (c) such third party has provided satisfactory covenants to the relevant member of the Company Group to be in compliance with all Laws of the PRC; and (d) any and all invoices issued by the relevant

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member of the Company Group shall be supported by valid legal contracts and in compliance with all applicable Laws of the PRC and generally accepted accounting principles.

7.13        Social Security. The Company shall, and shall procure each member of the Company Group to, comply with all of the applicable laws and regulations relating to the social security fund and the housing provident fund.

7.14        Budgets. The Budgets are forecasts prepared by the Company in good faith. No member of the Company Group or any director, officer or employee of any member of the Company Group shall be held liable for any deviations from such Budgets in the absence of fraud or willful misstatements.

7.15        Conduct of Business before Closing. The Founder shall procure that between the date of this Agreement and Closing each member of the Company Group shall carry on its business, as carried on as at the date of this Agreement, in the normal course and shall not do anything which would require the consent or approval of the Investor or a Series D Director under the Amended IRA (assuming the Amended IRA had already been executed).

7.16        Founder’s Other Business. The Founder undertakes not to take part in the management (whether as a director or otherwise) of, or to provide services to, any companies or business other than the Company Group without the prior written consent of the Investor. For the avoidance of doubt, the Founder is permitted to act as non-executive director in no more than three companies at the same time.

7.17        Non-compete.

(i)            The Company agrees that, without the Investor’s consent, it will not open any new office outside the PRC, Hong Kong and Macau conducting car rental business in the place of such new office.

(ii)           Each member of the Company Group agrees that, without the Investor’s consent, it will not (a) become an Associated Person of any vehicle rental or driving service provider that has operations outside the PRC, Hong Kong and Macau (except for the Investor and its Affiliates), (b) take an (direct or indirect) economic or ownership interest in or otherwise Control, have the right to appoint any director or senior officer to the board of directors or management of, provide debt financing or any other financial facilities to, or have any profit-sharing arrangements with any vehicle rental, driving service or car-sharing or similar service provider that has operations outside the PRC, Hong Kong and Macau, (c) provide vehicle rental or driving services outside the PRC, Hong Kong and Macau, (d) grant the license or permit the use of the “eHi” brand outside the PRC, Hong Kong and Macau to any third party other than the Investor or its Affiliates or another member of the Company Group, or (e) enter into any network, partnership, alliance, affiliation or analogous agreements with any vehicle rental company with operations outside the PRC, Hong Kong and Macau (other than the Investor and its Affiliates).

(iii)          The Investor agrees that it will not, and it will cause its Affiliates not to, (a) engage in any vehicle rental or driving services or car-sharing services in the PRC, Hong

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Kong or Macau, or become an Associated Person of any vehicle rental, driving service or car-sharing or similar service provider that has operations in the PRC, Hong Kong or Macau, provided that the Investor or any of its Affiliates may engage in any vehicle rental, or driving services in Hong Kong or Macau and/or may become an Associated Person of any vehicle rental or driving service provider that has operations in Hong Kong or Macau after the second anniversary of the Closing Date if no member of the Company Group has any operations in Hong Kong or Macau at the time the Investor or any of its Affiliates engages in such vehicle rental, or driving services in Hong Kong or Macau, or becomes such an Associated Person, and provided further that the prohibition in this clause (a) shall not apply to Taiwan; (b) take an (direct or indirect) economic or ownership interest in or otherwise Control, have the right to appoint any director or senior officer to the board of directors or management of, provide debt financing or any other financial facilities to, or have any profit-sharing arrangements with, any vehicle rental or driving service or car-sharing service or similar provider that has operations in the PRC, Hong Kong or Macau; (c) provide vehicle rental or driving services or car-sharing service or similar in the PRC, Hong Kong or Macau, provided that the Investor or any of its Affiliates may conduct marketing activities in the PRC, Hong Kong or Macau for its car rental services outside the PRC, Hong Kong and Macau; (d) grant a license or permit the use of any of the “Enterprise”, “National” or “Alamo” brands in the PRC, Hong Kong or Macau to any third party other than the Group Companies (other than pursuant to the Existing Enterprise Outbound Referral Agreement for a period not to exceed 90 days after the Closing Date and other than outbound referral, sales and marketing agreements with general sales agents and any other third parties that are not vehicle rental companies, or driving services, car-sharing or similar service providers or the Affiliates or agents thereof), or (e) enter into any network, partnership, alliance, affiliation or analogous agreements with another vehicle rental, driving service or car-sharing or similar service provider with operations in the PRC, Hong Kong or Macau.

(iv)          The foregoing provisions under clauses (i) through (iii) above shall terminate upon the occurrence of either (i) the equity interest held by the Investor in the Company becoming less than 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis, or (ii) the Investor no longer having any representative, either a director or an observer, on the Board of Directors.

(v)           The Investor undertakes to terminate or cause to be terminated, the Enterprise Outbound Referral Agreement within 90 days after the Closing Date.

8.             Miscellaneous.

8.1          Termination; Survival.

(i)            This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time before the Closing: (i) by mutual written agreement of the Company and the Investor; (ii) by the Investor in the event any of the closing conditions as set forth in Section 5 herein shall have not been satisfied or waived by the Investor on or before the date that is forty-five (45) days after the date hereof; and (iii) by the Company if the Investor does not proceed with Closing by March 31, 2012.

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(ii)           The representations and warranties set forth under Schedule D and any covenants and agreements of the Founder and the Company Group members contained in or made pursuant to this Agreement shall survive after the Closing and such representations, warranties, covenants and agreements shall in no way be affected by any due diligence or investigation of the subject matter thereof made by or on behalf of the Investor or any other Party hereto and any facts which are known to the Investor at the time of this Agreement.

(iii)          Subject to Section 8.1(ii) above, if this Agreement is terminated pursuant to Section 8.1(i) above, this Agreement shall forthwith become null and void, and there shall be no liability or obligation on the part of the Company or the Investor (or any of its respective officers, directors, employees, agents or other Representatives or Affiliates) under this Agreement or in connection with the transactions contemplated hereby, except that such termination shall not relieve any breaching party from liability hereunder from breach of any representation or warranty contained herein or any breach of any covenant or agreement contained herein.

8.2          Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the Parties hereto, provided that the Investor may assign its rights and obligations to an Affiliate of such Investor without consent of the other Parties under this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or Liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3          Indemnity.

(i)            Each of the Warrantors hereby agrees to jointly and severally indemnify and hold harmless the Investor, and the Investor’s employees, Affiliates, agents and assigns, from and against any and all Indemnifiable Losses suffered by the Investor, or the Investor’s employees, Affiliates, agents and assigns, as a result of, or based upon or arising from any breach or nonperformance of any of the certificates, representations, warranties, covenants or agreements made or given by the Warrantors in or pursuant to this Agreement or any of the other Transaction Documents.

(ii)           The Company hereby agrees to indemnify and hold harmless the Investor and the Investor’s employees, Affiliates, agents and assigns, from and against any and all Indemnifiable Losses suffered by the Investor or the Investor’s employees, Affiliates, agents and assigns, arising from any claims by any third party (including but not limited to any other shareholder of the Company Group or any other potential investor) as a result of any of the transactions or acts contemplated under any of the Transaction Documents to the broadest extent permitted by applicable law.

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(iii)          Each of the Company and the Founder hereby agrees to indemnify and hold harmless the Company and the Investor and the Investor’s employees, Affiliates, agents and assigns, from and against any and all Indemnifiable Losses suffered by the Company and/or the Investor or the Investor’s employees, Affiliates, agents and assigns, arising from:

(a)           any penalties imposed on any member of the Company Group by SAIC or any other relevant government authority for non-compliance with the applicable laws and regulations relating to any capital increase of any member of the Company Group carried out before the Closing;

(b)           any penalties imposed on any member of the Company Group by SAFE or any other relevant government authority for non-compliance with the applicable laws and regulations relating to any remittance of foreign currencies by any member of the Company Group carried out before the Closing;

(c)           failure by the Company Group to obtain all the licenses, permits, registrations and certificates necessary for the Company Group to conduct its business;

(d)           failure by the Company Group to register any of the trademarks used by any member of the Company Group as at the date of this Agreement;

(e)           any outstanding payments to the social security funds and/or to the housing provident fund as at the Closing Date which are requested by the relevant government authority to be repaid by the relevant member of the Company Group, and any penalties imposed on any member of the Company Group by any relevant government authority for non-compliance with any laws and regulations relating to the social security funds and/or the housing provident fund;

(f)            any penalties imposed on any member of the Company Group by any relevant government authority for failing to comply with the statutory minimum wage requirements; and

(g)           any claims brought by any Series A Investor, a Series B Investor or a Series C Investor under any share purchase agreement with the Company or any member of the Company Group.

(iv)          Any Party seeking indemnification with respect to any Indemnifiable Loss (an “Indemnified Party”) shall give written notice to the party or parties required to provide indemnity hereunder (the “Indemnifying Party”).

(v)           If any claim, demand or Liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified

27

Party in respect of matters embraced by the indemnity under this Section 8.3. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party, provided, however, that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party or is not allowed to control its defense, judgment against the Indemnified Party shall only constitute presumptive evidence against the Indemnifying Party.

(vi)          This Section 8.3 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

(vii)         If a claim for indemnification (an “Initial Claim”) is made in writing against any member of the Company Group or any Warrantor or the Founder (whether under this Section 8.3 or otherwise) by any person that is a Series A Investor, a Series B Investor, a Series C Investor or any other existing Shareholder (any such person a “Claimant”), that person (and the Company, the relevant Warrantor and, as applicable, the Founder) shall promptly give notice of the Initial Claim to the Investor (and no Initial Claim may be pursued against any member of the Company Group, a Warrantor or the Founder unless and until such notice has been properly given by the Claimant). If, following receipt of such notice, a claim for indemnification is made in writing by the Investor against any member of the Company Group, a Warrantor or the Founder on the basis of underlying acts or omissions that are substantially the same as those of the Initial Claim (any such claim by the Investor being a “Series D Claim”), then the Series D Claim and the Initial Claim shall rank on a pari passu basis.

(viii)        Without limiting Section 8.3(vii) above, if a claim for indemnification (a “First Claim”) is made against any member of the Company Group or any Warrantor or the Founder (whether under this Section 8.3 or otherwise) by the Investor (the “Series D Claimant”) and, separately, by any other existing Shareholder (the “Second Claim”) in circumstances where the underlying acts or omissions that are relevant in the First Claim are substantially the same as those of the Second Claim, then the First Claim and the Second Claim shall rank on a pari passu basis.

(ix)          For the purposes of this Section 8.3, the Indemnifiable Losses of an Indemnified Party shall include a quantifiable diminution in the value of any member of the Company Group (to the extent only that such diminution in value has not been made good (x) by the Founder, or (y) by recovery under any claim against a third party) arising out of a matter the subject of the indemnities in Sections 8.3(i), (ii) and/or (iii) (the “Relevant Diminution”), which diminution shall be deemed to be an Indemnifiable Loss of the relevant Indemnified Party of an amount equal to a percentage of the amount of the Relevant Diminution that is equal to the percentage interest of that Indemnified Party in the share capital of the Company (on an as-converted basis).

8.4          Tax and Social Insurance Expenses. Notwithstanding Section 8.3, the Founder shall pay to the relevant member of the Company Group the full amount of any penalties, fines,

28

costs and expenses, incurred as a result of any failure by any member of the Company Group to pay any Taxes or social insurance contributions owed by it (both as a taxpayer and a withholding agent) prior to the Closing or attributable to its operational period prior to the Closing, provided that, the Founder shall not be obligated to pay any outstanding Taxes or social insurance contributions or any underpayment thereof owed by a member of the Company Group to the relevant government authority

8.5          Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong.

8.6          Dispute Resolution.

(i)            Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(ii)           If the Dispute is not resolved within thirty (30) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(iii)          The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. There shall be one (1) arbitrator who shall be qualified to practice Law in Hong Kong chosen by the Secretary General of the HKIAC.

(iv)          The arbitration proceedings shall be conducted in English. If the HKIAC Administered Arbitration Rules are in conflict with the provisions of this Section 8.6, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.6 shall prevail.

(v)           The arbitrator shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive Law.

(vi)          Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(vii)         The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the provisions of this Section 8.6.

(a)           In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations,

29

order that the proceedings be consolidated before the Principal Tribunal if (1) there are issues of fact and/or law common to the arbitrations, (2) the interests of justice and efficiency would be served by such a consolidation, and (3) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(b)          The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly. All parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(c)           If the Principal Tribunal makes an order for consolidation, it: (1) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (2) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (3) may also give such directions as it considers appropriate (i) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under this Section 8.6); and (ii) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(d)           Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order. Such cessation is without prejudice to (1) the validity of any acts done or orders made by such arbitrators before termination, (2) such arbitrators’ entitlement to be paid their proper fees and disbursements and (3) the date when any claim or defense was raised for the purpose of applying any limitation period or any like rule or provision.

(e)           The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 8.6 where such objections are based solely on the fact that consolidation of the same has occurred.

(viii)        During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(ix)          The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

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8.7          Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 8.7). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, prepaying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

8.8          Fees and Expenses. Each Party hereto shall pay all of its own Taxes, costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.

8.9          Finder’s Fee.

(i)            Each of the Warrantors and the Investor represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction, except as disclosed in the Disclosure Schedule.

(ii)           The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. Each Warrantor agrees, jointly and severally, to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Warrantor or any of its officers, employees or representatives is responsible and is not disclosed in the Disclosure Schedule.

8.10        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11        Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Founder and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the Parties hereto.

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8.12        No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

8.13        Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

8.14        Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any Party, shall be cumulative and not alternative.

8.15        No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

8.16        Headings and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by, “but not limited to”, (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars or to “US$” are to currency of the United States of America (and shall be deemed to include reference to the equivalent amount in other currencies).

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8.17        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

8.18        No Commitment for Additional Financing. The Company acknowledges and agrees that the Investor has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other financial assistance, other than the purchase of the Purchased Securities as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by the Investor or its representatives prior to, on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by the Investor or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any other financing or investment may only be created by a written agreement, signed by the Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other financial assistance.

8.19        Entire Agreement. This Agreement and the Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. For the avoidance of doubt, this Agreement shall be deemed to terminate and supersede the provisions of the Term Sheet and any letter of intent, memorandum of understanding, confidentiality and nondisclosure agreement, or any other agreement executed between the Investor and the Company prior to the date of this Agreement, none of which agreements, including the Term Sheet, shall continue.

8.20        Conflict with Articles. In the event of any conflict between the provisions of this Agreement and the provisions of the Amended Articles, as between the parties to this Agreement the provisions of this Agreement shall prevail. The parties agree to use their best endeavors to take such steps and, without limitation to the generality of the foregoing, to exercise the voting rights in respect of all shares of the Company held by them and to amend the Amended Articles in such manner as the Company is advised by its Cayman Islands counsel will remove any such conflict and give effect to the provisions of this Agreement.

8.21        No Negotiation. During the period from the date hereof until (i) the date that is forty-five (45) days after the date hereof or (ii) the Closing Date (whichever is earlier) (the “No Negotiation Period”), other than discussions with the Investor regarding the transactions contemplated hereby or in connection with a Qualified IPO, none of the Company Group members and the Founder shall, directly or indirectly, through any officer, director, agent or otherwise, make, solicit, initiate or encourage submission of any proposal or offer from any Person (including any of its officers or employees) relating to any acquisition of any equity

33

securities in or material assets of the Company Group (a “Transaction Proposal”). Each member of the Company Group and the Founder shall immediately cease and cause to be terminated all ongoing contacts or negotiations, if any, with respect to any Transaction Proposal. During the No Negotiation Period, each member of the Company Group and the Founder shall promptly notify the Investor if any Transaction Proposal, or any inquiry or contact with any Person with respect thereto, is made and shall promptly provide the Investor with such information regarding such Transaction Proposal, inquiry or contact as the Investor may request.

[The remainder of this page has been left intentionally blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:	eHI AUTO SERVICES LIMITED

	By:	/s/ Ruiping Zhang
Name:
Capacity:
	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Series D Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	EHI AUTO SERVICES (HONG KONG) HOLDING LIMITED

By:
Name:
	Capacity:	Director
	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

SHUZHI INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

EHI AUTO SERVICES (JIANGSU) CO., LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Series D Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	SHANGHAI EHI CAR RENTAL CO., LTD

	By:	/s/ Ruiping Zhang
Name:
Capacity:
	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

BEIJING EHI CAR RENTAL CO., LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Series D Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	JINAN EHI CAR RENTAL CO., LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

CHONGQING EHI CAR RENTAL CO., LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Series D Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	HAINAN EHI SELF DRIVE CAR SERVICES CO., LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

WUXI EHI CAR RENTAL CO., LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

GUANGZHOU HAIDA CAR RENTAL CO. LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
	Address:	1005, First Floor,
436 Yanlin Road
Tianhe District, Guangzhou
	Fax:	+86 20 8770 5193
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Series D Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	SHENYANG SHENHAI CAR RENTAL CO., LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address:

Fax:
Attn:

SHENZHEN EHI CAR REPAIR SERVICES CO., LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address:

Fax:
Attn:

[Signature Page to Share Purchase Agreement

for the Issuance of Series D Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	SHANGHAI SMART BRAND AUTO DRIVING SERVICES CO., LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address:

Fax:
Attn:

BEIJING SMART BRAND SUNSHINE LABOUR SERVICES CO., LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address:

Fax:
Attn:

CHONGQING SMART BRAND AUTO DRIVING TECHNIQUE SERVICES CO., LTD.

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address:

Fax:
Attn:

[Signature Page to Share Purchase Agreement

for the Issuance of Series D Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDER:

By:	/s/ Ruiping Zhang
Name: Ruiping Zhang
ID/PASSPORT Number: 711188529
	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121

[Signature Page to Share Purchase Agreement

for the Issuance of Series D Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

INVESTOR:	THE CRAWFORD GROUP, INC.

	By:	/s/ William W. Snyder
	Name:	William W. Snyder
	Capacity:	Vice President
	Address:	600 Corporate Park Drive
Saint Louis, MO 63105 U.S.A.
	Fax:	(314) 512-5226

[Signature Page to Share Purchase Agreement

for the Issuance of Series D Preferred Shares in eHi Auto Services Limited]

SCHEDULE A

MEMBERS OF THE COMPANY GROUP

Name	Type & Jurisdiction	Address

eHi Auto Services Limited	Limited Liability Company Cayman Islands	the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands

eHi Auto Services (Hong Kong) Holding Limited 一嗨汽车服务（香港）控股有限公司	Company Limited by Shares Hong Kong	12th Floor Ruttonjee House, 11 Duddell Street, Central, Hong Kong

Shuzhi Information Technology (Shanghai) Co., Ltd. 树知信息技术（上海）限公司	Wholly Foreign — owned Enterprise PRC	Unit 406, Block 49, 555 Wenxi Road, Shanghai (上海市闻喜路555弄49号406室)

eHi Auto Services (Jiangsu) Co., Ltd. 一嗨汽车服务（江苏）有限公司	Wholly Foreign — owned Enterprise PRC	No. 668, Shi Er Road, Dingmao Jing, New District, Zhenjiang, Jiangsu Province (镇江新区丁卯经十二路668号)

Shanghai eHi Car Rental Co., Ltd. 上海一嗨汽车租赁有限公司	Sino-foreign Equity Joint Venture PRC	Unit 409, Block 49, 555 Wenxi Road, Shanghai (上海市闻喜路555弄49号409室)

Beijing eHi Car Rental Co., Ltd. 北京一嗨汽车租赁有限公司	Limited Liability Company PRC	Unit 1, 11/F, Block 5, 38 Garden Road North, Haidian District, Beijing (北京市海淀区花园北路38号5号楼11层1号)

Jinan eHi Car Rental Co., Ltd. 济南一嗨汽车租赁有限公司	Limited Liability Company PRC	Suite 111, Block No.2, Building No.6, Qun Sheng Hua Cheng, Jing Yi Wei Liu Road, Huaiyin District, Jinan, Shandong Province (济南市槐荫区经一纬六路群盛华城6号楼2单元111室)

Chongqing eHi Car Rental Co., Ltd. 重庆一嗨汽车租赁有限公司	Limited Liability Company PRC	Sub No. 49, 56 Taishan Avenue East Section, Northern New District, Chongqing

(重庆市北部新区泰山大道东段56号附49号)

Hainan eHi Self Drive Car Services Co., Ltd. 海南一嗨自驾车服务有限公司	Limited Liability Company PRC	Shop B12, 1/F, Hui Jin Ming Cheng, No. 27 Da Tong Road, Haikou, Hainan Province (海口市大同路27号汇锦名城一层B12商铺)

Wuxi eHi Car Rental Co., Ltd. 无锡一嗨汽车租赁有限公司	Limited Liability Company PRC	37 Beida Street, Beitang District, Wuxi, Jiangsu Province (无锡市北塘区北大街37号)

Guangzhou Haida Car Rental Co. Ltd. Ltd. 广州嗨达汽车租赁有限公司	Limited Liability Company PRC	Shop 1005, First Floor, 436 Yanling Road, Tianhe District, Guangzhou, Guangdong Province (广州市天河区燕岭路436号首层自编1005铺)

Shenyang Shenhai Car Rental Co., Ltd. 沈阳沈嗨汽车租赁有限公司	Limited Liability Company PRC	No.176 Xiao Shen Zi Street, Dadong District, Shenyang, Liaoning Province (沈阳市大东区小什字街176号)

Shenzhen eHi Car Repair Services Co., Ltd. 深圳一嗨汽车维修服务有限公司	Limited Liability Company PRC	Suite 101, Block 3, Zhuguang Second Industrial Zone, Taoyuan Jie Dao, Nanshan District, Shenzhen, Guangdong Province (深圳市南山区桃源街道珠光第二工业区3栋101室)

Shanghai Smart Brand Auto Driving Services Co., Ltd. 上海智明汽车驾驶服务有限公司	Limited Liability Company PRC	Suite 3226, 3/F, No.471 Fen Xi Road, Shanghai (上海市汾西路471号三楼3326室)

Beijing Smart Brand Sunshine Labour Services Co., Ltd. 北京智明阳光劳务服务有限公司	Limited Liability Company PRC	2-0721, 7/F, Block 16, Yi Cheng Yuan, Cheng Nan Jia Yuan, Fengtai District, Beijing (北京市丰台区城南嘉园益城园16号楼7层2-0721)

Chongqing Smart Brand Auto Driving Technique Services Co., Ltd. 重庆智明汽车驾驶技术服务有限公司	Limited Liability Company PRC	Sub No.49, No.56 Taishan Avenue East Section, Yubei District, Chongqing (重庆市渝北区泰山大道东段56号附49)

SCHEDULE B

SCHEDULE OF INVESTMENT PARTICULARS

CLOSING

	Number of Series D	Cash Consideration Payable
Investor Name	Preferred Shares	for Series D Preferred Shares
THE CRAWFORD GROUP, INC.	10,000,000	US$	47,500,000
Total	10,000,000	US$	47,500,000

SCHEDULE C-1

CAPITALIZATION TABLE

Fully Diluted Capitalization Immediately prior to the Closing:

Name of Shareholder	Class of Shares	Total number of share issued	Percentage based on Number of Shares issued	Number of Shares under Option	Number of Shares convertible from Bonds*	Total Number of Shares***	Percentage based on Number of Shares issued and convertible from Options and Bonds
Ruiping Zhang	Common	5,869,570	14.47%	2,804,650	0	8,674,220	16.45%
	Total	5,869,570	14.47%	2,804,650	0	8,674,220	16.45%
Prime Gift Group Limited	Common	227,272	0.56%	234,300	0	461,572	0.88%
	Total	227,272	0.56%	234,300	0	461,572	0.88%
ESOP**	Common	0	0.00%	1,261,780	0	1,261,780	2.39%
	Total	0	0.00%	1,261,780	0	1,261,780	2.39%
ROCK STEADY INVESTME NTS LIMITED	Series B Preferred	820,284	2.02%	0	0	820,284	1.56%
	Total	820,284	2.02%	0	0	820,284	1.56%
Qiming Venture Partners II, L.P.	Series A Preferred	3,856,212	9.51%	0	0	3,856,212	7.31%
	Series B Preferred	2,754,969	6.79%	0	0	2,754,969	5.22%
	Series C Preferred	2,117,628	5.22%	0	0	2,117,628	4.02%
	Common	0	0.00%	192,810	194,292	387,102	0.73%
	Total	8,728,809	21.52%	192,810	194,292	9,115,911	17.28%
Qiming Venture Partners II-C, L.P.	Series A Preferred	337,671	0.83%	0	0	337,671	0.64%
	Series B Preferred	241,241	0.59%	0	0	241,241	0.46%
	Series C Preferred	185,431	0.46%	0	0	185,431	0.35%
	Common	0	0.00%	16,884	17,013	33,897	0.06%
	Total	764,343	1.88%	16,884	17,013	798,240	1.51%
Qiming Managing Directors Fund II, L.P.	Series A Preferred	56,117	0.14%	0	0	56,117	0.11%
	Series B Preferred	40,090	0.10%	0	0	40,090	0.08%
	Series C Preferred	30,817	0.08%	0	0	30,817	0.06%
	Common	0	0.00%	2,806	2,827	5,633	0.01%
	Total	127,024	0.31%	2,806	2,827	132,657	0.25%
Ignition Growth Capital I, L.P.	Series A Preferred	742,217	1.83%	0	0	742,217	1.41%
	Series B Preferred	1,047,028	2.58%	0	0	1,047,028	1.99%
	Series C Preferred	1,177,290	2.90%	0	0	1,177,290	2.23%
	Common	0	0.00%	37,111	2,119,107	2,156,218	4.09%
	Total	2,966,535	7.31%	37,111	2,119,107	5,122,753	9.71%
Ignition Growth Capital Directors Fund I, LLC	Series A Preferred	7,783	0.02%	0	0	7,783	0.01%
	Series B Preferred	10,978	0.03%	0	0	10,978	0.02%
	Series C Preferred	12,345	0.03%	0	0	12,345	0.02%
	Common	0	0.00%	389	22,221	22,610	0.04%
	Total	31,106	0.08%	389	22,221	53,716	0.10%

CDH Car Rental Service Limited	Series B Preferred	5,676,202	13.99%	0	0	5,676,202	10.76%
	Series C Preferred	3,734,835	9.21%	0	0	3,734,835	7.08%
	Common	0	0.00%	100,000	1,070,664	1,170,664	2.22%
	Total	9,411,037	23.20%	100,000	1,070,664	10,581,701	20.06%
JAFCO Asia Technology Fund IV	Series B Preferred	1,418,998	3.50%	0	0	1,418,998	2.69%
	Series C Preferred	933,674	2.30%	0	0	933,674	1.77%
	Common	0	0.00%	25,000	428,266	453,266	0.86%
	Total	2,352,672	5.80%	25,000	428,266	2,805,938	5.32%
New Access Capital International Limited	Series B Preferred	113,524	0.28%	0	0	113,524	0.22%
	Series C Preferred	74,697	0.18%	0	0	74,697	0.14%
	Common	0	0.00%	2,000	428,266	430,266	0.82%
	Total	188,221	0.46%	2,000	428,266	618,487	1.17%
GS Car Rental HK Limited	Series C Preferred	7,915,951	19.51%	0	0	7,915,951	15.01%
	Total	7,915,951	19.51%	0	0	7,915,951	15.01%
GS Car Rental HK Parallel Limited	Series C Preferred	1,165,714	2.87%	0	0	1,165,714	2.21%
	Total	1,165,714	2.87%	0	0	1,165,714	2.21%
Eastern Wisdom Capital Investments Limited	Common	0	0.00%	0	642,398	642,398	1.22%
	Total	0	0.00%	0	642,398	642,398	1.22%
Longwick Capital Limited	Common	0	0.00%	0	856,531	856,531	1.62%
	Total	0	0.00%	0	856,531	856,531	1.62%
Gem Power International Limited	Common	0	0.00%	0	1,713,062	1,713,062	3.25%
	Total	0	0.00%	0	1,713,062	1,713,062	3.25%
Total		40,568,538	100.00%	4,677,730	7,494,647	52,740,915	100.00%

*Assuming full conversion immediately after CB closing at a price of $4.67 per share.

**The number does not include the option granted to Ruiping Zhang and Prime Gift Group Limited. The number includes the options which have been reserved but not yet granted.

***On a fully diluted basis

SCHEDULE C-2

CAPITALIZATION TABLE

Fully Diluted Capitalization Immediately after the Closing:

Name of Shareholder	Class of Shares	Total number of share issued	Percentage based on Number of Shares issued	Number of Shares under Option/Warrant	Number of Shares convertible from Bonds*	Total Number of Shares***	Percentage based on Number of Shares issued and convertible from Options and Bonds
Ruiping Zhang	Common	5,869,570	11.61%	2,804,650	0	8,674,220	13.19%
	Total	5,869,570	11.61%	2,804,650	0	8,674,220	13.19%
Prime Gift Group Limited	Common	227,272	0.45%	234,300	0	461,572	0.70%
	Total	227,272	0.45%	234,300	0	461,572	0.70%
ESOP**	Common	0	0.00%	1,261,780	0	1,261,780	1.92%
	Total	0	0.00%	1,261,780	0	1,261,780	1.92%
ROCK STEADY INVESTMENTS LIMITED	Series B Preferred	820,284	1.62%	0	0	820,284	1.25%
	Total	820,284	1.62%	0	0	820,284	1.25%
Qiming Venture Partners II, L.P.	Series A Preferred	3,856,212	7.63%	0	0	3,856,212	5.87%
	Series B Preferred	2,754,969	5.45%	0	0	2,754,969	4.19%
	Series C Preferred	2,117,628	4.19%	0	0	2,117,628	3.22%
	Common	0	0.00%	192,810	194,292	387,102	0.59%
	Total	8,728,809	17.26%	192,810	194,292	9,115,911	13.87%
Qiming Venture Partners II-C, L.P.	Series A Preferred	337,671	0.67%	0	0	337,671	0.51%
	Series B Preferred	241,241	0.48%	0	0	241,241	0.37%
	Series C Preferred	185,431	0.37%	0	0	185,431	0.28%
	Common	0	0.00%	16,884	17,013	33,897	0.05%
	Total	764,343	1.51%	16,884	17,013	798,240	1.21%
Qiming Managing Directors Fund II, L.P.	Series A Preferred	56,117	0.11%	0	0	56,117	0.09%
	Series B Preferred	40,090	0.08%	0	0	40,090	0.06%
	Series C Preferred	30,817	0.06%	0	0	30,817	0.05%
	Common	0	0.00%	2,806	2,827	5,633	0.01%
	Total	127,024	0.25%	2,806	2,827	132,657	0.20%
Ignition Growth Capital I, L.P.	Series A Preferred	742,217	1.47%	0	0	742,217	1.13%
	Series B Preferred	1,047,028	2.07%	0	0	1,047,028	1.59%
	Series C Preferred	1,177,290	2.33%	0	0	1,177,290	1.79%
	Common	0	0.00%	37,111	2,119,107	2,156,218	3.28%
	Total	2,966,535	5.87%	37,111	2,119,107	5,122,753	7.79%
Ignition Growth Capital Managing Directors Fund I, LLC	Series A Preferred	7,783	0.02%	0	0	7,783	0.01%
	Series B Preferred	10,978	0.02%	0	0	10,978	0.02%
	Series C Preferred	12,345	0.02%	0	0	12,345	0.02%
	Common	0	0.00%	389	22,221	22,610	0.03%
	Total	31,106	0.06%	389	22,221	53,716	0.08%

CDH Car Rental Service Limited	Series B Preferred	5,676,202	11.22%	0	0	5,676,202	8.63%
	Series C Preferred	3,734,835	7.39%	0	0	3,734,835	5.68%
	Common	0	0.00%	100,000	1,070,664	1,170,664	1.78%
	Total	9,411,037	18.61%	100,000	1,070,664	10,581,701	16.10%
JAFCO Asia Technology Fund IV	Series B Preferred	1,418,998	2.81%	0	0	1,418,998	2.16%
	Series C Preferred	933,674	1.85%	0	0	933,674	1.42%
	Common	0	0.00%	25,000	428,266	453,266	0.69%
	Total	2,352,672	4.65%	25,000	428,266	2,805,938	4.27%
New Access Capital International Limited	Series B Preferred	113,524	0.22%	0	0	113,524	0.17%
	Series C Preferred	74,697	0.15%	0	0	74,697	0.11%
	Common	0	0.00%	2,000	428,266	430,266	0.65%
	Total	188,221	0.37%	2,000	428,266	618,487	0.94%
GS Car Rental HK Limited	Series C Preferred	7,915,951	15.65%	0	0	7,915,951	12.04%
	Total	7,915,951	15.65%	0	0	7,915,951	12.04%
GS Car Rental HK Parallel Limited	Series C Preferred	1,165,714	2.31%	0	0	1,165,714	1.77%
	Total	1,165,714	2.31%	0	0	1,165,714	1.77%
Eastern Wisdom Capital Investments Limited	Common	0	0.00%	0	642,398	642,398	0.98%
	Total	0	0.00%	0	642,398	642,398	0.98%
Longwick Capital Limited	Common	0	0.00%	0	856,531	856,531	1.30%
	Total	0	0.00%	0	856,531	856,531	1.30%
Gem Power Limited	Common	0	0.00%	0	1,713,062	1,713,062	2.61%
	Total	0	0.00%	0	1,713,062	1,713,062	2.61%
The Crawford	Series D Preferred	10,000,000	19.78%	0	0	10,000,000	15.21%
	Common	0	0.00%	3,000,000	0	3,000,000	4.56%
	Total	10,000,000	19.78%	3,000,000	0	13,000,000	19.77%
Total		50,568,538	100.00%	7,677,730	7,494,647	65,740,915	100.00%

*Assuming full conversion immediately after CB closing at a price of $4.67 per share.

**The number does not include the option granted to Ruiping Zhang and Prime Gift Group Limited. The number includes the options which have been reserved but not yet granted.

***On a fully diluted basis

SCHEDULE D

COMPANY WARRANTIES

1.                                                                                      Organization, Good Standing and Qualification. Each member of the Company Group is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each member of the Company Group has all requisite legal and corporate power and authority to carry on its business as now conducted, and is duly qualified to transact business in each jurisdiction in which it operates.

2.                                                                                      Capitalization and Voting Rights.

(i)                                                                                     Immediately prior to the Closing, the authorized capital of the Company shall be US$160,000.000, divided into:

(a)                                 114,155,384 Common Shares, par value of US$0.001 each, of which (i) 6,096,842 have been duly and validly issued, are fully paid, non-assessable, and outstanding and were issued in accordance with applicable Laws, (ii) 5,000,000 Common Shares are reserved for issuance upon conversion of the Series A Preferred Shares, (iii) 12,123,314 Common Shares are reserved for issuance upon conversion of the Series B Preferred Shares, (iv) 18,721,302 Common Shares are reserved for issuance upon conversion of the Series C Preferred Shares, (v) 13,000,000 Common Shares are reserved for issuance upon conversion of the Series D Preferred Shares and the Warrants to be issued under this Agreement, (v) 8,997,430 Common Shares are reserved for issuance upon conversion of the Bonds, (vii) 4,300,730 Common Shares are reserved for issuance to the Founder and the Company Group’s employees, officers or directors, or any other Person qualified in accordance with the ESOP, and (viii) 377,000 Common Shares are reserved for issuance to certain Shareholders in accordance with Section 8.8(d) of that certain Share Purchase Agreement among the Company and certain Shareholders thereof dated August 26, 2010. The rights, privileges and preferences of the Common Shares as of the Closing are as stated in the Amended Articles.

(b)                                 5,000,000 Series A Preferred Shares, par value of US$0.001 each, all of which have been issued and outstanding. The rights, privileges and preferences of the Series A Preferred Shares as of the Closing are as stated in the Amended Articles and Amended IRA.

(c)                                  12,123,314 Series B Preferred Shares, par value of US$0.001 each, all of which have been issued and outstanding. The rights, privileges and preferences of the Series B Preferred Shares as of the Closing are as stated in the Amended Articles and Amended IRA.

(d)                                 18,721,302 Series C Preferred Shares, par value of US$0.001 each, 17,348,382 of which have been issued and outstanding. The rights, privileges and preferences of the Series C Preferred Shares as of the Closing are as stated in the Amended Articles and Amended IRA.

(e)                                  10,000,000 Series D Preferred Shares, par value of US$0.001 each, none of which are issued and outstanding. The rights, privileges and preferences of the Series D Preferred Shares as of the Closing are as stated in the Amended Articles and Amended IRA.

SCHEDULE D-1

Except as set forth above, disclosed in the Disclosure Schedule, and except for (a) the conversion privileges of the Preferred Shares and the Bonds, (b) certain rights provided in the Transaction Documents, and (c) the options granted under the ESOP and that certain Share Purchase Agreement among the Company and certain Shareholders thereof dated August 26, 2010, there are no outstanding options, securities, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its equity securities. Other than the Amended IRA, the ESOP and the Amended Articles and except as disclosed in the Disclosure Schedule, the Company is not a party or subject to (i) any agreement that affects or relates to the voting or giving of written consents with respect to any security of the Company or (ii) any agreement under which it is or may be entitled or required to acquire any securities of the Company, any member of the Company Group or any other person.

(ii)                                                                                  The Capitalization Tables attached to this Agreement as Schedules C-1 and C-2 set forth the complete and accurate capitalization of the Company immediately prior to the Closing and immediately after the Closing, respectively, including without limitation: (x) all record and beneficial owners of all share capital or other equity interests of the Company, and (y) details of any share or other incentive options granted.

(iii)                                                                               All share capital or equity interest of each member of the Company Group has been duly and validly issued (or subscribed for), and is fully paid and non-assessable. All share capital or equity interest of each member of the Company Group is free of Liens and any other restrictions on transfer (except for any restrictions on transfer under the Amended IRA or pursuant to the applicable laws). No share capital or equity interest of any member of the Company Group was issued or subscribed to in violation of the preemptive rights of any Person, terms of any agreement or any Laws, by which each such Person at the time of issuance or subscription was bound. Other than as disclosed hereunder or contemplated by this Agreement, there are no (a) resolutions pending to increase the share capital of any member of the Company Group; (b) outstanding options, warrants, proxies, agreements, pre-emptive rights or other rights relating to the share capital or equity interest of any member of the Company Group, other than as contemplated by this Agreement; (c) outstanding Contracts or other agreements under which any member of the Company Group or any other Person purchases or may purchase or otherwise acquires or may acquire, any interest in the share capital or equity interest of any member of the Company Group; (d) interest payable to any Shareholder (in cash or otherwise) or dividends which have accrued or been declared but are unpaid by any member of the Company Group; or (e) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any member of the Company Group other than the ESOP.

(iv)                                                                              Except for the ESOP and the option agreements entered into thereunder, none of the Company’s share purchase agreements contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any share options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Amended Articles, the Bonds and this Agreement, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its equity securities.

SCHEDULE D-2

(v)                                                                                 None of the memoranda and articles of association of each member of the Company Group contains any provision which would restrict the distribution of profits to its shareholders except where such restriction is required by applicable Laws or provided in the Transaction Documents.

3.                                      Corporate Structure; Subsidiaries. Section 3 of the Disclosure Schedule sets forth a complete structure chart showing all members of the Company Group, and indicating the ownership and Control relationships among all members of the Company Group and all holders (directly or indirectly) of equity interests in the members of the Company Group (excluding the Company). No member of the Company Group owns or Controls, directly or indirectly, any interest in any other Person, other than members of the Company Group, as applicable, or is a participant in any joint venture, partnership or similar arrangement.

4.                                                                                      Authorization. Each Warrantor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All action on the part of each Warrantor (and, as applicable, its officers, directors and shareholders) necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, the performance of all obligations of each Warrantor thereunder, and, in the case of the Company, the authorization, issuance (or reservation for issuance), sale, transfer and delivery of the Purchase Shares, has been taken or will be taken prior to the Closing. This Agreement has been duly executed and delivered by each Warrantor. This Agreement and each of the Transaction Documents are, or when executed and delivered by such Warrantor shall be, valid and legally binding obligations of such Warrantor, enforceable against such Warrantor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.                                      Valid Issuance of Purchase Shares.

(i)                                             The Purchase Shares that are being purchased by or issued to the Investor hereunder, when issued, delivered and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens and will be free of restrictions on transfer (except for any restrictions on transfer under applicable securities Laws and under the Transaction Documents). The Conversion Shares have been reserved for issuance and, upon issuance in accordance with the terms of the Amended Articles, will be duly and validly issued, fully paid and non-assessable, free from any Liens and will be free of restrictions on transfer (except for any restrictions on transfer under applicable securities Laws and under the Transaction Documents). Except as set forth in the Transaction Documents, the Purchase Shares and the Conversion Shares are not subject to any preemptive rights, rights of first refusal or other similar rights.

(ii)                                          All presently outstanding equity securities of the Company were duly and validly issued, fully paid and non-assessable, free and clear of any Liens and are free of restrictions on transfer (except for any restrictions on transfer under applicable securities

SCHEDULE D-3

Laws) and have been issued in compliance with the requirements of all applicable securities Laws, including, to the extent applicable, the Securities Act.

6.                                      Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any party to a Contract or any other third Party is required on the part of any Warrantor in connection with the valid execution, delivery and performance of this Agreement or the Transaction Documents or the consummation of the transactions contemplated thereby including the offer, sale, issuance or reservation for issuance of the Purchase Shares and the Conversion Shares.

7.                                      Offering. Subject to the truth and accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Purchase Shares and the Conversion Shares, as contemplated by the Transaction Documents, are exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any applicable securities Laws.

8.                                      Broker. Except as disclosed in the Disclosure Schedule, the Company does not have any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents and the Company has incurred no liability for any brokerage fees, agents’ fees, commissions or finder’s fees in connection with any of the Transactions Documents or the consummation of the transactions contemplated therein.

9.                                      Tax Matters.

(i)                                             Except as set forth in Section 9 of the Disclosure Schedule, each member of the Company Group (a) has timely filed all income, franchise and other material Tax Returns that are required to have been filed by it with any Governmental Authority, (b) has timely paid all Taxes owed by it which are due and payable and without prejudice to the foregoing each member of the Company Group has made all such deductions and retentions as it was obliged or entitled to make and all such payments as should have been made, and (c) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than, in the case of clauses (a) and (b), unpaid taxes that are in contest with tax authorities by any member of the Company Group in good faith or non-material in amount. No Tax liens are currently in effect against any of the assets of any member of the Company Group (except for Tax liens not yet delinquent). In respect of any presence of a member of the Company Group in the PRC, and (ii) Tax registrations have been completed in all applicable locations in the PRC.

(ii)                                          Each filed Tax Return was properly prepared in compliance with applicable Law and was (and will be) true, correct, accurate and complete in all material aspects and are not the subject of any material dispute nor are likely to become the subject of any material dispute with such authorities. None of such Tax Returns contains a statement that is false or misleading in any material respect or omits any matter that is required to be included or without which the statement would be false or misleading in any material respect. No reporting position was taken on any such Tax Return which has not been

SCHEDULE D-4

disclosed to the appropriate tax authority or in such Tax Return, as may be required by Law.

(iii)                                       The assessment of any additional Taxes with respect to the applicable member of the Company Group for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet in the Financial Statements (as defined below), and there are no material unresolved questions or claims concerning any Tax Liability of any member of the Company Group. There is no pending dispute with, or notice from, any taxing authority relating to any of the Tax Returns filed by any member of the Company Group which, if determined adversely to such member, would result in the assertion by any taxing authority of any valid deficiency in a material amount for Taxes. There is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of any member of the Company. No member of the Company Group is responsible for the Taxes of any other Person by reason of contract, successor liability or otherwise.

(iv)                                      Based on and in reliance upon the accuracy of the information provided by the Investor, the Company currently does not expect to be PFIC at any time during the taxable year that includes the Effective Date.

(v)                                         The Company is treated as a corporation for U.S. federal income tax purposes.

(vi)                                      The amount of Taxes chargeable on any member of the Company Group during the relevant statutory limitation period has not been affected to any extent by any concession, arrangements, agreement or other formal or informal arrangement with any Tax authority (not being a concession, agreement or arrangement available to companies generally). No member of the Company Group is subject to a special regime in respect of Tax. Any preferential Tax treatment enjoyed by any member of the Company Group on or prior to the Closing has been in compliance with all applicable Laws and will not be subject to any retroactive deduction or cancellation except as a result of retroactive effects of changes in the applicable Laws.

(vii)                                   All notices, computations and returns which ought to have been given or made, have been properly and duly submitted by each member of the Company Group to the relevant Tax authorities and all information, notices, computations and returns submitted to such authorities are true, accurate and complete.

(viii)                                All records which any member of the Company Group is required to keep for Tax purposes or which would be needed to substantiate any claim made or position taken in relation to Tax by the relevant member of the Company Group, have been duly kept.

(ix)                                      No member of the Company Group is expected to become liable to pay, nor are there any circumstances by reason of which it is likely to become liable to pay any interest, penalty, surcharge or fine relating to Tax.

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(x)                                         Except as set forth in Section 9 of the Disclosure Schedule, no member of the Company Group has within the past three years or since incorporation, whichever is shorter, been subject to or is currently subject to any investigation, audit or visit by any Tax or excise authority, and neither the Founder nor any member of the Company Group is aware of any such investigation, audit or visit planned for the next twelve months.

(xi)                                      No member of the Company Group is treated for any Tax purposes as resident in a country other than the country of its incorporation and no member of the Company Group has, or has had within the relevant statutory limitation period, a branch, dependent agency or permanent establishment in a country other than the country of its incorporation.

10.                               Constitutional Documents; Books and Records. Except for amendments necessary to satisfy representations and warranties or conditions contained herein, the Amended Articles and the constitutional documents of each member of the Company Group are in the form previously provided to special counsel for the Investor. The Company Group maintains its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and which permits its Financial Statements (as defined below) to be prepared in accordance with the PRC GAAP or US GAAP.

11.                               Financial Statements. The Company has delivered to the Investor, the audited consolidated balance sheet, income statement and cash flow statements of the Company for the three fiscal years ended December 31, 2009, 2010 and 2011, prepared in accordance with US GAAP, (collectively, the “Financial Statements”).The Financial Statements are complete and correct in all material respects and present fairly the financial condition and position of the Company Group as of their respective dates on a consistent basis, in each case except as disclosed therein. The accounts receivable owing to the Company Group, including without limitation all accounts receivable owing to any member of the Company Group set forth on the Financial Statements, constitute valid and enforceable claims and are good and collectible in the ordinary course of business in all material respects, net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated on a basis consistent with US GAAP, as applicable), and no further goods or services are required to be provided in order to complete the sales and to entitle the applicable member of the Company Group to collect in full. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any accounts receivable of the Company Group to the knowledge of the Warrantors.

12.                               Changes. Since December 31, 2011 (the “Statement Date”), except as contemplated by the Transaction Documents or any Material Contract and other than in the ordinary course of business consistent with its past practice, there has not been:

(i)                                             any material change in the assets, liabilities, financial condition or operations of the Company Group from that reflected in the Financial Statements;

(ii)                                          any waiver by a member of the Company Group of a right or of a debt owed to it in an amount equal to or greater than US$200,000 in any one instance or US$400,000 in the aggregate;

SCHEDULE D-6

(iii)                                       any incurrence of or commitment to incur any indebtedness for money borrowed;

(iv)                                      any resignation or termination of the employment of any Key Employee of any member of the Company Group, or any notice (whether verbal or written) of an intention to resign or terminate the employment of any Key Employee of any member of the Company Group;

(v)                                         any satisfaction or discharge of any Lien or payment of any obligation by the Company Group, except in the ordinary course of business and that is not material to the assets, properties, financial condition, or operation of such entities (as such business is presently conducted and planned to be conducted);

(vi)                                      any material change or amendment to or termination of a Material Contract;

(vii)                                   any change in any compensation arrangement or agreement with any Key Employee of any member of the Company Group;

(viii)                                any sale, assignment, exclusive license, or transfer of any material Intellectual Property of any member of the Company Group;

(ix)                                      any Lien created by any member of the Company Group with respect to any of its material properties or assets, except Liens for taxes not yet due or payable;

(x)                                         any loan or advance to, guarantee for the benefit of, or investment in, any Person (including but not limited to any of the employees, officers or directors, or any members of their immediate families, of any member of the Company Group), corporation, partnership, joint venture or other entity;

(xi)                                      any declaration, setting aside or payment or other distribution in respect of any member of the Company Group’s capital shares, or any direct or indirect redemption, purchase or other acquisition of any of such shares by any member of the Company Group (including without limitation, any warrants, options or other rights to acquire capital stock or other equity securities);

(xii)                                   any failure to conduct business in the ordinary course, consistent with the past practices of any member of the Company Group;

(xiii)                                any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the assets, properties, financial condition, operation or business of any member of the Company Group;

(xiv)                               receipt of notice that there has been a loss of, or order cancellation by, any major customer of any member of the Company Group;

(xv)                                  any charitable contributions or pledges;

SCHEDULE D-7

(xvi)    any capital expenditures or commitments therefor, other than acquisition of operating vehicles as approved in the annual budget, that aggregate in excess of US$500,000;

(xvii)   any other event or condition of any character which individually or in the aggregate might materially and adversely affect the assets, properties, financial condition, operating results or business of any member of the Company Group; or

(xviii)  any agreement or commitment by any member of the Company Group to do any of the things described in this Section 12.

13.                                                                               Litigation. Section 13 of the Disclosure Schedule contains a complete and accurate list of all the actions, suits, or other court, regulatory or other proceedings in which the Company Group is involved. There is no other action, suit, or other court, regulatory or other proceeding pending or threatened against or affecting any member of the Company Group or any of the officers, directors or employees of any member of the Company Group with respect to their businesses or proposed business activities, nor is any Warrantor aware of any basis for any of the foregoing. The foregoing shall include but not be limited to any action, suit, or other court, regulatory or other proceeding involving the prior employment of any of employees of the members of the Company Group, their use in connection with the Business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. There is no investigation pending or threatened against any member of the Company Group. There is no action, suit, proceeding or investigation pending or threatened against any Key Employee or director of any member of the Company Group in connection with their respective relationship with such entity. There is no judgment, decree or order of any court or Governmental Authority in effect and binding on any member of the Company Group or their respective assets or properties. There is no court action, suit, proceeding or investigation by any member of the Company Group which such Person intends to initiate against any third party. No Government Authority has at any time materially challenged or questioned in writing the legal right of any member of the Company Group to conduct its business as presently being conducted or proposed to be conducted. No member of the Company Group has received any opinion or memorandum or advice from legal counsel to the effect that it has been exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

14.                               Liabilities. The Company has no liabilities of the type required to be disclosed on a balance sheet, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) liabilities set forth in the Financial Statements, and (ii) trade or business liabilities incurred in the ordinary course of business and which do not exceed US$2,000,000 in the aggregate.

15.                               Commitments.

(i)                                             Section 15 of the Disclosure Schedule contains a complete and accurate list of the following Contracts (each, a “Material Contract”, and collectively, the “Material Contracts”) to which any member of the Company Group is a party or to which any member of the Company Group or any of their respective properties is subject or by which

SCHEDULE D-8

any such Person or property is bound: (a) any Contract entered into in connection with the Company’s issuance or acquisition of securities, other than any service agreement entered into by and between the Company and any brokerage in connection with the Company’s issuance of securities, (b) any Contract that, after the Statement Date obligates any member of the Company Group to pay an amount in excess of RMB1,500,000, (c) any Contract that has a contract value in excess of RMB1,500,000 each or an unexpired term in excess of one year, (d) any Contract on which the business of the Company is substantially dependent or which is otherwise material to the business of the Company, (e) any loan agreement, indenture, letter of credit, security agreement, mortgage pledge agreement, deed of trust, bond, note, or other agreement relating to the borrowing of money or to the mortgaging, pledging, transferring of a security interest, or otherwise placing a Lien on any material asset or material part of the assets of any member of the Company Group, each in an amount in excess of RMB1,500,000, (f) any Contract involving a guarantee of performance by any Person (other than a guarantee of performance by a member of the Company Group) or involving any agreement to act as surety for any Person (other than a member of the Company Group), or any other Contract to be contingently or secondarily liable for the obligations of any Person (other than a member of the Company Group), each in an amount in excess of RMB1,500,000, (g) any Contract that limits or restricts the ability of any member of the Company Group to compete or otherwise to conduct its business in any manner or place, (h) any joint venture, partnership, alliance or similar Contract involving a sharing of profits or expenses in an annual amount in excess of RMB1,500,000, (i) any asset purchase agreement, share purchase agreement or other Contract for acquisition or divestiture of any assets (including, without limitation, any Intellectual Property) by or of any member of the Company Group for consideration in excess of RMB1,500,000 per annum, (j) any Contract requiring material performance by a member of the Company Group in any country other than the PRC that has a contract value in excess of RMB1,500,000 each, (k) any material Contract that grants a power of attorney, agency or similar authority to another Person or entity other than power delegated to an officer of a member of the Company Group for the performance of his duties in the ordinary course of business, (l) any Contract that contains a right of first refusal in respect of the equity securities of the Company (other than any Transaction Document) and any contract that given a right to an Investor (other than as set out in this Agreement, the Amended IRA or the Amended and Restated Memorandum and Articles of Association), and (m) any other Contract that is material and was not made in the ordinary course of business that has a contract value in excess of RMB1,500,000. For purposes of this Section 15(i), any Contracts in respect of purchase of cars, car rental, advertisement, human resources service outsourcing, channeling, and vehicle capital leases shall be deemed to be Contracts entered into in the ordinary course of business.

(ii)                                          Each of the Material Contracts is valid, subsisting, in full force and effect and binding upon the applicable member(s) of the Company Group and upon the other parties thereto. None of the Material Contracts are oral Contracts.

(iii)                                       Each member of the Company Group has in all material respects satisfied or provided for all of its Liabilities and obligations under the Material Contracts requiring performance prior to the date hereof, is not in default in any material respect under any

SCHEDULE D-9

Material Contract, nor does any condition exist that with notice or lapse of time or both would constitute such a default. No Warrantor is aware of any material default thereunder by any other party to any Material Contract or any condition existing that with notice or lapse of time or both would constitute such a material default, or give any Person the right to declare a material default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, a Material Contract.

(iv)                                      No member of the Company Group has given to or received from any Person any notice or other communication (whether written or oral) regarding any actual, alleged, possible, or potential material violation or material breach of, or material default under, any Material Contract.

(v)                                         With respect to each Material Contract to which it is a party, each member of the Company Group has taken all necessary corporate actions, fulfilled all conditions and otherwise taken all other actions required by applicable Laws to (a) enter into, execute, adopt, assume, issue, and deliver such Material Contract, and (b) perform its obligations pursuant to the respective terms and conditions of such Material Contract.

(vi)                                      None of the Material Contracts do or will (a) result in a violation or breach of any provision of, the respective Amended Articles or other constitutional documents of any member of the Company Group, or (b) result in a material breach of, or constitute a material default under, or result in the creation or imposition of, any Lien pursuant to any Contract to which any member of the Company Group is a party or by which any member of the Company Group or any of their properties is bound, or (c) result in a breach of any Laws to which the Founder or any member of the Company Group is subject to or by which any member of the Company Group or any of their respective properties is bound.

(vii)                                   Each of the Material Contracts as made available by the Company Group to the Investor, as of the date of this Agreement, sets out the rights and obligations of the Company Group in full and is accurate, up to date and not misleading.

16.                               Compliance with Laws.

Except as set forth in Section 16 of the Disclosure Schedule:

(i)                                     Each member of the Company Group is in compliance in all material respects with all Laws, including but not limited to those relating to the Business, that are applicable to it or to the current and planned conduct or operation of its business or the ownership or use of any of its assets or properties. All approvals and authorizations from and filings and registrations with the relevant Governmental Authority required in respect of the Company Group, including but not limited to the registrations with the Ministry of Commerce (or any predecessors), the Ministry of Communications, the State Administration of Industry and Commerce, the State Administration of Foreign Exchange (the “SAFE”), any tax bureau, customs authorities, road transportation regulatory authorities and the local counterpart of each of the aforementioned PRC Governmental Authorities, as applicable, have been duly completed in accordance with all applicable Laws. Each member of the Company Group has been conducting its business activities

SCHEDULE D-10

within the permitted scope of business or is otherwise operating its Businesses in compliance with all relevant Laws and Governmental Orders in all material respects.

(ii)                                          No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any member of the Company Group of, or a failure on the part of such member to comply with, any Law in any material respect, or (b) may give rise to any obligation on the part of a member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(iii)                                       No member of the Company Group has received any notice from any Governmental Authority regarding (a) any actual, alleged, possible or potential material violation of, or material failure to comply with, any Law, or (b) any actual, alleged, possible or potential material obligation on the part of such member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(iv)                                      Other than the Investors, each holder or beneficial owner of shares or Convertible Securities of the Company, including, without limitation, Common Shares and Preferred Shares, or any rights or warrants to acquire such shares or securities (each, a “Company Security Holder”, and collectively the “Company Security Holders”), who is a “Domestic Resident” as defined in Circular 75 issued by SAFE on October 21, 2005, as amended and/or implemented by the Notice on Implementation Rule on Circular 75 issued by SAFE on May 29, 2007 (the “Circular 75”) and is subject to any of the registration or reporting requirements of Circular 75 has complied with such reporting and/or registration requirements under Circular 75 and any other applicable SAFE rules and regulations, (the “SAFE Rules and Regulations”). No member of the Company Group nor any of the Company Security Holders has received any oral or written inquiries, notifications, orders or any other form of official correspondence from SAFE or any of its local branches with respect to any actual or alleged non-compliance with the SAFE Rules and Regulations, and the Company has made all oral or written filings, registrations, reporting or any other communications required by SAFE or any of its local branches. Each of the PRC Entities has obtained all certificates, approvals, permits, licenses, registration receipts and any similar authority necessary under PRC Laws to conduct foreign exchange transactions (each, a “Foreign Exchange Authorization” and collectively, the “Foreign Exchange Authorizations”) as now being conducted by it, and believes it can obtain, without undue burden or expense, any such Foreign Exchange Authorizations for the conduct of foreign exchange transactions as presently planned to be conducted. All existing Foreign Exchange Authorizations held by each of the PRC Entities are valid and no PRC Entity is in default under any of such Foreign Exchange Authorizations.

(v)                                         The business of each member of the Company Group is in compliance with all Laws that are applicable, including without limitation all Laws of the PRC with respect to mergers, acquisitions, foreign investment and foreign exchange transactions.

SCHEDULE D-11

17.                               Anti-Bribery, Anti-Corruption, Anti-Money Laundering and Sanctions

(i)                                             U.S. Foreign Corrupt Practices Act: No member of the Company Group or any director, officer, agent, employee, or any other person acting for or on behalf of the foregoing (individually and collectively, a “Representative”), has violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, nor has any Representative offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Representative knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(a)                                 (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in relation to his lawful duty, (3) securing any improper advantage, or (4) inducing such Government Official to influence or affect any act or decision of any Government Entity, or

(b)                                 in order to assist the Company or its subsidiaries in obtaining or retaining business for or with, or directing business to the Company or its subsidiaries.

“Government Entity” as used in this paragraph means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization.

(ii)                                          Each member of the Company Group and its Representatives (a) are and have been acting in compliance with all applicable anti-bribery or anti-corruption Laws, including those prohibiting the bribery of Public Officials; (b) have not authorized, offered, been party to, made any payments or provided anything of value directly or indirectly to any Public Official in violation of applicable Laws; and (c) have not used, committed to have the intention of using the payments received, or to be received, by them from the Investor for any purpose that could constitute a violation of any applicable Laws.

(iii)                                       No member of the Company Group nor its Representatives has (a) ever been found by a Government Authority to have violated any criminal or securities Law, (b) been party to the use of any of the assets of the company for the establishment of any unlawful or unrecorded fund of monies or other assets or making of any unlawful or undisclosed payment, or (c) made any false or fictitious entries in the books or records of such company.

(iv)                                      Each member of the Company Group and its Representatives have complied with all applicable anti-money-laundering Laws.

(v)                                         None of the Representatives of any member of the Company Group are Public Officials.

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(vi)                                      No member of the Company Group has conducted or agreed to conduct any business, or entered into or agreed to enter into any transaction with a Person, in Iran, Myanmar, Sudan or Cuba.

18                                  Environmental and Safety Laws.

(vii)                                   No member of the Company Group is in violation of any Environmental Law and no material expenditures are or will be required in order to comply with any such Environmental Law. No member of the Company Group (i) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iii) is subject to any claim relating to any Environmental Laws and there is no pending or threatened lawsuit, proceeding or investigation against any of them which might lead to such a claim.

(viii)                                each Company Group is in compliance in all material respects with all applicable Environmental Laws; there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending or threatened in writing in connection with the operations of the Company Group under any applicable Environmental Law;

(ix)                                      each member of the Company Group has obtained and holds all material Permits required under Environmental Law, and is in compliance with all terms and conditions of such Permits;

(x)                                         there have been no releases of, or exposure of any Person to, any Hazardous Substances at, to, from, in, on or under any Real Property owned by the Company Group, and no Hazardous Substances are present in, on, at, under, or migrating to or from any Real Property owned by the Company Group; and

(xi)                                      there have been no material environmental investigations, studies, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession or control of the Warrantors with respect to any Real Property owned by the Company Group that have not been delivered or made available to each of the Investor prior to execution of this Agreement.

19.                               Title; Liens; Permits.

Except as disclosed in Section 19 of the Disclosure Schedule,

(i)                                             The members of the Company Group have good and marketable title to all the tangible properties and assets reflected in their books and records, whether real, personal or mixed, purported to be owned by the Company Group, free and clear of any Liens, other than Permitted Liens. With respect to the tangible property and assets that are leased by any member of the Company Group, each member of the Company Group is in compliance in all material respects with such leases and holds a valid leasehold interest free of any Liens, other than Permitted Liens. Each member of the Company Group owns or leases all tangible properties and assets necessary to conduct in all material respects

SCHEDULE D-13

their respective business and operations as presently conducted or planned to be conducted.

(ii)                                          Each member of the Company Group has all franchises, authorizations, approvals, permits, certificates and licenses, including without limitation any special approval or permits and made all the necessary filings for record with the relevant government authority required under the Laws of the PRC (the “Permits”) necessary for its respective business and operations. No member of the Company Group is in default under any such Permit. Neither the Founder nor any member of the Company Group has reason to believe that any Permit required for the conduct of any part of its Business which is subject to periodic renewal will not be granted or renewed by the relevant Governmental Authority.

20.                               Compliance with Other Instruments. No member of the Company Group is in violation, breach or default of its Amended Articles or any other constitutional documents (which include, as applicable, any articles of incorporation, articles of association, by-laws, joint venture contracts and similar documents). The execution, delivery and performance by each member of the Company Group of and compliance with each of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (i) the Amended Articles or any other such constitutional documents of any member of the Company Group, (ii) any Material Contract, (iii) any judgment, order, writ or decree or (iv) any applicable Law.

21.                               Registration Rights. Except as provided in the Amended IRA, no member of the Company Group has granted or agreed to grant any Person any registration rights (including piggyback registration rights) with respect to any of their securities.

22.                               Related Party Transactions. Section 22 of The Disclosure Schedule contains a complete and accurate list of all the transactions between the Company Group and any of its current or former officer, director or employee of any member of the Company Group or any Associated Person of any of them (or any Relative of any of the foregoing) (each of the foregoing, a “Related Party”). None of the Related Parties has any other agreement, understanding, proposed transaction with (other than standard agreements in relation to the employment with a member of the Company Group), or is indebted to, any member of the Company Group, nor is any member of the Company Group indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries, reimbursable expenses or other standard employee benefits). No Related Party has any direct or indirect ownership interest in any firm or corporation (other than a member of the Company Group) with which a member of the Company Group is affiliated or with which a member of the Company Group has a business relationship, or any firm or corporation (other than a member of the Company Group) that competes with any member of the Company Group (except that Related Parties may own less than 1% of the stock of publicly traded companies that engage in the foregoing). No Related Party has any interest, either directly or indirectly, in: (i) any Person which purchases from or sells, licenses or furnishes to a member of the Company Group any goods, property, intellectual or other property rights or services; or (ii) any Material Contract to which a member of the Company Group is a party or by which it may be bound or affected. The

SCHEDULE D-14

Company and all other members of the Company Group have conducted all Related Party transactions on an arm’s-length basis.

23.                               Intellectual Property Rights.

(i)                                             The members of the Company Group own or otherwise have the sufficient right or license to use all Intellectual Property necessary for their business as currently conducted and planned to be conducted without any violation or infringement of the rights of others, free and clear of all Liens other than Permitted Liens. Section 23 of the Disclosure Schedule contains a complete and accurate list of all patents, trademarks, service marks, trade names, domain names and copyrights owned, licensed to or used by the Company Group, whether registered or not, and a complete and accurate list of all licenses granted by the members of the Company Group to any third party with respect to any Intellectual Property. There is no pending or threatened claim or litigation against any member of the Company Group contesting the right to use its Intellectual Property, asserting the misuse thereof, or asserting the infringement or other violation of any Intellectual Property of any third party. All material inventions and material know-how conceived by employees of the Company Group, including without limitation the Founder, and related to the Businesses of the Company Group are “works made for hire”, and all right, title, and interest therein, including any applications therefor, have been transferred and assigned to, and are currently owned by, the Company Group.

(ii)                                          No proceedings or claims in which any member of the Company Group alleges that any Person is infringing upon, or otherwise violating, any member of the Company Group’s Intellectual Property rights are pending, and none has been served, instituted or asserted by any member of the Company Group.

(iii)                                       None of the Key Employees of any member of the Company Group is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company Group or that would conflict with the Business of the Company Group as presently conducted and planned to be conducted. It will not be necessary to utilize in the course of the Company Group’s business operations any material inventions of any of the respective employees of the Company Group made prior to their employment by the Company Group, except for inventions that have been validly and properly assigned or licensed to the Company Group as of the date hereof.

(iv)                                      The members of the Company Group have each taken all security measures that are commercially prudent in order to protect the secrecy, confidentiality and value of their respective Intellectual Property.

24.                               Real Property

(i)                                             Except as disclosed in Section 24 of the Disclosure Schedule, each member of the Company Group has legal or equitable title to or other right or interest in any real property used in its Business, (the “Real Property”). The Company Group does not own any Real Property. Except as set forth in Section 24(i) of the Disclosure Schedule, each

SCHEDULE D-15

member of the Company Group has all the material Approvals necessary for the current use and operation of its Real Property, and each member of the Company Group has fully complied with all material conditions of such Approvals applicable to it. No member of the Company Group has received any notice of and no member of the Company Group is or has been threatened with, any material default or violation, or event that with the lapse of time or giving of notice or both would become a material default or violation, in the due observance of any Approval.

(ii)                                          All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by applicable Law necessary for the present and planned use and operation of its Business (a) are installed across public property or under valid easements to the boundary lines of each Real Property currently leased by each member of the Company Group and (b) are connected pursuant to valid Approvals, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(iii)                                       There does not exist any actual or threatened condemnation or eminent domain proceedings that affects or might affect any Real Property currently leased by the Company Group or any part thereof, and no member of the Company Group has, within the past three (3) years, received any notice, oral or written, of the intention of any Governmental Authority or other Person to take or use all or any part thereof.

(iv)                                      No member of the Company Group owns, holds, is obligated under or is a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any Real Property or any portion thereof or interest therein.

25.                               Entire Business. There are no facilities, services, assets or properties shared with any other entity which is not a member of the Company Group, which are used in connection with the Business of the Company Group.

26.                               Labor Agreements and Actions.

(i)                                             None of the Key Employees or any group of employees of the members of the Company Group intends to terminate their employment with the members of the Company Group, nor do the members of the Company Group have a present intention to terminate the employment of any of the foregoing. Subject to applicable Law, the employment of each employee of the members of the Company Group is terminable at will.

(ii)                                          No member of the Company Group is a party to or bound by any currently effective deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employment compensation agreement other than those set forth in Section 26(ii) of the Disclosure Schedule. The members of the Company Group have entered into employment contracts with their respective employees as required under all applicable Laws and have complied in all material respects with all applicable Laws related to employment, and none of the members of the Company Group have any union organization activities, threatened or actual strikes or work stoppages or material grievances. None of the members of the Company Group are bound by or subject to (and

SCHEDULE D-16

none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, other than as set forth in Section 26(ii) of the Disclosure Schedule. Each member of the Company Group maintains, and has fully funded, any pension plan and any other labor related plans that is required by Law or by contract to maintain. Except otherwise disclosed in Section 26(ii) of the Disclosure Schedule, each member of the Company Group is in compliance with any Law relating to its provision of any form of social insurance (the “Social Insurance”), and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Law.

(iii)                                       Each Key Employee of the members of the Company Group is currently devoting substantially all of his or her business time to the current and planned conduct of the business of the applicable member of the Company Group and no Key Employee is currently working or plans to work for any other Person that competes with any member of the Company Group, whether or not such Key Employee is or will be compensated by such Person.

(iv)                                      The employment agreement dated January 30, 2010 between the Company and Samuel Li constitutes the entire agreement between the Company and Samuel Li with respect to the subject matter thereof. This employment agreement has not been amended or terminated, and no member of the Company Group has entered into any other employment agreement with Samuel Li prior to the Closing.

27.                               Insurance.  Section 27  of the Disclosure Schedule attached hereto accurately summarizes all of the insurance policies or programs of each member of the Company Group that is in effect, and indicates the amount and type of coverage. All such policies are in full force and effect and all premiums due thereon have been paid. All such insurance policies are underwritten by financially sound and reputable insurers, and are sufficient to satisfy all applicable Laws and cover all material risks associated with each member of the Company Group’s Businesses that are customarily insured against in such industry in the PRC. Each member of the Company Group has complied in all material respects with the terms and provisions of such policies. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated by the Transaction Documents.

28.                               Additional Contracts.  Except for the Transaction Documents and the share purchase agreements pursuant to which the holders of the Preferred Shares subscribed for their shares, there are no other presently effective Contracts or arrangements, whether formal or informal, between the Founder and/or any member of the Company Group (including such Person’s directors, officers, shareholders and partners, as applicable) on the one hand and the holders of the Preferred Shares on the other. The rights, privileges and obligations of the holders of the Preferred Shares are limited to those set forth in the Transaction Documents, the share purchase agreements pursuant to which the holders of the Preferred Shares subscribed for their shares and applicable Law.

29.                               Advisors. Except as set forth in Section 29 of the Disclosure Schedule, no member of the Company Group has any Contract with any financial or other advisors who would be entitled

SCHEDULE D-17

to the payment of any fee in connection with the transactions contemplated by the Transaction Documents.

30.                               Regulation S. The Company is a “foreign issuer” (as such term is defined in Regulation S (the “Regulation S”) under the Securities Act) and the Company reasonably believes that there is no “substantial U.S. market interest” (as such term is defined in Regulation S) in the Company’s securities and the Company has implemented the necessary “offering restrictions” (as such term is defined in Regulation S).

31.                               Disclosure. The Company has made available to the Investor all the information regarding the members of the Company Group requested by the Investor for deciding whether to purchase the Purchase Shares. No representation or warranty of the Warrantors contained in this Agreement, in any certificate furnished or to be furnished to the Investor at the Closing under this Agreement, or in the Disclosure Schedule and any exhibit or attachment thereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Except as set forth in this Agreement or the Disclosure Schedule, there is no fact that the Company has not disclosed or otherwise made available to the Investor of which any Warrantor is aware and that has had or would reasonably be expected to have, as of the date of such disclosure, a Material Adverse Effect upon the Company Group.

32.                               Nondisclosure Agreements. Each of the employees of each member of the Company Group as listed in Part B of Schedule E has signed nondisclosure agreements with such member of the Company Group a form reasonably satisfactory to the Investor.

33.                               Accuracy of Business Plan and Budget. The business plan and annual and quarterly budgets of the Company as delivered by the Company to the Investor at the Closing pursuant to Section 5(13) of this Agreement, as of the date of such business plan or budget, reflects the Business and is accurate, up to date and not misleading. The assumptions used in such business plan or budget were reasonable ones to make when made and remain reasonable as of the date of this Agreement.

34.                               Accuracy of Due Diligence Materials. Each of the materials made available by the Company Group to the Investor, as of the date of this Agreement, reflects the position of the Company Group and is accurate, up to date and not misleading.

35.                               No Undisclosed Business. Except as set forth in Section 35 of the Disclosure Schedule, the sole business of the Company Group is the provision of car rental services in the PRC. No member of the Company Group is engaged in any other business including, without limit, in insurance, banking or financial services, telecommunications, public utility businesses or any other regulated businesses. The Founder does not have any interest in any business except the Company Group and, solely as a passive economic investor, in Aleph Inc.. Neither the Founder nor any Key Employees of the Company Group has breached any existing non-competition agreement entered into before the date of this Agreement.

36.                               Insolvency. No order has been made, no petition has been presented, no meeting has been convened to consider a resolution and no resolution has been passed for the winding up of

SCHEDULE D-18

any member of the Company Group. No administration order has been made or petition presented or application made for such an order and no administrator has been appointed or notice given or filed or step taken or procedure commenced with a view to the appointment of an administrator in respect of any member of the Company Group. No receiver has been appointed in respect of any member of the Company Group or all or any of its assets. No unsatisfied judgment is outstanding against any member of the Group. No event analogous to any of the foregoing has occurred in relation to the Company Group. No member of the Company Group (i) is unable to pay its debts as they fall due or (ii) has aggregate liabilities that are greater than its aggregate assets.

37.                               Ownership by the Founder. The Founder holds, and has always held, all his interests in the Company Group on his own account and not as a nominee of any other Person.

38.                               U.S. Office of Foreign Assets Control: No member of the Company Group or any of their respective officers, employees, directors or agents ((a) and (b) collectively, “Relevant Persons”) has engaged directly or indirectly in transactions connected with any of North Korea, Iraq, Libya, Cuba, Iran, Myanmar or Sudan, or otherwise engaged directly or indirectly in transactions connected with any government, country or other entity or person that is the target of U.S. economic sanctions administered by the U.S. Treasury Department Office of Foreign Assets Control, including those designated on its list of Specially Designated Nationals and Blocked Persons and no Relevant Person is any such person or entity.

39.                               Non-compete. There is no non-compete agreement or other similar commitment to which any member of the Company Group is a party that would impose restrictions upon the Investor or its Affiliates.

40.                               Liabilities in earlier transactions. Except as disclosed in the Disclosure Schedule, no member of the Company Group has (i) given any representation or warranty in connection with any previous issuance of securities which was untrue when made and/or repeated or (ii) failed to comply with any covenant, agreement or undertaking made with or given to any person in connection with any previous issuance of securities or in connection with any shareholders agreement in force at any time before Closing.

41.                               No breach of shareholder rights. None of the transactions contemplated under any of the Transaction Documents is in breach of any anti-dilution rights, rights of first refusal, preemptive rights, put or call rights or similar rights of any existing Shareholders in relation to the securities of the Company.

SCHEDULE D-19

SCHEDULE E

E LIST OF KEY EMPLOYEES OF THE COMPANY GROUP

Part A: Key Employees:

Part B: Employees to enter into a non-competition agreement and non-disclosure agreement:

SCHEDULE F

LIST OF CITIES

• Guangzhou

• Qingdao

• Nanchang

• Taiyuan

• Changchun

• Suzhou

• Shijiazhuang

• Harbin

• Kunshan

• Xiamen

EXHIBIT 1

FORM OF AMENDED ARTICLES

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

EHI AUTO SERVICES LIMITED

(Adopted by Special Resolution on March         , 2012)

1.                                      The name of the Company is EHI AUTO SERVICES LIMITED.

2.                                      The Registered Office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands or at such other place as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2010  Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.                                      The authorized capital of the Company shall be US$160,000, divided into 114,155,384 Common Shares with a par value of US$0.001 per share, 5,000,000 Series A Preferred Shares with a par value of US$0.001 per share, 12,123,314 Series B Preferred Shares with a par value of US$0.001 per share, 18,721,302 Series C Preferred Shares with a par value of US$0.001 per share and 10,000,000 Series D Preferred Shares with a par value of US$0.001 per share, each with power for the Company insofar as is permitted by applicable law and the Articles of Association, to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

6.                                      If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (2010 Revision) and, subject to

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the provisions of the Companies Law (2010 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.                                      Capitalized terms used herein but not otherwise defined shall have the same meaning as defined in the Fourth Amended and Restated Articles of Association of the Company adopted by a Special Resolution on the even date herewith.

[The remainder of this page has been left intentionally blank]

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THE COMPANIES LAW (2010  REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF

EHI AUTO SERVICES LIMITED

(Adopted by Special Resolution on March     , 2012)

1.                              In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Common Shares” means all Common Shares issued by the Company after [•], 2012; provided, that the term “Additional Common Shares” does not include the Exempted Shares.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

“Amended IRA” means the Amended and Restated Investor’s Rights Agreement entered into among the Company, all Shareholders of the Company, and certain other parties thereto, as the same may be amended.

“Articles” or “Articles of Association” means these Articles of Association of the Company as altered from time to time.

“As Adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Auditors” means the Persons for the time being performing the duties of auditors of the Company.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, the Cayman Islands, U.S. or Hong Kong.

“CB Conversion Shares” has the meaning specified in the Amended IRA;

“CB Holder” has the meaning specified in the Amended IRA;

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“CDH” means CDH Car Rental Service Limited.

“Change of Control Event” means (i) any consolidation, amalgamation, scheme of arrangement or merger of the Company with or into any other Person or any other corporate reorganization in which the Members immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than a majority of the Company’s voting power immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which the Company is a party in which at least a majority of the Company’s voting power is transferred; or (ii) a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company or of the other members of the Company Group, taken as a whole (or any series of related transactions resulting in such sale, transfer, or lease of all or substantially all of the assets of the Company or of the other members of the Company Group, taken as a whole) to a third party unaffiliated with any member of the Company Group.

“Closing” has the meaning specified in the Series D Share Purchase Agreement.

“Common Shares” means the common shares of the Company, par value US$0.001 per share.

“Common Share Equivalents” means warrants, Options and rights exercisable for Common Shares or securities convertible into or exchangeable for Common Shares, including, without limitation, the Preferred Shares.

“Company” means eHi Auto Services Limited, an exempted company organized and existing under the laws of the Cayman Islands.

“Company Group” means the Company and the PRC Entities, together with each Subsidiary and each operational branch of the aforementioned entities, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to each joint venture in which any of the foregoing holds more than 50% of the voting power. The particulars of the members of the Company Group as at the date of the Series D Share Purchase Agreement are specified in the Series D Share Purchase Agreement.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management, policies or activities of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person, The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Price” has the meaning specified in Article 6A(iii)(4)(d).

“Conversion Share” has the meaning specified in Article 6A(iii)(4)(c).

“Convertible Bonds” has the meaning specified in the Amended IRA;

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“Convertible Bond Subscription Agreement” means that certain Convertible Bond Subscription Agreement dated June 10, 2011 by and among the Company, the Founder, certain CB Holders and other parties thereto,

“Crawford” means The Crawford Group, Inc.

“Crawford Default” means that Crawford is in breach of its non-compete obligations under Section 7.17 of the Series D Share Purchase Agreement and such breach is not cured by Crawford within 90 days of Crawford’s receipt of written notice thereof from the Company..

“Directors” or “Director” means members or a member of the Board.

“Equity Securities” means any Common Shares or Common Share Equivalents of the Company.

“Exempted Issuances” has the meaning specified in the definition of “New Securities” in the Amended IRA;

“Exempted Shares” means any Shares issued pursuant to an Exempted Issuance.

“Founder” means Mr. Ruiping Zhang, the holder of United States passport number 711188529.

“Founder Directors” or “Founder Director” has the meaning specified in Article 73(a).

“Fully Diluted Basis” means that all options, warrants or other rights of any kind (whether vested or unvested) to acquire Common Shares and all securities convertible or exchangeable into Common Shares (or into options, warrants or other rights of any kind to acquire Common Shares) outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Common Shares issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“GS” means GS Car Rental HK Limited and GS Car Rental HK Parallel Limited.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Ignition” means Ignition Growth Capital I, L.P. and Ignition Growth Capital Managing Directors Fund I, LLC.

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“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Investor Directors” or “Investor Director” has the meaning specified in Article 73(a).

“JAFCO” means JAFCO Asia Technology Fund IV.

“Junior Securities” has the meaning specified in Article 6A(ii).

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, published official policy or published official interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Liquidation Event” has the meaning specified in Article 6A(iii)(2)(b).

“Material Adverse Effect” has the meaning set forth in the Series D Share Purchase Agreement.

“Member” has the meaning ascribed to it in the Statute.

“Memorandum” means the memorandum of association of the Company adopted by the Members of the Company pursuant to the Statute.

“month” means calendar month.

“Observer” has the meaning specified in Article 73(e).

“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire the Common Shares or Common Share Equivalents.

“Ordinary Resolution” means a resolution passed at a general meeting of the Company by a simple majority of the votes cast.

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“Original Issue Date” means the date, as the case may be, on which the first Series A Preferred Share, the first Series B Preferred Share, the first Series C Preferred Share or the first Series D Preferred Share was issued.

“Original Preferred Issue Price” means the Original Series A Preferred Issue Price, the Original Series B Preferred Issue Price, the Original Series C Preferred Issue Price, or the Original Series D Preferred Issue Price, as the case may be.

“Original Series A Preferred Issue Price” means US$1.00.

“Original Series B Preferred Issue Price” means US$2.00 for Series B Preferred Shares issued on the Original Issue Date for Series B Preferred Shares, and otherwise means US$2.20.

“Original Series C Preferred Issue Price” means US$3.11.

“Original Series D Preferred Issue Price” means US$4.75.

“paid-up” means paid-up and/or credited as paid-up.

“Person” or “person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC Companies” has the meaning as set forth in the Series D Share Purchase Agreement.

“PRC Entities” means the WFOEs together with the PRC Companies.

“Preferred Shareholder” means any holder of the Preferred Shares.

“Preferred Shares” means collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares, and each a “Preferred Share”.

“Qiming” means Qiming Venture Partners II, L.P., Qiming Venture Partners II-C, L.P. and Qiming Managing Directors Fund II, L.P.

“Qualified IPO” means a fully underwritten public offering by the Company of its Common Shares (or securities representing its Common Shares) or (with the consent of at least one Series A Director, at least one Series B Director, at least one Series C Director and the Series D Director) by any other member of the Company Group of such member’s shares pursuant to a registration statement that is filed with and declared effective by the Governmental Authority in accordance with relevant securities Laws of any jurisdiction and listed on the main board of the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ, a stock exchange in the PRC or another internationally recognized stock exchange accepted by GS, the Requisite

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Bondholders and Crawford (so long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully Diluted Basis), in any case with the gross offering proceeds going to the Company of at least US$60,000,000 and with a market capitalization of the Company no less than US$360,000,000, which shall be calculated based on the offering price in such public offering and the total number of the Company’s shares outstanding immediately after such public offering on a Fully Diluted Basis, provided that the foregoing thresholds of gross offering proceeds and market capitalization may be adjusted by the Board of Directors (including the affirmative vote of a majority of the Investor Directors).

“Redemption Amount” has the meaning specified in Article 6A(iii)(4)(c)(i).

“Redemption Date” has the meaning specified in Article 8(iii)(1)(a).

“Redemption Notice” has the meaning specified in Article 8(iii)(1)(a).

“Redemption Price” has the meaning specified in Article 8(iii)(1)(d).

“Registered Office” means the registered office for the time being of the Company.

“Required Consenters” has the meaning specified in Article 27.

“Requisite Bondholders” has the meaning set forth in the Convertible Bond Subscription Agreement.

“Seal” means the common seal of the Company and includes every duplicate seal.

“Secretary” includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Directors” or “Series A Director” has the meaning specified in Article 73(a).

“Series A Preferred Shares” means the Series A redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Preferred Shares Purchase Agreement dated as of May 23, 2008 by and among the Company, the Founder, the PRC Entities and other parties thereto, the rights, privileges and preferences of which are specified in these Articles and the Amended IRA.

“Series B Directors” or “Series B Director” has the meaning specified in Article 73(a).

“Series B Preferred Shares” means the Series B redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Share Purchase Agreement dated as of July 8, 2009 by and among the Company, the Founder, the PRC Entities and the Series B Investors thereto, the rights, privileges and preferences of which are specified in these Articles and the Amended IRA.

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“Series C Directors” or “Series C Director” has the meaning specified in Article 73(a).

“Series C Preferred Shares” means the Series C redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to the Series C Share Purchase Agreement, the rights, privileges and preferences of which are specified in these Articles and the Amended IRA.

“Series C Redemption Event” has the meaning specified in Article 8(iii)(1)(g).

“Series C Share Purchase Agreement” means the Share Purchase Agreement entered into by and among the Company and the other parties thereto, dated August 26, 2010, regarding the issuance of the Series C Preferred Share, as amended.

“Series D Director” has the meaning set forth in Article 73(a).

“Series D Preferred Shares” means the Series D redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to the Series D Share Purchase Agreement.

“Series D Redemption Event” has the meaning specified in Article 8(iii)(1)(h).

“Series D Share Purchase Agreement” means the Share Purchase Agreement entered into by and among the Company and the other parties thereto, dated [ ], 2012, regarding the issuance of the Series D Preferred Shares, as the same may be amended.

“Shares” means Common Shares and Preferred Shares, and may also be referenced as “share” and includes any fraction of a share.

“Special Resolution” has the same meaning as set forth in the Statute and includes a resolution approved in writing as described therein.

“Statute” means the Companies Law (2010 Revision) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital. For the avoidance of doubt, the Subsidiaries of the Company shall include the PRC Entities and any other Subsidiary to be established by any of them from time to time.

“WFOEs” means Shuzhi Information Technology (Shanghai) Co., Ltd. and eHi Auto Services (Jiangsu) Co., Ltd.

“written” and “in writing” include all modes of representing or reproducing words in visible form.

Words importing the singular number also include the plural number and vice-versa.

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Words importing the masculine gender also include the feminine gender and vice-versa.

The term “day” means “calendar day”.

2.                              The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.                              The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.                              The Company shall maintain a register of its Members.  A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under the Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by mechanical process.  The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company.  All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

5.                              Notwithstanding Article 4 of these Articles, if a share certificate is defaced, lost, stolen, or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.                              Subject to Section 4 of the Amended IRA, as amended from time to time, and the provisions in these Articles (including but not limited to Article 6A) and to any resolution of the Members to the contrary, and without prejudice to any special rights of the Preferred Shares, the Board shall have the power to issue any unissued shares of the Company and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as it may determine.  The Company shall not issue shares in bearer form.

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6A                                (i)                                     CLASSES, NUMBER AND PAR VALUE OF THE SHARES

At the date of the adoption of these Articles, the authorized capital of the Company shall be US$160,000 divided into 114,155,384 Common Shares with a par value of US$0.001 per share, 5,000,000 Series A Preferred Shares with a par value of US$0.001 per share, 12,123,314 Series B Preferred Shares with a par value of US$0.001 per share, 18,721,302 Series C Preferred Shares with a par value of US$0.001 per share, and 10,000,000 Series D Preferred Shares with a par value of US$0.001 per share.

(ii)                                  RANKING

In accordance with Article 6A(iii)(2), the Series D Preferred Shares shall rank, upon liquidation, senior and prior to the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company.  Secondary to the Series D Preferred Shares, the Series C Preferred Shares shall rank, upon liquidation, senior and prior to the Series B Preferred Shares, the Series A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company. In accordance with Article 6A(iii)(2), secondary to the Series C Preferred Shares, the Series B Preferred Shares shall rank, upon liquidation, senior and prior to the Series A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company.  In accordance with Article 6A(iii)(2), secondary to the Series B Preferred Shares, the Series A Preferred Shares shall rank, upon liquidation, senior and prior to the Common Shares and all other classes or series of shares issued by the Company. All securities of the Company to which the Preferred Shares rank prior, with respect to dividends and upon liquidation, including, without limitation, the Common Shares, are collectively referred to herein as “Junior Securities.”

(iii)                               DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

(1)                 Dividends.

(a) Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to the other requirements of this Article 6A), the Board may from time to time declare dividends and other distributions on the outstanding shares of the Company and authorize payment of the same out of the funds of the Company legally available therefor. The Preferred Shares shall, with respect to any dividend and other distributions on shares of the Company, rank senior to the Junior Securities. Unless and until any dividends or other distributions in like amount have been paid in full on the Preferred Shares (on an as-converted basis), the Company shall not declare, pay or set apart for payment, any dividend on any Junior Securities or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property.

(b) If the Company has declared or accrued but unpaid dividends with respect to any Preferred Share upon the conversion of such share as provided in Article 6A(iii)(4), then all such declared or accrued but unpaid dividends on such Preferred Share to be converted shall be converted into the Common Shares pursuant to Article 6A(iii)(4) at the then-

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effective applicable Conversion Price on the same basis as such Preferred Share to be converted.

(2)                 Liquidation.

(a) Liquidation Preferences. Upon the occurrence of any Liquidation Event, whether voluntary or involuntary, if the holders of the Convertible Bonds elect to exercise their redemption rights in accordance with the Terms and Conditions (as defined in the Convertible Bond Subscription Agreement) of the Convertible Bonds, then before any distribution or payment shall be made to the holders of any Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares or Common Shares, each holder of the Convertible Bonds shall be entitled to demand early redemption of the Convertible Bonds in accordance with the Terms and Conditions of the Convertible Bonds as a creditor of the Company; if the holders of the Convertible Bonds elect to convert such Convertible Bonds into Common Shares immediately prior to such Liquidation Event, the assets of the Company legally available for distribution to the Shareholders shall be distributed in the following order:

(i)                     Such holders of the Convertible Bonds shall be entitled to receive, with respect to such Common Shares that the relevant amount of Convertible Bonds are converted into, an amount equal to the Early Redemption Amount (as defined under the Terms and Conditions of the Convertible Bonds) respecting such amount of Convertible Bonds. If, upon any such Liquidation Event, the assets of the Company legally available for distribution pursuant to this clause (i) shall be insufficient to make payment of the foregoing amounts in full on all the CB Conversion Shares, then such assets shall be distributed among the holders of the CB Conversion Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(ii)                  After setting aside or paying in full the amounts due to the holders of the holders of the Convertible Bonds under Article 6A(iii)(2)(a)(i), before any distribution or payment shall be made to the holders of any Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares or Junior Securities, each holder of the Series D Preferred Shares shall be entitled to receive, with respect to the Series D Preferred Shares then held by such holder, an amount equal to the sum of:

(A)                   (x) 100% of the aggregate price paid to the Company for the issuance of such Series D Preferred Shares; and

(y) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Series D Preferred Shares; and

(z) all dividends declared and unpaid with respect to such shares, or

(B)                   if such Liquidation Event has been initiated by a demand made by a holder of Series D Preferred Shares pursuant to Article 8(iii)(6),

(x) 100% of the aggregate price paid to the Company for the

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issuance of such Series D Preferred Shares; and

(y) an amount thereon equal to a 15% per annum rate of return, compounded annually, from the date of issuance of such Series D Preferred Shares; and

(z) all dividends declared and unpaid with respect to such shares.

If, upon any such Liquidation Event, and after full payment of the liquidation preference under Article 6A(iii)(2)(a)(i) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series D Preferred Shares, then such assets shall be distributed among the holders of the Series D Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(iii)               After setting aside or paying in full the amounts due to the holders of the CB Conversion Shares and the Series D Preferred Shares under Article 6A(iii)(2)(a)(i) and Article 6A(iii)(2)(a)(ii), before any distribution or payment shall be made to the holders of any Series B Preferred Shares, Series A Preferred Shares or Junior Securities, each holder of the Series C Preferred Shares shall be entitled to receive, with respect to the Series C Preferred Shares then held by such holder, an amount equal to the sum of:

(A)                   (x) 100% of the aggregate price paid to the Company for the issuance of such Series C Preferred Shares; and

(y) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Series C Preferred Shares; and

(z) all dividends declared and unpaid with respect to such shares, or

(B)                   if such Liquidation Event has been initiated by a demand made by a holder of Series C Preferred Shares pursuant to Article 8(iii)(6),

(x) 100% of the aggregate price paid to the Company for the issuance of such Series C Preferred Shares; and

(y) an amount thereon equal to a 15% per annum rate of return, compounded annually, from the date of issuance of such Series C Preferred Shares; and

(z) all dividends declared and unpaid with respect to such shares.

If, upon any such Liquidation Event, and after full payment of the liquidation preference under Article 6A(iii)(2)(a)(ii) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series C Preferred Shares, then such assets shall be distributed among the holders of the Series C Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

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(iv)              After setting aside or paying in full the amounts due to the holders of the CB Conversion Shares, the Series D Preferred Shares and the Series C Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii) and 6A(iii)(2)(a)(iii), before any distribution or payment shall be made to the holders of any Series A Preferred Shares or any Junior Securities, each holder of the Series B Preferred Shares shall be entitled to receive , with respect to the Series B Preferred Shares then held by such holder, an amount equal to 100% of the price paid to the Company for the issuance of such Series B Preferred Shares, plus (i) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Series B Preferred Shares, and (ii) all dividends declared and unpaid with respect to such shares.  If, upon any such Liquidation Event and after full payment of the liquidation preference under Article 6A(iii)(2)(a)(ii) and 6A(iii)(2)(a)(iii) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series B Preferred Shares, then such assets shall be distributed among the holders of the Series B Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(v)                 After setting aside or paying in full the amounts due to the holders of the CB Conversion Shares, the Series D Preferred Shares, the Series C Preferred Shares and Series B Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii) and Article 6A(iii)(2)(a)(iv), before any distribution or payment shall be made to the holders of any Junior Securities, each holder of the Series A Preferred Shares shall be entitled to receive, with respect to the Series A Preferred Shares then held by such holder, an amount equal to 100% of the price paid to the Company for the issuance of such Series A Preferred Shares, plus (i) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Series A Preferred Shares, and (ii) all dividends declared and unpaid with respect to such shares.  If, upon any such Liquidation Event and after full payment of the amounts due to the holders of the CB Conversion Shares, the Series D Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii) and Article 6A(iii)(2)(a)(iv) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series A Preferred Shares, then such assets shall be distributed among the holders of the Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(vi)              After distribution or payment in full of the amounts distributable or payable pursuant to Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii), Article 6A(iii)(2)(a)(iv) and Article 6A(iii)(2)(a)(v), the remaining assets of the Company legally available for distribution shall be distributed ratably among the holders of the outstanding Shares (including the CB Conversion Shares) on an as-converted to Common Shares basis.

(b) Liquidation on Sale or Merger.  The following events shall be treated as a liquidation (each, a “Liquidation Event”) under this Article 6A(iii)(2) unless waived in writing by Crawford (provided that Crawford’s waiver shall not be required if a Crawford Default has occurred, or if then Crawford holds less than 5% of the Company’s then total outstanding share capital on a Fully Diluted Basis), GS, CDH and Qiming: (i) any liquidation, winding-up, or dissolution of any member of the Company Group, (ii) any

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merger, amalgamation or consolidation of any member of the Company Group with or into any Person, or any other corporate reorganization, or any other transaction or series of transactions, as a result of which the shareholders of the Company immediately prior to such transaction or series of transactions will cease to own a majority of the Equity Securities or voting power of the surviving entity immediately following the consummation of such transaction or series of transactions, (iii) any sale of all or substantially all of the assets of any member of the Company Group to a third party unaffiliated with any member of the Company Group, including for the purposes of this clause (iii), the equity securities and/or contractual arrangements by which any member of the Company Group owns and/or Controls any other Company Group member and the licenses and permits necessary to conduct the business of the Company Group in the PRC, (iv) the exclusive licensing of all or substantially all of the Intellectual Property of any member of the Company Group to a third party unaffiliated with any member of the Company Group, or (v) the transfer (whether by merger, reorganization or other transaction) in which a majority of the outstanding voting power of the Company is transferred (excluding any sale of Shares by the Company for capital raising purposes) and (vi) any inability or failure on the part of the Company to redeem the Series C Preferred Shares when required to do so by holders of at least 50% of the outstanding Series C Preferred Shares.

(3)                 Voting Rights.

Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to the other requirements of this Article 6A), at all general meetings of the Company: (i) the holder of Common Shares issued and outstanding shall have one (1) vote in respect of each Common Share held by such holder, and (ii) each Preferred Shareholder shall be entitled to such number of votes with respect to all the Preferred Shares held by such Preferred Shareholder as equals the whole number of Common Shares into which such Preferred Shareholder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Members is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and these Articles, or as required by the Statute, the Preferred Shareholders shall vote together with the holders of Common Shares, and not as a separate class or series, on all matters put before the Members.

(4)                 Conversion of Preferred Shares.

The Preferred Shareholders shall have the rights described below with respect to the conversion of the Preferred Shares into Common Shares.  The number of Common Shares to which a Preferred Shareholder shall be entitled upon conversion of one (1) Preferred Share in accordance with Article 6A(iii)(4)(a) and Article 6A(iii)(4)(b) shall be the quotient of the applicable Original Preferred Issue Price divided by the then-effective applicable Conversion Price.  Any Common Shares issued upon the conversion of any Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares shall rank pari passu in all respects with the then existing Common Shares.

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(a)                  Optional Conversion.

(i)                   Subject to and in compliance with the provisions of this Article 6A(iii)(4)(a) and subject to complying with the requirements of the Statute, each Preferred Share may, at the sole option of the holder thereof, be converted at any time and from time to time after the relevant Original Issue Date into fully paid and nonassessable Common Shares based on the then-effective applicable Conversion Price in accordance with this Article 6A(iii)(4).

(ii)                Any Preferred Shareholder who desires to convert its Preferred Shares into Common Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such Preferred Shareholder has elected to convert such Preferred Shares.  Such notice shall state the number of Preferred Shares being converted (whether all or some only).  Thereupon, the Company shall promptly record such conversion in its register of Members and issue and deliver to such Preferred Shareholder at the address specified by such Preferred Shareholder a certificate or certificates for the number of Common Shares to which such Preferred Shareholder is entitled and, if the conversion is of part only of a holding, a new certificate for the balance of Preferred Shares retained by such Preferred Shareholder.  No fractional Common Shares shall be issued upon conversion of the Preferred Shares, and the number of Common Shares to be so issued to a Preferred Shareholder upon the conversion of the Preferred Shares (after aggregating all fractional Common Shares that would be issued to such Preferred Shareholder) shall be rounded to the nearest whole share (with one-half being rounded upward).  Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the Person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date.

(b)                  Automatic Conversion.

(i)                     Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, all of the Preferred Shares shall automatically be converted into Common Shares based on the then-effective applicable Conversion Price immediately prior to the closing of a Qualified IPO in accordance with this Article 6A(iii)(4). Without limiting the application of the foregoing, all Series D Preferred Shares shall also automatically be converted into Common Shares based on the then-effective applicable Conversion Price on the date specified by a written consent signed by the holders representing a majority of the then outstanding Series D Preferred Shares.

(ii)                  The Company shall not be obligated to issue certificates for any Common Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder of such Preferred Shares notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.  The Company shall, as soon as practicable after receipt of certificates for Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly record such conversion in its register of Members and issue and deliver to the Preferred Shareholder

14

thereof at the address specified by such Preferred Shareholder a certificate or certificates for the number of Common Shares to which the Preferred Shareholder is entitled.  No fractional Common Shares shall be issued upon conversion of the Preferred Shares, and the number of Common Shares to be so issued to a Preferred Shareholder of converting Preferred Shares (after aggregating all fractional Common Shares that would be issued to such Preferred Shareholder) shall be rounded to the nearest whole share (with one-half being rounded upward).  Any Person entitled to receive Common Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Common Shares on the date of such conversion.

(c)                  Mechanics of Conversion.  The conversion hereunder of each Preferred Share (each, a “Conversion Share”, and collectively, the “Conversion Shares”) shall be effected in the following manner:

(i)                     The Company shall redeem the Conversion Share for aggregate consideration (the “Redemption Amount”) equal to (i) the aggregate par value of any capital shares of the Company to be issued upon such conversion and (ii) the aggregate value, as determined by the Board (including the affirmative vote of the Series D Director, a Series C Director, a Series B Director and a Series A Director), of any other assets which are to be distributed upon such conversion.

(ii)                  Concurrent with the redemption of the Conversion Share, the Company shall apply the Redemption Amount for the benefit of the holder of the Conversion Share to pay for any Common Shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

(iii)               Upon application of the Redemption Amount, the Company shall issue to the holder of the Conversion Share all Common Shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

(d)                 Initial Conversion Price.  The “Conversion Price” shall mean the applicable conversion price for the respective Preferred Share to convert into Common Share(s) at the option of the holder thereof or automatically pursuant to Article 6A(iii)(4)(a) or Article 6A(iii)(4)(b), as the case may be.  The Conversion Price for the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares shall initially be the Original Series A Preferred Issue Price, the Original Series B Preferred Issue Price, the Original Series C Preferred Issue Price and the Original Series D Preferred Issue Price, respectively, and each shall be adjusted from time to time as provided below in Article 6A(iii)(4)(e). For the avoidance of doubt, the initial conversion ratio for each Preferred Share to Common Share(s) shall be 1:1, subject to adjustment from time to time of the Conversion Price as provided below in Article 6A(iii)(4)(e).

(e)                  Adjustments to Conversion Price.

(i)                     Adjustment for Share Splits and Combinations.  If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Common Shares, the applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased.  Conversely, if the Company shall at any time, or from time to time, combine the outstanding Common Shares into a smaller number of shares, the

15

applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)                  Adjustment for Common Share Dividends and Distributions.  If the Company makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution solely to the holders of Common Shares payable in additional Common Shares, the applicable Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying the applicable Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

(iii)               Adjustments for Other Dividends.  If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Common Shares or Common Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Common Shares issuable thereon, the amount of securities of the Company which the holder of such Preferred Share would have received had the Preferred Shares been converted into Common Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)              Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions.  If at any time, or from time to time, any capital reorganization or reclassification of the Common Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such Preferred Share would have received had the Preferred Shares been converted into Common Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v)                 Sale of Shares below the Conversion Price.

(A)                 Adjustment of Conversion Price for Preferred Shares Upon Issuance of Additional Common Shares.  In the event the Company shall at any time or from time to time after the Original Issue Date of the Series D Preferred Shares, issue or sell any Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Article 6A(iii)(4)(e)(vi)), without consideration or for a consideration per share less than the applicable Conversion Price for Preferred Shares in effect immediately prior to such issue, then as of the opening of business on the date of such issue or sale, the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the

16

nearest one-hundredth of a cent) determined in accordance with the following formula (As Adjusted):

CP2 = CP1*(A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

i) “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Common Shares;

ii) “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Common Shares;

iii) “A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Common Shares (treating for this purpose as outstanding all Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) immediately prior to such issue);

iv) “B” shall mean the number of Common Shares that would have been issued if such Additional Common Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

v) “C” shall mean the number of such Additional Common Shares issued in such transaction.

(B)                 Determination of Consideration.  For the purpose of making any adjustment to the Conversion Price or the number of Common Shares issuable upon conversion of the Preferred Shares, as provided above:

i)                           To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

ii)                        To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board, including the affirmative vote of a Series D Director, a Series C Director, a Series B Director and a Series A Director), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

iii)                     If Additional Common Shares or Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Common Shares or such Common Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board, including the affirmative vote of a Series

17

D Director, a Series C Director, a Series B Director and a Series A Director) to be allocable to such Additional Common Shares or Common Share Equivalents.

(C)                 No Exercise.  If all of the rights to exercise, convert or exchange any Common Share Equivalents shall expire without any of such rights having been exercised, the applicable Conversion Price as adjusted upon the issuance of such Common Share Equivalents, shall be readjusted to the Conversion Price which would have been in effect had such adjustment not been made.

(vi)              Deemed Issue of Additional Common Shares

(A)                 In the event the Company shall at any time or from time to time after the Original Issue Date of the Series D Preferred Shares, issue any Common Share Equivalents (excluding Common Share Equivalents which are themselves Exempted Shares or which are issued pursuant to the Series D Share Purchase Agreement) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Common Share Equivalents, then the maximum number of Common Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such Common Share Equivalents shall be deemed to be Additional Common Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, and for a consideration equal to the consideration received by the Company upon the issuance of such Common Share Equivalents plus the minimum aggregate additional consideration payable to the Company on conversion, exchange or exercise thereof (without taking into account potential anti-dilution adjustments).

(B)                 If the terms of any Common Share Equivalents, the issuance of which resulted in an adjustment to the applicable Conversion Price for Preferred Shares pursuant to the terms of Article 6A(iii)(4)(e)(v), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Common Share Equivalents (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Common Share Equivalents) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion and/or exchange of any such Common Share Equivalents or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price for Preferred Shares computed upon the original issue of such Common Share Equivalents (or upon the occurrence of a record date with respect thereto) shall be readjusted to such applicable Conversion Price for Preferred Shares as would have been obtained had such revised terms been in effect upon the original date of issuance of such Common Share Equivalents.  Notwithstanding the foregoing, no readjustment pursuant to this clause (B) shall have the effect of increasing the applicable Conversion Price for Preferred Shares to an amount which exceeds the lower of (i) the applicable Conversion Price for Preferred Shares in effect immediately prior to the original adjustment made as a result of the issuance of such Common Share Equivalents, or (ii) the applicable Conversion Price for Preferred Shares that would have resulted from any issuances of Additional Common Shares (other than deemed issuances of Additional Common Shares as a result of the issuance of such Common Share Equivalents) between the original adjustment date and such readjustment date.

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(C)                 If the terms of any Common Share Equivalents (excluding Common Share Equivalents which are themselves Exempted Shares or which are issued pursuant to the Series D Share Purchase Agreement), the issuance of which did not result in an adjustment to the applicable Conversion Price for Preferred Shares pursuant to the terms of Article 6A(iii)(4)(e)(v) (either because the consideration per share (determined pursuant to Article 6A(iii)(4)(e)(v)(B)) of the Additional Common Shares subject thereto was equal to or greater than the applicable Conversion Price for Preferred Shares then in effect, or because such Common Share Equivalent was issued before the Original Issue Date), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Common Share Equivalents (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Common Share Equivalents) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion or exchange of any such Common Share Equivalents or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Common Share Equivalents, as so amended or adjusted, and the Additional Common Shares subject thereto (determined in the manner provided in Article 6A(iii)(4)(e)(vi)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)                 Upon the expiration or termination of any unexercised, unconverted or unexchanged Common Share Equivalents (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Conversion Price for Preferred Shares pursuant to the terms of Article 6A(iii)(4)(e)(v), the applicable Conversion Price for Preferred Shares shall be readjusted to such Conversion Price for such Preferred Shares as would have been obtained had such Common Share Equivalents (or portion thereof) never been issued.

(E)                  If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Common Share Equivalents, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Common Share Equivalents is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price for Preferred Shares provided for in this Article 6A(iii)(4)(e)(vi) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Article 6A(iii)(4)(e)(vi)).  If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Common Share Equivalent, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Common Share Equivalent is issued or amended, any adjustment to the applicable Conversion Price for Preferred Shares that would result under the terms of this Article 6A(iii)(4)(e)(vi) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price for Preferred Shares that such issuance or amendment took place at the time such calculation can first be made.

(vii)           Other Dilutive Events.  In case any event shall occur as to which the other provisions of this Article 6A(iii)(4) are not strictly applicable, but the failure to make

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any adjustment to the applicable Conversion Price for the Preferred Shares would not fairly protect the conversion rights of such Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 6A(iii)(4), necessary to preserve, without dilution, the conversion rights of the Preferred Shares. If any holder of the then outstanding Preferred Shares shall reasonably and in good faith disagree with such determination by the Company, then the Company shall appoint an accounting firm of international standing and reputation, which shall give their opinion as to the appropriate adjustment, if any, on the basis described above.  Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of such Preferred Shares and shall make the adjustments described therein.

(viii)        Certificate of Adjustment.  In the case of any adjustment or readjustment of the applicable Conversion Price for any series of the Preferred Shares, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Preferred Shares at such holder’s address as shown in the Company’s books.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Common Shares issued or sold or deemed to be issued or sold, (iii) the applicable Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Common Shares and the type and amount, if any, of other property which would be received upon conversion of such series of Preferred Shares after such adjustment or readjustment.

(ix)              Notice of Record Date.  In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Conversion Price for any series of the Preferred Shares or the number or character of any series of the Preferred Shares as set forth herein, the Company shall give notice to the holders of such series of Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of such Preferred Shares.  In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(x)                 Reservation of Shares Issuable Upon Conversion.  The Company shall not issue any Common Shares from its authorized but unissued Common Shares if, following such issuance, the number of its authorized but unissued Common Shares would be insufficient to effect the conversion of all then outstanding Preferred Shares.  If at any time the number of authorized but unissued Common Shares of the Company shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will

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take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(xi)              Notices.  Any notice required or permitted pursuant to this Article 6A(iii)(4) shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company.  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

(xii)           Payment of Taxes.  The Company will pay all taxes, if any, (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of the Common Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of the Common Shares in a name other than that in which the Preferred Shares so converted were registered.

(5)                 [Intentionally omitted]

(6)                 Protective Provisions.

(a)                 Matters Requiring Special Consent from Preferred Shareholders and CB Holders.  Notwithstanding anything to the contrary in the Memorandum and these Articles and in addition to such other limitations as may be provided in the Memorandum, these Articles, the Statute or any applicable Law at the competent jurisdiction where the relevant member of the Company Group is incorporated, for so long as any Preferred Share or Convertible Bond/CB Conversion Share remains outstanding, the Company and the Founder shall procure that the Company and each other member of the Company Group shall not take any of the following actions (except for those taken to consummate the Qualified IPO) without the prior written consent of holders of more than 51% of the then outstanding Series A Preferred Shares (voting separately on an as converted basis), holders of more than 45% of the then outstanding Series B Preferred Shares (including affirmative consent by CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares) (voting separately on an as converted basis), 50% of the then outstanding Series C Preferred Shares (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares) (voting separately on an as converted basis), 50% of the then outstanding Series D Preferred Shares (voting separately on an as converted basis) (including Crawford as long as it holds more than one-third of the then outstanding Series D Preferred Shares but provided that Crawford’s prior written consent shall be deemed to have been given, and Crawford shall not have the power to block any actions, if a Crawford Default has occurred, or if Crawford holds less than 5% of the Company’s then total outstanding share capital on a Fully Diluted Basis), and (iv) the Requisite Bondholders; provided, that where any such

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action requires the special resolutions of the Members in accordance with the Statute, and the said prior written consent has not been obtained, the holders of the then outstanding Preferred Shares and Convertible Bonds/CB Conversion Shares voting against the resolution shall have the same number of votes as those who vote in favour of such resolution plus one (for the purpose of this Article 6A(iii)(6), the term “Company” below shall also include each other member of the Company Group from time to time where applicable):

(i)                     Substantially cease to conduct or carry on the business of any member of the Company Group as now conducted or materially change its business activities;

(ii)                  Sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of any member of the Company Group;

(iii)               Except for the Exempted Issuances, increase, reduce or cancel the authorized or issued share capital of any member of the Company Group or issue, allot, purchase or redeem any shares or securities convertible into or exchangeable for or otherwise carrying a right of subscription in respect of the Shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of Shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Preferred Shareholders in the Company or adversely affecting their rights in respect of any outstanding bonds, warrants or options;

(iv)              Make any distribution of profits amongst the shareholders by way of dividend (interim and final), capitalization of reserves or otherwise;

(v)                 Amend the accounting policies previously adopted or change the fiscal year of any member of the Company Group;

(vi)              Appoint or change the auditors of any member of the Company Group;

(vii)           Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other Intellectual Property owned by any member of the Company Group;

(viii)        Pass any resolution for the winding up of any member of the Company Group or undertake any merger or restructuring (including but not limited to Change of Control Events) or Liquidation Event concerning any member of the Company Group or apply for the appointment of a receiver, manager or judicial manager or like officer;

(ix)              Make any alteration or amendment to the memorandum and articles of association or any other charter documents of any member of the Company Group;

(x)                 Dispose of or dilute the Company’s interest, directly or indirectly, in any of its Subsidiaries, including the PRC Entities;

(xi)              Approve any transfer of shares in any member of the Company Group;

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(xii)           Amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the holders of Preferred Shares and Convertible Bonds;

(xiii)        Take any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on parity with the Preferred Shares and Convertible Bonds;

(xiv)       Take any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on parity with the preference of the Preferred Shares and Convertible Bonds;

(xv)          Amend the Company’s Memorandum and Articles;

(xvi)       Amend any existing warrant to purchase Shares in the Company;

(xvii)    Enter into or amend any agreement subject to Section 8.15 of the Amended IRA; and

(xviii) Enter into any agreement or undertaking to do any of the foregoing.

(b)                 Matters Requiring Special Consent from Investor Directors. Notwithstanding anything to the contrary in the Memorandum and these Articles and in addition to such other limitations as may be provided in the Memorandum, these Articles, the Statute or any applicable Law at the competent jurisdiction where the relevant member of the Company Group is incorporated, for so long as any Preferred Share remains outstanding, the Company and the Founder shall procure that the Company and each other member of the Company Group shall not, without the prior written approval (either by signing a physical document or by email) of the Series D Director, at least one of the Series C Directors, at least one of the Series B Directors and at least one of the Series A Directors, take any of following action (except for those taken to consummate the Qualified IPO):

(i)                     Appoint or settle the terms of appointment of any Managing Director, President, Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Technology Officer or equivalent officers of any member of the Company Group;

(ii)                  Settle or alter the terms of employment contract or salaries or bonuses or other incentives of the top six most highly paid employees of the Company Group or the terms of any non-compete covenants by any Key Employees as defined in the Series D Share Purchase Agreement;

(iii)               Change the size or composition of the board of directors of any member of the Company Group;

(iv)              Approve any annual and quarterly budget including any capital expenditure plan of any member of the Company Group;

(v)                 Make any equity investment in any corporate bodies or joint venture other than establishing wholly owned subsidiaries;

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(vi)              Borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business not exceeding an aggregate principal amount of RMB30,000,000 per annum;

(vii)           Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) (other than liens incurred in the ordinary course of business (including without limitation, those created pursuant to vehicle acquisitions) covering obligations not to exceed US$1,000,000 in the aggregate at any one time) on all or any of the undertaking, assets or rights of any member of the Company Group;

(viii)        Approve or make adjustments or modifications to terms of transactions involving the interest of any director or shareholder or officer of any member of the Company Group, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder or officer of any member of the Company Group and any other related party transactions set out in Section 22 of Schedule D to the Series D Share Purchase Agreement;

(ix)              Sign any property leases with annual rental commitment in excess of US$300,000;

(x)                 Make capital expenditures of any item in excess of US$300,000 or in aggregate exceeding 25% of the approved annual budget, other than capital expenditure for purchasing operating vehicles in the ordinary course of business;

(xi)              Make capital expenditures or disposals not within the approved annual budget;

(xii)           Adopt or amend any employee stock option program or any other equity-based compensation plan or any bonus or incentive plan of any member of the Company Group (including but not limited to any amendment of the ESOP);

(xiii)        Enter into any related party transaction set out in Section 22 of Schedule D to the Series D Share Purchase Agreement (whether as a single transaction or a series of related or unrelated transactions) in excess of US$100,000; and

(xiv)       Enter into any agreement or undertaking to do any of the foregoing.

(c)                  Matters Requiring Special Consent from the Requisite Bondholders.  Notwithstanding anything to the contrary in the Memorandum and these Articles and in addition to such other limitations as may be provided in the Memorandum, these Articles, the Statute or any applicable Law at the competent jurisdiction where the relevant member of the Company Group is incorporated, the Company and the Founder shall procure that the Company and each other member of the Company Group shall not, without the prior written approval (either by signing a physical document or by email) of the Requisite Bondholders, other than those incurred in the ordinary course of business (including without limitation, those created pursuant to vehicle acquisitions) covering obligations not to exceed US$1,000,000 in the aggregate at any one time, create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) on all or any material undertaking, equity, assets or rights of the Company and/or any other member of the Company Group.

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TRANSFER OF SHARES

7.                                               Subject to Section 3 of the Amended IRA, as amended from time to time, and the provisions of these Articles (including but not limited to Article 6A), shares are transferable, and the Company will only register transfers of shares that are made in accordance with the Amended IRA and will not register transfers of shares that are not made in accordance with the Amended IRA. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of Members in respect thereof.

REDEMPTION AND PURCHASE OF SHARES

8.                                      (i)                     Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), shares may be issued on the terms that they are, or at the option of the Company or the holders are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

(ii)                  Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided, that the manner of purchase has first been authorized by the Company in the general meeting and may make payment therefor in any manner authorized by the Statute, including out of capital.

(iii)               Notwithstanding any provisions to the contrary in this Article 8, the Preferred Shares shall not be redeemable at the option of holders of such Preferred Shares, except pursuant to this Article 8(iii):

(1)                 Optional Redemption.

(a)                 At any time and from time to time on or after May 31, 2013, holder(s) of at least 51% of the Series A Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series A Preferred Shares subject to and in accordance with this Article 8(iii). The holder(s) electing redemption pursuant to this Article 8(iii)(1)(a) shall deliver a written notice (the “Redemption Notice”) to the Company specifying the intended date of redemption, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice (the “Redemption Date”). Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(a), the Company shall forward a copy of such Redemption Notice to each holder of the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares. Holder(s) of at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the Series C Preferred Shares (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares) or holder(s) of at least 50% of the Series D Preferred Shares shall have the right, but not the obligation, to require the Company to redeem all of the then outstanding Series B Preferred Shares, the Series C Preferred Shares or the Series D Preferred Shares respectively on the same applicable Redemption Date, together with the Series A Preferred Shares, by written notice to the Company within 15 days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(a). For the avoidance of doubt, holder(s) of at least 45% of the Series B Preferred Shares

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(including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the Series C Preferred Shares then outstanding (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares) and holder(s) of at least 50% of the Series D Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series B Preferred Shares, the Series C Preferred Shares or the Series D Preferred Shares respectively at any time and from time to time on or after May 31, 2013, if holder(s) of the Series A Preferred Shares elect(s) redemption pursuant to this Article 8(iii)(1)(a).  No redemption shall be effected under this Article 8(iii)(1)(a) unless the Company complies with its obligation to forward a copy of the relevant Redemption Notice to the holders of Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares.

(b)                 At any time and from time to time on or after December 31, 2013, holder(s) of at least 45% of the Series B Preferred Shares then outstanding (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares)  may require the Company to redeem all of the then outstanding Series B Preferred Shares subject to and in accordance with this Article 8(iii). The holder(s) electing redemption pursuant to this Article 8(iii)(1)(b) shall deliver a Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice. Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(b), the Company shall forward a copy of such Redemption Notice to each holder of the Series A Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares. Holder(s) of at least 51% of the then outstanding Series A Preferred Shares, holder(s) of at least 50% of the Series C Preferred Shares or holder(s) of at least 50% of the Series D Preferred Shares shall have the right, but not the obligation, to require the Company to redeem all of the then outstanding Series A Preferred Shares, the Series C Preferred Shares or the Series D Preferred Shares respectively on the same applicable Redemption Date, together with the Series B Preferred Shares, by written notice to the Company within fifteen (15) days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(b). For the avoidance of doubt, holder(s) of at least 50% of the Series C Preferred Shares then outstanding or holder(s) of at least 50% of the Series D Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series C Preferred Shares or Series D Preferred Shares respectively at any time and from time to time on or after December 31, 2013, if holder(s) of the Series B Preferred Shares elect(s) redemption pursuant to this Article 8(iii)(1)(b).  No redemption shall be effected under this Article 8(iii)(1)(b) unless the Company complies with its obligation to forward a copy of the relevant Redemption Notice to the holders of Series A Preferred Shares, Series C Preferred Shares and Series D Preferred Shares.

(c)                  At any time upon and following the occurrence of a Series C Redemption Event (as defined in (g) below), and in any event at any time and from time to time on or after December 31, 2013, holder(s) of at least 50% of the Series C Preferred Shares then outstanding (including GS for so long as it holds at least one-third of the then-outstanding Series C Preferred Shares) may require the Company to redeem all of the then outstanding Series C Preferred Shares subject to and in accordance with this Article 8(iii).  The holder(s) electing redemption pursuant to this Article 8(iii)(1)(c) shall deliver a Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice.  Within three (3) days from receipt of the Redemption Notice delivered pursuant to this

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Article 8(iii)(1)(c), the Company shall forward a copy of such Redemption Notice to each holder of the Series A Preferred Shares, the Series B Preferred Shares and the Series D Preferred Shares.  Holder(s) of at least 51% of the then outstanding Series A Preferred Shares, holder(s) of at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares) or holder(s) of at least 50% of the then outstanding Series D Preferred Shares shall have the right, but not the obligation, to request the Company to redeem all of the then outstanding Series A Preferred Shares, Series B Preferred Shares or Series D Preferred Shares respectively, by written notice to the Company within fifteen (15) days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(c). For the avoidance of doubt, holder(s) of at least 50% of the Series D Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series D Preferred Shares at any time and from time to time on or after December 31, 2013, if holder(s) of the Series C Preferred Shares elect(s) redemption pursuant to this Article 8(iii)(1)(c).  No redemption shall be effected under this Article 8(iii)(1)(c) unless the Company complies with its obligation to forward a copy of the relevant Redemption Notice to the holders of Series A Preferred Shares, Series B Preferred Shares and Series D Preferred Shares.

(d) At any time upon and following the occurrence of a Series D Redemption Event (as defined in (h) below), and in any event at any time and from time to time on or after December 31, 2013, holder(s) of at least 50% of the Series D Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series D Preferred Shares subject to and in accordance with this Article 8(iii), provided that Crawford’s Series D Preferred Shares shall not be counted in favor of such demand for redemption if a Crawford Default has occurred.  The holder(s) electing redemption pursuant to this Article 8(iii)(1)(d) shall deliver a Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice.  Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(d), the Company shall forward a copy of such Redemption Notice to each holder of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.  Holder(s) of at least 51% of the then outstanding Series A Preferred Shares, or at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares) or holder(s) of at least 50% of the then outstanding Series C Preferred Shares shall have the right, but not the obligation, to request the Company to redeem all of the then outstanding Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares respectively, by written notice to the Company within fifteen (15) days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(d).

(e) In the event of any redemption pursuant to this Article 8(iii), the redemption price per Series A Preferred Share shall equal 200% of the Original Series A Preferred Issue Price (As Adjusted) plus all declared but unpaid dividends on such Series A Preferred Share through the date of redemption thereof, the redemption price per Series B Preferred Share shall equal 200% of the Original Series B Preferred Issue Price (As Adjusted) plus all declared but unpaid dividends on such Series B Preferred Share, and the redemption price per Series C Preferred Share or Series D Preferred Share shall equal the sum of:

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(x)                 100% of the aggregate price paid to the Company for the issuance of such Series C Preferred Shares or Series D Preferred Shares (as the case may be); and

(y)                 an amount thereon equal to a 15% per annum rate of return, compounded annually, from the date of issuance of such Series C Preferred Share or Series D Preferred Shares (as the case may be); and

(z)                  all dividends declared and unpaid with respect to such shares

(each the “Redemption Price”, as the case may be).

The assets and funds of the Company legally available to redeem the Preferred Shares pursuant to this Article 8(iii) shall be allocated in the following order: first, to the redemption of the Series D Preferred Shares, second, to the redemption of the Series C Preferred Shares, and third, to the redemption of the Series B Preferred Shares, and forth, to the redemption of the Series A Preferred Shares. Subject to the allocation order in the foregoing sentence, if the Company’s assets and funds which are legally available on the date that any amount of aggregate Redemption Price under this Article 8(iii) is due are insufficient to pay in full such amount of aggregate Redemption Price to be paid on such date, (i) such assets and funds which are legally available shall be used to the extent permitted by applicable Law to pay all amount of aggregate Redemption Price due on such date ratably in proportion to the full amounts to which the holders of the Series D Preferred Shares to which such aggregate Redemption Price are due would otherwise be respectively entitled thereon, and (ii) the remaining Preferred Shares to be redeemed but with respect to which the Redemption Price due and payable has not been paid in full shall be carried forward and redeemed as soon as the Company has legally available funds or assets to redeem the remaining Preferred Shares, subject to the allocation order pursuant to this Article 8(iii)(1)(e). The full amount of the aggregate Redemption Price due but not paid to the holders of Preferred Shares shall accrue interest daily (on the basis of a 365-day year) at a rate of 20% per annum in relation to the Preferred Shares, in each case from the applicable Redemption Date (as defined above) to the date on which such aggregate Redemption Price and all accrued interest thereon has been paid in full. If the Company fails (for any reason other than the failure of any Preferred Shareholder to take any action or do anything required by such Preferred Shareholder in connection with the redemption of such Preferred Shareholder’s shares) to redeem any Preferred Shares on its due date for redemption then, as from such date until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(f) Subject to the provisions of Article 8(iii)(1)(c), immediately following receipt of the request of any Preferred Shareholder for redemption of Preferred Shares in accordance with this Article 8(iii), the Company shall deposit an amount equal to the aggregate Redemption Price with a bank or trust corporation reasonably acceptable to the Board (including the consent of a Series D Director, a Series C Director, a Series B Director and a Series A Director) as a trust fund for the benefit of the relevant Preferred Shareholders, with irrevocable instructions and authority to the bank or trust corporation to pay the applicable amount of the aggregate Redemption Price for such shares to such Preferred Shareholders on or after the Redemption Date upon receipt of instruments of transfer and the certificate or certificates representing the shares of Preferred Shares to be redeemed.

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(g) For the purpose of this Article 8(iii)(1)(c), “Series C Redemption Event” means (i) the Company failing to complete a Qualified IPO by December 31, 2013, or (ii) the occurrence of any of the following:

(A) the certificate given pursuant to Section 5(5) of the Series C Share Purchase Agreement proves to be inaccurate as to any matter or circumstance which results in a Series C Redemption MAE (as defined below);

(B) there occurs any breach of representation or warranty, or failure to comply with any covenant or agreement in the Transaction Documents (as amended) (as defined in the Series C Share Purchase Agreement) on the part of the Founder or any member of the Company Group which results in a Series C Redemption MAE;

(C) any failure of an Indemnifying Party (as defined in the Series C Share Purchase Agreement) to make any payment that is due to an Indemnified Party (as so defined) under Section 8.3 or 8.4 of the Series C Share Purchase Agreement within thirty (30) days of its becoming due;

(D) any non-compliance by the Founder or any Key Employee (as defined in the Series C Share Purchase Agreement) with Section 3.1(a) or (b) of the Amended IRA;

(E) any issue of New Securities (as defined in the Amended IRA) in breach of Section 4 of the Amended IRA;

(F) any breach of Section 7 of the Amended IRA which results in a Series C Redemption MAE;

(G) a failure by the Company to forward to the holders of the Series C Preferred Shares, as required by Article 8(iii)(1)(a), (b) or (d), a copy of any Redemption Notice given to the Company pursuant to either of those Articles or the effecting of any redemption of any Series A Preferred Shares, Series B Preferred Shares or Series D Preferred Shares in circumstances where that is not permitted by these Articles, and, for the purposes Article 8(iii)(1)(c) above,

(x) where the Series C Redemption Event is constituted by any of the circumstances set out in sub-paragraphs (E), (F), and (G) above, the holders of the Series C Preferred Shares whose rights have not been respected by reason of those circumstances must be amongst the holders requiring redemption; and

(y) “Series C Redemption MAE” means with respect to the Company Group taken as a whole, any (i) event, occurrence, fact, condition, change or development that has a material adverse effect on the operations, results of operations, financial condition, assets or liabilities

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of it, (ii) material adverse effect on its ability to perform any material obligations of such person hereunder or under any other Transaction Document (as defined in the Series C Share Purchase Agreement), as applicable, or (iii) material adverse effect on any material rights it may have under any Transaction Document (as defined in the Series C Share Purchase Agreement); provided that, in each case, such effect results in a loss, directly or indirectly, of at least US$2,000,000 or its equivalent to the Company Group (taken as a whole).

(g) For the purpose of this Article 8(iii)(1)(d), “Series D Redemption Event” means (i) the Company failing to complete a Qualified IPO by December 31, 2013, or (ii) the occurrence of any of the following:

(A) the certificate given pursuant to Section 5(5) of the Series D Share Purchase Agreement proves to be inaccurate as to any matter or circumstance which results in a Series D Redemption MAE (as defined below);

(B) there occurs any breach of representation or warranty, or failure to comply with any covenant or agreement in the Transaction Documents (as amended) (as defined in the Series D Share Purchase Agreement) on the part of the Founder or any member of the Company Group which results in a Series D Redemption MAE;

(C) any failure of an Indemnifying Party (as defined in the Series D Share Purchase Agreement) to make any payment that is due to an Indemnified Party (as so defined) under Section 8.3 or 8.4 of the Series D Share Purchase Agreement within thirty (30) days of its becoming due;

(D) any non-compliance by the Founder or any Key Employee (as defined in the Series D Share Purchase Agreement) with Section 3.1(a) or (b) of the Amended IRA;

(E) any issue of New Securities (as defined in the Amended IRA) in breach of Section 4 of the Amended IRA;

(F) any breach of Section 7 of the Amended IRA which results in a Series D Redemption MAE;

(G) a failure by the Company to forward to the holders of the Series D Preferred Shares, as required by Article 8(iii)(1)(a), (b) or (c), a copy of any Redemption Notice given to the Company pursuant to either of those Articles or the effecting of any redemption of any Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares in circumstances where that is not permitted by these Articles, and, for the purposes Article 8(iii)(1)(d) above,

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(x) where the Series D Redemption Event is constituted by any of the circumstances set out in sub-paragraphs (E), (F), and (G) above, the holders of the Series D Preferred Shares whose rights have not been respected by reason of those circumstances must be amongst the holders requiring redemption; and

(y) “Series D Redemption MAE” means with respect to the Company Group taken as a whole, any (i) event, occurrence, fact, condition, change or development that has a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of it, (ii) material adverse effect on its ability to perform any material obligations of such person hereunder or under any other Transaction Document (as defined in the Series D Share Purchase Agreement), as applicable, or (iii) material adverse effect on any material rights it may have under any Transaction Document (as defined in the Series D Share Purchase Agreement); provided that, in each case, such effect results in a loss, directly or indirectly, of at least US$2,000,000 or its equivalent to the Company Group (taken as a whole).

(2)                 For the avoidance of doubt, any Preferred Shareholder shall have the right to elect in writing at any time prior to the Redemption Date to convert any or all of its Preferred Shares into Common Shares at the then-effective applicable Conversion Price (provided that any Preferred Shares so elected to be converted into Common Shares, and the resulting Common Shares, shall not be eligible to be, and shall not be, redeemed).

(3)                 Before any Preferred Shareholder shall be entitled to receive the aggregate Redemption Price under this Article 8(iii), such Preferred Shareholder shall deliver a duly executed instrument of transfer in favour of the Company and shall surrender such Preferred Shareholder’s certificate or certificates, in each case representing such Preferred Shares to be redeemed, to the Company, and thereupon the applicable amount of the aggregate Redemption Price shall be payable to the order of the Person whose name appears on the register of Members of the Company as the owner of such shares and each such certificate shall be cancelled after all the shares represented by such certificate are redeemed. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable amount of the aggregate Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the Preferred Shareholders thereof, except the right to receive the applicable amount of the aggregate Redemption Price thereof (including all declared and unpaid dividend up to the applicable Redemption Date), without interest, shall cease and terminate and such Preferred Shares shall cease to be issued shares of the Company.

(4)                 To the extent permitted by applicable Law, upon and following receipt of any redemption request delivered in accordance with Article 8(iii)(1)(a), Article 8(iii)(1)(b), Article 8(iii)(1)(c) and Article 8(iii)(1)(d) above, the Company shall use best efforts to procure that the profits of each Subsidiary of the Company (including the PRC Entities) for the time being available for distribution shall be paid to the Company by way of dividend if and to the extent that, but for such payment, the Company would not itself otherwise have

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sufficient profits available for distribution to make the redemption of Preferred Shares required to be made pursuant to this Article 8(iii) and such redemption request.

(5)                 Without limiting any rights of the Preferred Shareholders which are set forth in the Memorandum and these Articles, or are otherwise available under applicable Law, the balance of any Preferred Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the applicable amount of aggregate Redemption Price but which it has not paid in full shall not be redeemed until the Company has paid in full the redemption payment required with respect to the redemption of such shares, and prior to such payment and redemption, such shares shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to dividends) which such shares had prior to such date.  Nothing in this Article 8(iii) shall be deemed to limit in any way the obligation of the Company to effect the redemption of any Preferred Shares, or to make any payment required, pursuant to this Article 8(iii).

(6)                 If the Company fails (for any reason other than the failure of any Series D Preferred Shareholder or any Series C Preferred Shareholder to take any action or do anything required by such Series D Preferred Shareholder or such Series C Preferred Shareholder in connection with the redemption of such Series D Preferred Shareholder or such Series C Preferred Shareholder’s shares) to redeem any Series D Preferred Shares or Series C Preferred Shares on its due date for redemption, then such Series D Preferred Shareholder or such Series C Preferred Shareholder shall have the right to demand liquidation of the Company and each other member of the Company and all Directors of the Company shall do such things as are reasonably requested by such Series D Preferred Shareholder or such Series C Preferred Shareholder to commence and carry out such liquidation in a timely and efficient manner.

VARIATION OF RIGHTS OF SHARES

9.                                      [Intentionally Omitted].

10.                       Subject to the provisions of the Memorandum and these Articles (including but not limited to Article 6A), the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

11.                       Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may (i) pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company, which commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful.

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NON-RECOGNITION OF TRUSTS

12.                       No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTRATION OF EMPOWERING INSTRUMENTS

13.                       The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

14.                       In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

15.                       Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder, such person shall deliver or send to the Company a notice in writing signed by such person so stating such election.

16.                       A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by voluntary transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

17.                               [Intentionally Omitted].

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AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF
CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

18.                               (a)                 Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may from time to time alter or amend its Memorandum with respect to any objects, powers or other matters specified therein to:

(i)                   by Ordinary Resolution, increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)                by Ordinary Resolution, consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)             by Ordinary Resolution, divide or subdivide all or any of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value; or

(iv)            by Ordinary Resolution, cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(b)                 All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as the shares in the original share capital.

(c)                  Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(d)                 Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may by resolution of the Directors change the location of its Registered Office.

FIXING RECORD DATE

19.                       The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to attend or vote at a meeting of the Members. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

20.                       If no record date is fixed for the determination of Members entitled to notice of or to attend or vote at a meeting of the Members or the Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of the Members entitled to attend or receive notice of, attend or vote at any meeting of the Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

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GENERAL MEETING

21.                       All general meetings other than annual general meetings shall be called extraordinary general meetings.

22.                       The Company may hold a general meeting as its annual general meeting but shall not (unless required by the Statute) be obliged to hold an annual general meeting. The annual general meeting, if held, shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the principal executive offices of the Company on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

23.                       The Directors may call general meetings, and they shall, on the requisition of Members of the Company holding at the date of deposit of the requisition not less than 10% of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.

24.                       The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

25.                       If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition pursuant to Article 23 duly proceed to convene a general meeting, the requisitionists, or any of them representing not less than a majority of the aggregate voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall be subject to other Articles hereof, including Article 28, and shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

26.                       A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

27.                       At least five (5) days’ notice shall be given of an annual general meeting and at least twenty (20) days’ notice shall be given of any other general meeting unless such notice is waived either before, at or after such annual or other general meeting (i) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (ii) in the case of any other general meeting, by holders of not less than the appropriate proportion of all those Shares which are in issue at the time which would be required to approve the actions submitted to the Members for approval at such meeting, or their proxies (collectively, the “Required Consenters”).  Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned; provided, that any general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of Articles 23-26 have been complied with, be deemed to have been duly convened if it is so agreed by the Required Consenters.

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PROCEEDINGS AT GENERAL MEETINGS

28.                       No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. At any general meeting of the Company, the persons (or if a company or other non-natural person by its duly authorized representative) entitled to the notice of and to attend and vote at such general meeting present in person or by proxy, representing more than 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, which voting shares shall include such number of Common Shares as represent at least 50% in voting power of the then issued and outstanding Common Shares, such number of Series A Preferred Shares as represent at least 51% in voting power of the then issued and outstanding Series A Preferred Shares, such number of Series B Preferred Shares as represent at least 45% in voting power of the then issued and outstanding Series B Preferred Shares (and which must represent the shares held by CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), such number of Series C Preferred Shares as represent at least 50% in voting power of the then issued and outstanding Series C Preferred Shares (and which must represent the shares held by GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares), and such number of Series D Preferred Shares as represent at least 50% in voting power of the then issued and outstanding Series D Preferred Shares (provided that Crawford’s Series D Preferred Shares shall not be considered as outstanding Series D Preferred Shares for purposes of this Article 28 if a Crawford Default has occurred).

29.                       A person shall be deemed to be present at a general meeting if he participates by telephone or other electronic means and all persons participating in the meeting are able to hear each other.

30.                       An action that may be taken by the Members at a meeting may also be taken by a resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, signed by the Members holding a majority of the votes, or where a Special Resolution is required, by all the Members entitled to vote on such resolution at a meeting, without the need for any notice, but if any resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members.

31                          If within thirty (30) minutes from the time appointed for the general meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case, it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within thirty (30) minutes from the time appointed for the meeting, the Members (or their proxies) holding a majority of the aggregate voting power of all of the Shares of the Company (calculated on an as converted basis) represented at the meeting shall be a quorum.

32.                       The chairman of the Board shall preside as chairman at every general meeting of the Company, or if he shall not be present within thirty (30) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Members present shall elect one (1) of their number to be chairman of the meeting.

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33.                       The chairman may, with the consent of any general meeting duly constituted hereunder at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Otherwise it shall not be necessary to give any such notice.

34.                       At any general meeting, a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by the Statute or these Articles (including but not limited to Article 6A), such requisite majority shall be a simple majority of votes cast.

VOTES OF MEMBERS

35.                       Subject to the Statute and these Articles (including but not limited to Article 6A), every Member of record present or, if such Member is a corporation or other non-natural person, such Member is present by its duly authorized representative, shall have one (1) vote for each share registered in his name in the register of Members.

36.                       In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

37.                       A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.

38.                       No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

39.                       No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the determination of the chairman of the general meeting to be exercised in his or her reasonable discretion.

40.                       Votes may be given either personally or by proxy.

PROXIES

41.                       The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf.  A proxy need not be a Member of the Company.

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42.                       The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting.

43.                       The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

44.                       A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

45.                       Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

46.                       Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

47.                       There shall be a Board consisting of not more than ten (10) persons, unless increased by a resolution adopted by the affirmative vote of a simple majority of the Directors, present in person or by proxy, including the affirmative vote of the Series D Director, a Series C Director, a Series B Director and a Series A Director, subject to the Statute and these Articles (including but not limited to Article 6A).  The Board shall meet (whether in person, telephonically, or otherwise) no less than once in each fiscal quarter, unless otherwise determined by the Board (with the consent of the Series D Director, a Series C Director, a Series B Director and a Series A Director).

48.                       The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine.  Such remuneration shall be deemed to accrue from day to day.  Subject to these Articles (including but not limited to Article 6A), the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.  Any fees paid to a Director who is also

38

counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

49.                       Subject to these Articles (including but not limited to Article 6A), a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

50.                       Subject to these Articles (including but not limited to Article 6A), a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

51.                       A shareholder qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

52.                       Subject to these Articles (including but not limited to Article 6A), a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

53.                       In addition to any further restrictions set forth in these Articles (including but not limited to Article 6A), no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.  A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided, that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

54.                       A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 53 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

55.                       Any Director may by a written instrument appoint an alternate who need not be a Director and an alternate is entitled to attend meetings of the Board or of any committee in the absence of the Director who appointed him and to vote or consent in place of such Director.

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POWERS AND DUTIES OF DIRECTORS

56.                       The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent, from time to time by the Statute, or by these Articles (including but not limited to Article 6A), or as may be prescribed by the Company in general meeting; provided, that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made, and, provided further, that, for the avoidance of doubt and without limiting the generality of the foregoing, the Directors shall undertake none of those acts described in Article 6A(iii)(6) without the prior approval therein required.

57.                       The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

58.                       All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

59.                       The Directors shall cause minutes to be made in books provided for the purpose:

(a)                  of all appointments of officers made by the Directors;

(b)                  of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)                   of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

60.                       Subject to these Articles (including but not limited to Article 6A), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

61.                       Subject to these Articles (including but not limited to Article 6A), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures whether outright or as security for any debt, liability or obligation of the Company or of any third party.

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MANAGEMENT

62.                       Subject to these Articles (including but not limited to Article 6A):

(a)                                 The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)                                 The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)                                  Subject to the preceding clause (b), the Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)                                 Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

63.                       Subject to these Articles (including but not limited to Article 6A), the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting (except for consummation of a Qualified IPO and the actions taken to consummate a Qualified IPO) shall be decided by a majority of votes, including the affirmative vote of the Series D Director, a Series C Director, a Series B Director and a Series A Director (unless a higher vote is required pursuant to the Statute or these Articles, including but not limited to Article 6A) of the Directors present at a meeting at which there is a quorum, with each having one (1) vote.

64.                       A Director may, and the Secretary of the Company on the requisition of a Director, shall, at any time, summon a meeting of the Directors by at least ten (10) days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered; provided, that notice is given pursuant to Articles 93 — 97; provided further, that notice may be waived on behalf of all of the Directors before, after, or at the meeting by the vote or consent of all the Directors. The Company shall also cause that the agenda of the business to be transacted at the Board meeting and all relevant documents and materials to be circulated at or presented to the Board meeting are sent to all the Directors at least ten (10) days before such Board meeting.

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65.                       Subject to Article 64, a Board meeting shall reach quorum only with the attendance of at least five (5) Directors, including the Series D Director, a Series C Director, a Series B Director, a Series A Director and a Founder Director, provided that if such quorum is not present for a Board meeting within two (2) hours from the time for such Board meeting as appointed in the meeting notice of such Board meeting sent by the Company in accordance with Article 64, then such Board meeting shall be adjourned for at least ten (10) days at the same place or such other time and place as the Directors then present may determine, provided that, in each case, a notice of the adjourned Board meeting shall be sent to each Director at least ten (10) days before the adjourned Board meeting. The attendance of any three (3) Directors including any two (2) Investor Directors (one of whom shall be a Series C Director) shall constitute a quorum at such adjourned Board meeting and questions arising at such adjourned Board meeting shall be decided by a majority of votes of the Directors present.  For the purposes of this Article a proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

66.                       Subject to Article 65, the continuing Directors may act notwithstanding any vacancy in their body. However, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Board meetings, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

67.                       In the event of a tie-vote during the Board meeting, the chairman of the Board shall have the tie-breaker vote.  The chairman of the board shall be one of the Founder Directors.

68.                       Subject to these Articles (including but not limited to Article 6A), the Directors may delegate any of their powers (subject to any limitations imposed on the Directors) to committees consisting of such member or members of the Board as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles (including but not limited to Article 6A). A committee may meet and adjourn as it thinks proper.  Questions arising at any committee meeting shall be determined by a majority of votes of the members present.

69.                       The Company shall provide that members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting; provided, that a meeting of a Board or committee thereof shall not be valid if the Company does not make such means of participation reasonably available to the members thereof.

70.                       A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Directors or such committee as the case may be duly convened and held.

71.                       A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 41 — 44 shall apply, mutatis mutandis, to the appointment of proxies by Directors.

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VACATION OF OFFICE OF DIRECTOR

72.                       The office of a Director shall be vacated if he or she gives notice in writing to the Company that he or she resigns the office of Director, if he or she dies or if he or she is found a lunatic or becomes of unsound mind, and such vacated office may be filled only pursuant to Article 73, 74 or 75, as applicable.

APPOINTMENT AND REMOVAL OF DIRECTORS

73.                       (a)                                         Unless otherwise indicated below, immediately after the Closing, the Company shall have a Board consisting of no more than ten (10) directors, of whom, (i) two (2) Directors are to be designated by Qiming (the “Series A Directors” and each a “Series A Director”); (ii) two (2) Directors are to be designated by CDH (the “Series B Directors” and each a “Series B Director”);  (iii) two (2) Directors are to be designated by GS (the “Series C Directors”, each a “Series C Director”);  (iv) one (1) Director is to be designated by Crawford so long as (i) no Crawford Default has occurred, and (ii) Crawford holds continues to hold no less than 5% of the Company’s then total outstanding share capital on a Fully Diluted Basis (the “Series D Director”, and, together with the Series A Directors, the Series B Directors and the Series C Directors, collectively, the “Investor Directors” and each a “Investor Director”); and (v) three (3) Directors are to be designated by the Founder (the “Founder Directors” and each a “Founder Director”).  The chairman of the Board shall be one of the Founder Directors.

(b)                                At each election of the Directors of the Board, each holder of Common Share Equivalents shall vote at any meeting of Members, such number of Common Share Equivalents (on an as-converted basis) as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Common Share Equivalents (on an as-converted basis) (1) so long as no Crawford Default has occurred and Crawford continues to hold no less than 5% of the Company’s then total outstanding share capital on a Fully Diluted Basis, (a) as may be necessary to elect as the Series D Director the individual designated by Crawford in accordance with Article 73(a), and (b) against any other person nominated to be the Series D Director not so designated by Crawford in accordance with Article 73(a); (2) (a) as may be necessary to elect as the Series C Directors the individuals designated by GS, and (b) against any other person nominated to be a Series C Director not so designated by GS; (3) (a) as may be necessary to elect as the Series B Director the individuals designated by CDH, and (b) against any other Series B Director nominee not so designated by CDH; (4) (a) as may be necessary to elect as the Series A Directors the individuals designated by Qiming, as the case may be, and (b) against any other Series A Director nominee not so designated by Qiming; and (5) (a) as may be necessary to elect as the Founder Directors the individuals designated by the holders of a majority of the then outstanding Common Shares and (b) against any other Founder Director nominee not so designated.

(c)                                 Crawford, GS, CDH, Qiming, and the Founder, as such entity or individual is entitled to designate any individual to be elected as a Director of the Board pursuant to this Article 73 shall have the right to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position.

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(d) For the avoidance of doubt, to the extent any Investor Director is not appointed or otherwise not in the office, the consent of such Investor Director shall no longer be required for those matters which require the consent of such Investor Director hereunder.

(e) So long as it holds any Shares or Convertible Bonds, each of GS, CDH, Qiming, Ignition, JAFCO, and Crawford (so long as no Crawford Default has occurred) shall have the right, from time to time, and at any time, to designate one (1) individual (the “Observer”) to attend and speak at all meetings of the Board and all committees thereof (whether in person, by telephone or other) in a non-voting observer capacity.  An Observer is entitled to receive all notices of meetings of the Board and all committees thereof as well as copies of all minutes, consents and other materials, financial or otherwise, concurrently and in the same manner as such notices, minutes, consents and other materials are provided to the members of the Board and all committees thereof.  An Observer shall have full rights of audience and may speak at all meetings of the Board and all committees thereof, but shall not be entitled to vote or be counted towards the quorum at any such meetings.

(f) After a Qualified IPO, the Board shall consist of eleven (11) Directors. Subject to compliance with applicable laws, each of Qiming, CDH, GS and Ignition, so long as Qiming, CDH, GS, or Ignition (as the case may be) each shall remain a member of the Company holding more than 50% of the securities of the Company that it held immediately after the Closing (as defined in the Series D Share Purchase Agreement), shall have the right to nominate at least one (1) person, and Crawford (provided that no Crawford Default has occurred and provided further that Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully Diluted Basis) shall have the right to nominate two (2) persons at its sole discretion.

74.                       Any vacancy on the Board occurring because of the death, resignation or removal of a Director elected by the holders of any class or series of shares shall be filled by the vote or written consent of the holders of Common Share Equivalents of the Company entitled to designate any individual to be elected as a Director of the Board pursuant to Article 73.

PRESUMPTION OF ASSENT

75.                       A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

76.                       The Company may, if the Directors so determine, have a Seal which shall, subject to this Article, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or the Secretary or secretary-treasurer or some person appointed by the Directors for the purpose. The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. A Director, Secretary or other duly

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authorized officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

77.                       The Company may have a president, a Secretary or secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

78.                       Subject to the Statute and the provisions of these Articles (including but not limited to Article 6A), the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

79.                       Subject to the Statute and the provisions of these Articles (including but not limited to Article 6A), the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

80.                       No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

81.                       Subject to the rights of persons, if any, with shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

82.                       The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

83.                       Subject to these Articles (including but not limited to Article 6A), the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

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84.                       Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such check or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

85.                       No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

86.                       Subject to these Articles (including but not limited to Article 6A), upon the recommendation of the Board, the Members may by Ordinary Resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  Subject to these Articles (including but not limited to Article 6A), the Directors may authorize any person to enter into, on behalf of all of the Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and legally binding on all concerned.

BOOKS OF ACCOUNT

87.                       The Directors shall cause proper books of account to be kept with respect to:

(a)                       All sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)                       All sales and purchases of goods by the Company; and

(c)                        The assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

88.                       Subject to any agreement binding on the Company, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a

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Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Company.

89.                       The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

90.                       Subject to these Articles (including but not limited to Article 6A), the Board may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board.

91.                       Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

92.                       Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company during their tenure of office.

NOTICES

93.                       Notices shall be in writing and may be given by the Company or any person entitled to give notice to any Member either personally or by sending it by next-day or second-day international courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members.

94.                       (a) Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid.

(b) Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

95.                       A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

96.                       A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Articles 94 and 95, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of

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the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

97.                       Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)                       every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)                       every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings pursuant to these Articles.

WINDING UP

98.                       Subject to these Articles (including but not limited to Article 6A), if the Company shall be wound up, any liquidator must be approved by a Special Resolution.

99.                       If the Company shall be wound up, the assets available for distribution amongst the Members shall be distributed in accordance with Article 6A(iii)(2); provided, that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY & INSURANCE

100.                (a)                 To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee.

(b)                 To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for

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monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

(c)                  Subject to these Articles (including but not limited to Article 6A), the Company shall use its best efforts to purchase and maintain Directors’ and officers’ insurance from a carrier and in an amount as shall be agreed by the Board provided, that such insurance coverage is available at commercially reasonable rates as determined by the Board, in relation to any person who is or was a Director or an officer of the Company, or who at the request of the Company is or was serving as a Director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under this Article 100.

FINANCIAL YEAR

101.                Subject to these Articles (including but not limited to Article 6A), unless a majority of the Board agrees otherwise, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

102.                If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of (i) a Special Resolution and (ii) the holders of a majority of the then outstanding Series A Preferred Shares, of the then outstanding Series B Preferred Shares, of the then outstanding Series C Preferred Shares and of the then outstanding Series D Preferred Shares (each voting as a separate class on an as-converted basis), have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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EXHIBIT 2

FORM OF INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of                      , 2012, by and between eHi Auto Services Limited, an exempted company duly incorporated and validly existing under the Law of the Cayman Islands (the “Company”), and                       (the “Indemnitee”), a director of the Company.

WHEREAS, the Indemnitee has agreed to serve as a director of the Company and in such capacity will render valuable services to the Company; and

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve as directors of the Company, the Board of Directors has determined that this Agreement is not only reasonable and prudent, but necessary to promote and ensure the best interests of the Company and its shareholders;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and other good and valuable consideration, including, without limitation, the service of the Indemnitee, the receipt of which hereby is acknowledged, and in order to induce the Indemnitee to serve as a director of the Company, the Company and the Indemnitee hereby agree as follows:

1.          Definitions. As used in this Agreement:

(a)        “Board of Directors” shall mean the board of directors of the Company.

(b)        “Change in Control” shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar or successor schedule or form) promulgated under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred (irrespective of the applicability of the initial clause of this definition) if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act, but excluding any trustee or other fiduciary holding securities pursuant to an employee benefit or welfare plan or employee share plan of the Company or any subsidiary of the Company, or any entity organized, appointed, established or holding securities of the Company with voting power for or pursuant to the terms of any such plan) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the Continuing Directors (as defined below) in office immediately prior to such person’s attaining such interest; (ii) the Company is a party to a merger, consolidation, scheme of arrangement, sale of assets or other reorganization, or a proxy contest, as a consequence of which Continuing Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors of the Company (or any successor entity) thereafter; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) (such directors being referred to herein as “Continuing Directors”) cease for any reason to constitute at least a majority of the Board of Directors of the Company.

(c)         “Disinterested Director” with respect to any request by the Indemnitee for indemnification or advancement of expenses hereunder shall mean a director of the Company who neither is nor was a party to the Proceeding (as defined below) in respect of which indemnification or advancement is being sought by the Indemnitee.

(d)        The term “Expenses” shall mean, without limitation, expenses of Proceedings, including attorneys’ fees, disbursements and retainers, accounting and witness fees, expenses related to the preparation or service as a witness, travel and deposition costs, expenses of investigations, judicial or administrative proceedings and appeals, amounts paid in settlement of a Proceeding by or on behalf of the Indemnitee, costs of attachment or similar bonds, any expenses of attempting to establish or establishing a right to indemnification or advancement of expenses, under this Agreement, the Company’s Memorandum of Association and Articles of Association as currently in effect (the “Articles”), applicable law or otherwise, and reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which the Indemnitee is not otherwise compensated by the Company or any third party. The term “Expenses” shall not include the amount of judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, which are actually levied against or sustained by the Indemnitee to the extent sustained after final adjudication.

(e)         The term “Independent Legal Counsel” shall mean any firm of attorneys reasonably selected by the Board of Directors of the Company, so long as such firm has not represented the Company, the Company’s subsidiaries or affiliates, the Indemnitee, any entity controlled by the Indemnitee, or any party adverse to the Company, within the preceding five (5) years. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification or advancement of expenses under this Agreement, the Company’s Articles, applicable law or otherwise.

(f)         The term “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, or any other proceeding (including, without limitation, an appeal therefrom), formal or informal, whether brought in the name of the Company or otherwise, whether of a civil, criminal, administrative or investigative nature, and whether by, in or involving a court or an administrative, other governmental or private entity or body (including, without limitation, an investigation by the Company or its Board of Directors), by reason of (i) the fact that the Indemnitee is or was a director of the Company, or is or was serving at the request of the Company as an agent of another enterprise, whether or not the Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement is to be provided under this Agreement, (ii) any actual or alleged act or omission or neglect or breach of duty, including, without limitation,

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any actual or alleged error or misstatement or misleading statement, which the Indemnitee commits or suffers while acting in any such capacity, or (iii) the Indemnitee attempting to establish or establishing a right to indemnification or advancement of expenses pursuant to this Agreement, the Company’s Articles, applicable law or otherwise.

(g)        The phrase “serving at the request of the Company as an agent of another enterprise” or any similar terminology shall mean, unless the context otherwise requires, serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic. The phrase “serving at the request of the Company” shall include, without limitation, any service as a director of the Company which imposes duties on, or involves services by, such director with respect to the Company or any of the Company’s subsidiaries, affiliates, employee benefit or welfare plans, such plan’s participants or beneficiaries or any other enterprise, foreign or domestic. In the event that the Indemnitee shall be a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic, 50% or more of the ordinary shares, combined voting power or total equity interest of which is owned by the Company or any subsidiary or affiliate thereof, then it shall be presumed conclusively that the Indemnitee is so acting at the request of the Company.

2.          Services by the Indemnitee. The Indemnitee agrees to serve as a director of the Company under the terms of the Indemnitee’s agreement with the Company for so long as the Indemnitee is duly elected and qualified, appointed or until such time as the Indemnitee tenders a resignation in writing or is removed as a director; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law).

3.          Proceeding Other Than a Proceeding By or In the Right of the Company. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company), by reason of the fact that the Indemnitee is or was a director of the Company, or is or was serving at the request of the Company as an agent of another enterprise, against all Expenses, judgments, fines, interest or penalties, and excise taxes assessed with respect to any employee benefit or welfare plan, which are actually and reasonably incurred by the Indemnitee in connection with such a Proceeding, to the fullest extent permitted by applicable law; provided, however, that any settlement of a Proceeding must be approved in advance in writing by the Company (which approval shall not be unreasonably withheld).

4.          Proceedings By or In the Right of the Company. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director of the Company, or is or was serving at the request of the Company as an agent

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of another enterprise, against all Expenses, judgments, fines, interest or penalties, and excise taxes assessed with respect to any employee benefit or welfare plan, which are actually and reasonably incurred by the Indemnitee in connection with such a Proceeding, to the fullest extent permitted by applicable law.

5.          Indemnification for Costs, Charges and Expenses of Witness or Successful Party. Notwithstanding any other provision of this Agreement (except as set forth in subparagraph 9(a) hereof), and without a requirement for determination as required by Paragraph 8 hereof, to the extent that the Indemnitee (a) has prepared to serve or has served as a witness in any Proceeding in any way relating to (i) the Company or any of the Company’s subsidiaries, affiliates, employee benefit or welfare plans or such plan’s participants or beneficiaries or (ii) anything done or not done by the Indemnitee as a director of the Company or in connection with serving at the request of the Company as an agent of another enterprise, or (b) has been successful, in whole or in part, in defense of any Proceeding or in defense of any claim, issue or matter therein, on the merits or otherwise, including the dismissal of a Proceeding without prejudice or the settlement of a Proceeding without an admission of liability, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith to the fullest extent permitted by applicable law. If the Indemnitee has been wholly unsuccessful in defense of any Proceeding or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith to the extent the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that the conduct involved was unlawful.

6.          Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, which are actually and reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount of the Indemnitee’s Expenses, judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, then the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, interest penalties or excise taxes to which the Indemnitee is entitled.

7.          Advancement of Expenses. The Expenses incurred by the Indemnitee in any Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by applicable law; provided, however, that the Indemnitee shall set forth in such request reasonable evidence that such Expenses have been incurred by the Indemnitee in connection with such Proceeding, a statement that such Expenses do not relate to any matter described in subparagraph 9(a) of this Agreement, and an undertaking in writing to repay any advances if it is ultimately determined as provided

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in subparagraph 8(b) of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement.

8.          Indemnification Procedure; Determination of Right to Indemnification.

(a)        Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim for indemnification or advancement of Expenses in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof in writing. The omission to so notify the Company will not relieve the Company from any liability which the Company may have to the Indemnitee under this Agreement unless the Company shall have lost significant substantive or procedural rights with respect to the defense of any Proceeding as a result of such omission to so notify.

(b)        The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct, if any, as defined by applicable law, for indemnification pursuant to this Agreement and shall be absolutely entitled to such indemnification, unless a determination by clear and convincing evidence is made that the Indemnitee has not met such standards by a court of competent jurisdiction.

(c)         If a claim for indemnification or advancement of Expenses under this Agreement is not paid by the Company within thirty (30) days after receipt by the Company of written notice thereof, the rights provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Such judicial proceeding shall be made de novo. The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the directors or shareholders of the Company or Independent Legal Counsel to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, if any, nor an actual determination by the directors or shareholders of the Company or Independent Legal Counsel that the Indemnitee has not met the applicable standard of conduct shall be a defense to an action by the Indemnitee or create a presumption for the purpose of such an action that the Indemnitee has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (i) create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Company and/or its shareholders, and, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification or advancement of Expenses under this Agreement, except as may be provided herein. The Company further agrees to stipulate in any such judicial proceeding that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(d)        The Company’s obligations to indemnify the Indemnitee hereunder are primary in nature as to any other right to indemnification that the Indemnitee may be entitled to. The Company shall process Indemnitee’s request for indemnification or advancement for Expenses immediately in accordance with the procedures set out herein and shall not decline a

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claim from the Indemnitee on the basis that the Indemnitee may have the right to seek indemnification under arrangements other than those contained hereunder.

(e)         If a court of competent jurisdiction shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings). The Indemnitee’s Expenses incurred in connection with any Proceeding concerning the Indemnitee’s right to indemnification or advancement of Expenses in whole or in part pursuant to this Agreement shall also be indemnified by the Company, regardless of the outcome of such a Proceeding, to the fullest extent permitted by applicable law and the Company’s Articles.

(f)         With respect to any Proceeding for which indemnification or advancement of Expenses is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than as provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. The Indemnitee shall have the right to employ his own counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be advanced by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee.

9.          Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Company:

(a)        To indemnify or advance funds to the Indemnitee for Expenses with respect to (i) Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under applicable law or (ii) Expenses incurred by the Indemnitee in connection with preparing to serve or serving, prior to a Change in Control, as a witness in cooperation with any party or entity who or which has threatened or commenced any action or proceeding against the Company, or any director, officer, employee, trustee, agent, representative, subsidiary, parent corporation or affiliate of the Company, but such indemnification or advancement of Expenses in each such case may be provided by the Company if the Board of Directors finds it to be appropriate;

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(b)        To indemnify the Indemnitee for any Expenses, judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, and sustained in any Proceeding for which payment is actually made to the Indemnitee under a valid and collectible insurance policy carried out by the Company, except in respect of any excess beyond the amount of payment under such insurance;

(c)         To indemnify the Indemnitee for any Expenses, judgments, fines, expenses or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Act or similar provisions of any foreign or United States federal, state or local statute or regulation;

(d)        To indemnify the Indemnitee for any Expenses, judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, for which the Indemnitee is fully indemnified by the Company otherwise than pursuant to this Agreement;

(e)         To indemnify the Indemnitee for any Expenses (including without limitation any Expenses relating to a Proceeding attempting to enforce this Agreement), judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, on account of the Indemnitee’s conduct if such conduct shall be finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, including, without limitation, breach of the duty of loyalty; or

(f)         If a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful.

10.        Contribution in the Event of Joint Liability.

(a)        To the fullest extent not prohibited by (and not merely to the extent affirmatively permitted by) law, if the indemnification rights provided for in this Agreement are unavailable to the Indemnitee in whole or in part for any reason whatsoever, in respect of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company, in lieu of indemnifying the Indemnitee, shall pay, in the first instance, the entire amount incurred by the Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, without requiring the Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against the Indemnitee.

(b)        The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

(c)         The Company hereby agrees to fully indemnify, hold harmless and exonerate the Indemnitee from any claims for contribution which may be brought by officers,

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directors or employees of the Company (other than the Indemnitee) who may be jointly liable with the Indemnitee.

11.        Continuation of Indemnification. All agreements and obligations of the Company contained herein shall continue during the period that the Indemnitee is a director of the Company (or is or was serving at the request of the Company as an agent of another enterprise, foreign or domestic) and shall continue thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was a director of the Company or serving in any other capacity referred to in this Paragraph 11.

12.        Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed to be exclusive of any other rights to which the Indemnitee may be entitled under the Company’s Articles, any agreement, vote of shareholders or vote of Disinterested Directors, provisions of applicable law, or otherwise, both as to action or omission in the Indemnitee’s official capacity and as to action or omission in another capacity on behalf of the Company while holding such office.

13.        Successors and Assigns.

(a)        This Agreement shall be binding upon, and shall inure to the benefit of, the Indemnitee and the Indemnitee’s heirs, executors, administrators and assigns, whether or not the Indemnitee has ceased to be a director, and the Company and its successors and assigns. Upon the sale of all or substantially all of the business, assets or share capital of the Company to, or upon the merger of the Company into or with, any corporation, partnership, joint venture, trust or other person, this Agreement shall inure to the benefit of and be binding upon both the Indemnitee and such purchaser or successor person. Subject to the foregoing, this Agreement may not be assigned by either party without the prior written consent of the other party hereto.

(b)        If the Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, the Company shall indemnify the Indemnitee’s estate and the Indemnitee’s spouse, heirs, executors, administrators and assigns against, and the Company shall, and does hereby agree to assume, any and all Expenses actually and reasonably incurred by or for the Indemnitee or the Indemnitee’s estate, in connection with the investigation, defense, appeal or settlement of any Proceeding. Further, when requested in writing by the spouse of the Indemnitee, and/or the Indemnitee’s heirs, executors, administrators and assigns, the Company shall provide appropriate evidence of the Company’s agreement set out herein to indemnify the Indemnitee against and to itself assume such Expenses.

14.        Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

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15.        Severability. Each and every paragraph, sentence, term and provision of this Agreement is separate and distinct so that if any paragraph, sentence, term or provision thereof shall be held to be invalid, unlawful or unenforceable for any reason, such invalidity, unlawfulness or unenforceability shall not affect the validity, unlawfulness or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law. The Company’s inability, pursuant to a court order or decision, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

16.        Savings Clause. If this Agreement or any paragraph, sentence, term or provision hereof is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee as to any Expenses, judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, which are incurred with respect to any Proceeding to the fullest extent permitted by any (a) applicable paragraph, sentence, term or provision of this Agreement that has not been invalidated or (b) applicable law.

17.        Interpretation; Governing Law. This Agreement shall be construed as a whole and in accordance with its fair meaning and any ambiguities shall not be construed for or against either party. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

18.        Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company’s Articles, or by other agreements, including directors’ and officers’ liability insurance policies, of the Company.

19.        Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

20.        Notices. Any notice required to be given under this Agreement shall be directed to eHi Auto Services Limited, 23F, No. 88 North Cao Xi Road, Shanghai China, 200030, and to the Indemnitee at                                         or to such other address as either shall designate to the other in writing.

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IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date first written above.

INDEMNITEE

Name:

EHI AUTO SERVICES LIMITED

By:
Name:
Title:

EXHIBIT 4

FORM OF AMENDED IRA

Execution Version

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into on March, 2012, by and among eHi Auto Services Limited, a limited liability company organized and existing under the laws of the Cayman Islands (the “Company”), the investors listed in Schedule A attached hereto (each an “Investor,” collectively, the “Investors”), each member of the Company Group (as defined below) listed in Schedule B attached hereto, Mr. Ruiping Zhang, the holder of United States passport number 711188529 (the “Founder”) and Prime Gift Group Limited (“Prime Gift”), and amends and restates in its entirety the Investors’ Rights Agreement dated June 10, 2011 by and among the Company, the Founder, Prime Gift and certain Investors (the “Prior Agreement”). The Company, the Investors, the members of the Company Group, the Founder and Prime Gift are referred to herein collectively as “Parties” and individually as a “Party.”

RECITALS

A.                                   The Company, the members of the Company Group, the Founder and certain other parties entered into a Share Purchase Agreement regarding subscription of the Series D Preferred Shares on                   , 2012 (the “Series D Share Purchase Agreement”).

B.                                   It is a condition precedent under the Series D Share Purchase Agreement that the Company, the Investors, the members of the Company Group, the Founder and Prime Gift enter into this Agreement.

C.                                   The Parties desire to enter into this Agreement, accept the rights, covenants and obligations herein, and amend and restate the Prior Agreement in its entirety.

D.                                   The Prior Agreement may be amended with the written consent of each of the Company, the Founder, the Requisite Bondholders, GS, CDH and Qiming (each as defined in the Prior Agreement).

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the Parties agree as follows:

1.                                      Interpretation.

1.1                                Definitions. Capitalized terms used herein without definition shall have the meanings set forth in the Series D Share Purchase Agreement (as defined below). The following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person (and for the purposes of this Agreement, “Affiliates” of GS Car Rental HK Limited and GS Car Rental HK Parallel Limited shall include Goldman, Sachs & Co. and/or its Affiliates).

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Amended Articles” means the Memorandum of Association and Articles of Association of the Company, as amended or restated from time to time.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the U.S., or any other act or omission within that jurisdiction, the securities Law of the U.S., including the Exchange Act and the Securities Act, and any applicable securities Laws of any state of the U.S., and (ii) with respect to any offering of securities in any jurisdiction other than the U.S., or any related act or omission in that jurisdiction, the applicable securities Laws of that jurisdiction.

“Approval” means any approval, license, authorization, release, order, or consent required to be obtained from, or any registration, qualification, designation, declaration, filing, notice, statement or other communication required to be filed with or delivered to, any Governmental Authority or any other Person, or any waiver of any of the foregoing.

“Arbitration Notice” has the meaning set forth in Section 14.2(b) hereof.

“As Adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Auditing Firm” means each of Deloitte Touche Tohmatsu, Ernst & Young LLP, KPMG LLP, Pricewaterhouse Coopers LLP and their respective Affiliates.

“Block Trade” means a single trade among institutions at or exceeding a minimum threshold quantity of shares as permitted by the applicable stock exchange, which is executed apart and away from the open outcry or electronic markets. Without limiting the generality of the foregoing, such single trade of five times the reported average daily trading volume of the Common Shares for the immediately preceding three months, shall be deemed to constitute a Block Trade.

“Board” or “Board of Directors” means the board of directors of the Company.

“CB Conversion Shares” means the Common Shares issued or issuable upon conversion of the Convertible Bonds then outstanding.

“CB Holder” mean any holder of the Convertible Bonds and/or CB Conversion Shares.

“CB Initiating Holder” has the meaning set forth in Section 2.1(a)(iv) hereof.

“CB Registrable Securities” means the CB Conversion Shares and any Common Shares of the Company issued or issuable in respect of such CB Conversion Shares upon recapitalizations or any Common Shares otherwise issuable with respect to such CB Conversion Shares; provided, however, that Common Shares shall only be treated as CB Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are available for sale in a single sale in the opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

“CDH” means CDH Car Rental Service Limited.

“CFC” has the meaning set forth in Section 5.5(c) hereof.

“Change of Control Event” means (i) any consolidation, amalgamation, scheme of arrangement or merger of the Company with or into any other person or any other corporate reorganization in which the members of the Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than a majority of the Company’s voting power immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which the Company is a party in which at least a majority of the Company’s voting power is transferred; or (ii) a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company or of the other members of the Company Group, taken as a whole (or any series of related transactions resulting in such sale, transfer, or lease of all or substantially all of the assets of the Company or of the other members of the Company Group, taken as a whole) to a third party unaffiliated with any member of the Company Group.

“Circular 75” means the Circular 75 issued by the SAFE on October 21, 2005, titled “Notice Regarding Certain Administrative Measures on Financing and Round-trip Investments by PRC Residents Through Offshore Special Purpose Vehicles,” as amended, and any implementing SAFE rules and regulations thereof.

“Closing” has the meaning set forth in the Series D Share Purchase Agreement.

“Code” has the meaning set forth in Section 5.5(b) hereof.

“Commission” means (i) with respect to any offering of securities in the U.S., the Securities and Exchange Commission of the U.S. or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the U.S., the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

“Common Shareholder” means any holder of Common Shares other than (i) Common Shares which the Preferred Shares are converted into or are otherwise derived from the Preferred Shares, (ii) Common Shares which the Convertible Bonds are converted into or are otherwise derived from the Convertible Bonds, and (iii) Common Shares issued on the exercise of the options granted pursuant to Section 8.8(d) of that certain Third Amended and Restated Shareholders Agreement dated September 2, 2010 by and among the Company, the Founder and certain Investors.

“Common Shares” means the Company’s common shares, par value US$0.001 per share, the rights and privileges of which are specified in the Amended Articles and this Agreement.

“Common Share Equivalents” means warrants, options and rights exercisable for Common Shares or securities convertible into or exchangeable for Common Shares, including, without limitation, the Preferred Shares, the Convertible Bonds, and the Warrants.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Company Competitor” means any Person (and Affiliates of such Person) that directly or indirectly provides car rental services.

“Company Global Competitor” means: (a) any of the following entities, their Affiliates and their successors-in-interest: The Hertz Corporation, Avis Budget Group, Inc., Dollar Thrifty Automotive Group, Inc., Europcar Group SA or Sixt AG; (b) any Person (and Affiliates of such Person) that directly or indirectly provides car rental services comparable to any of the entities listed in clause (a) in terms of revenues, fleet size, number of locations or geographic coverage; (c) any Person who has at least 10% direct or indirect ownership interest in a Person described in clause (a) or (b) above which is a US public company and who has made Schedule 13-D filings (or any comparable form in a jurisdiction other than the United States), or (d) any Person who has at least 10% direct or indirect ownership interest in a Person described in clause (a) or (b) above which is not a US public company (except for those who, following the initial public offering of such Person described in clause (a) or (b) above, would be eligible for making Schedule 13-G filings (or any comparable form in a jurisdiction other than the United States) (as opposed to Schedule 13-D filings or any comparable form in a jurisdiction other than the United States) per a legal opinion rendered by a securities lawyer with a nationally-recognized firm in the U.S.). The Person as described in clause (d) above shall be referred to hereinafter as a “Private Competitor Investor”.

“Company Non-Global Competitor” means any Company Competitor other than a Company Global Competitor.

“Company Group” has the meaning set forth in the Series D Share Purchase Agreement. The particulars of the members of the Company Group are set forth on Schedule B attached hereto.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management, policies or activities of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Convertible Bond Subscription Agreement” means that certain Convertible Bond Subscription Agreement dated June 10, 2011 by and among the Company, the Founder, certain CB Holders and other parties thereto,

“Convertible Bonds” means the secured redeemable convertible bonds of an aggregate principal amount of US$35,000,000 issued by the Company pursuant to the Convertible Bond Subscription Agreement, and governed by the terms and conditions set forth in Schedule 1 of the Convertible Bond Subscription Agreement.

“Crawford” means The Crawford Group, Inc.

“Crawford Default” means that Crawford is in breach of its non-compete obligations under Section 7.17 of the Series D Share Purchase Agreement and such breach is not cured by Crawford within 90 days of Crawford’s receipt of written notice thereof from the Company.

“Director” means a director of the Company.

“Disclosing Party” has the meaning set forth in Section 13.4 hereof.

“Dispute” has the meaning set forth in Section 14.2(a) hereof.

“Domestic Resident” has the meaning set forth in the Circular 75.

“Equity Securities” means any Common Shares and/or Common Share Equivalents of the Company.

“ESOP” means 2010 Performance Incentive Plan of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercising Holder” or “Exercising Holders” has the meaning set forth in Section 4.3 hereof.

“Exercising Investor” has the meaning set forth in Section 3.2(b)(iii) hereof.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Financing Terms” has the meaning set forth in Section 13.1 hereof.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Founder” has the meaning set forth in the Preamble of this Agreement.

“Founder Directors” or “Founder Director” has the meaning set forth in Section 6.1(a) hereof.

“Fully-Diluted Basis” means that all options, warrants or other rights of any kind (whether vested or unvested) to acquire Common Shares and all securities convertible or exchangeable into Common Shares (or into options, warrants or other rights of any kind to acquire Common Shares) outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Common Shares issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“GS” means GS Car Rental HK Limited and GS Car Rental HK Parallel Limited.

“Guaranteed Obligation” means the obligation of the Company to redeem the Convertible Bonds pursuant to the terms and conditions of the Convertible Bonds.

“Guarantor” has the meaning set forth in Section 8.5 hereof.

“HKIAC” has the meaning set forth in Section 14.2(c) hereof.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Ignition” means Ignition Growth Capital I, L.P. and Ignition Growth Capital Managing Directors Fund I, LLC.

“Indemnifiable Loss” shall have the meaning set forth in the Series D Share Purchase Agreement.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 to Register any Registrable Securities, the Holders initiating such request, including without limitation the Series A Initiating Holder, the Series B Initiating Holder, the Series C Initiating Holder and the CB Initiating Holder, as the case may be.

“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Investor” or “Investors” has the meaning set forth in the Preamble of this Agreement.

“Investor Directors” or “Investor Director” has the meaning set forth in Section 6.1(a) hereof.

“IPO” means the first fully underwritten registered public offering by the Company of its Common Shares (or securities represented by its Common Shares) or (with the consent of at least one Series A Director, of at least one Series B Director, of at least one Series C Director and the Series D Director) by any other member of the Company Group of such member’s shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the U.S.

“Issuance Notice” has the meaning set forth in Section 4.2 hereof.

“JAFCO” means JAFCO Asia Technology Fund IV.

“Law” means any constitutional provision, statute or other law, rule, regulation, published official policy or published official interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Liquidation Event” has the meaning set forth in Section 11.2 hereof.

“Macau” means the Macau Special Administrative Region of the PRC.

“Majority-in-Interest” means an interest in the voting securities of a Person or Persons that exceeds 50% of such voting securities of such Person or Persons.

“Material Adverse Effect” has the meaning set forth in the Series D Share Purchase Agreement.

“Memorandum and Articles” means the fourth amended and restated memorandum of association and the articles of association of the Company, as may be amended and restated from time to time.

“New Securities” means, subject to the terms of Section 4 hereof, any newly issued Equity Securities of the Company, except for (i) any Common Share issued or issuable to employees, officers, consultants or directors of the Company, as approved by the Board including the Series D Director, at least one of the Series C Directors, at least one of the Series B Directors and at least one of the Series A Directors, on exercise of options to purchase Common Shares held by employees, consultants or directors of the Company, so long as the aggregate number of such Common Shares issued does not exceed 5,577,730 (As Adjusted); (ii) securities issued upon conversion of the Preferred Shares; (iii) the Convertible Bonds issued to the CB Holders and the securities issued upon conversion of the Convertible Bonds; (iv) the warrants, the options to purchase Common Shares granted pursuant to Section 8.8(d) of that certain Third Amended and Restated Shareholders Agreement dated September 2, 2010 by and among the Company, the Founder and certain Investors, and securities issued upon the exercise of any of the foregoing; (v) securities issued in connection with a bona fide acquisition of another business approved by the Board (including the Series D Director, at least one of the Series C Directors, at least one of the Series B Directors and at least one of the Series A Directors); (vi) securities issued in an IPO approved by the Board (with respect to an IPO which is not a Qualified IPO, such approval shall include the Series D Director, at least one of the Series C Directors, at least one of the Series B Directors and at least one of the Series A Directors); (vii) securities issued in connection with any bonus issue, share split, share dividend, combination, recapitalization or similar transaction of the Company approved by the Board (including the Series D Director, at least one of the Series C Directors, at least one of the Series B Directors and at least one of the Series A Directors); (viii) securities issued pursuant to the Convertible Bond Subscription Agreement and the Series D Share Purchase Agreement, as such agreement may be amended or modified from time to time, including the Warrants issued thereunder and the securities to be issued upon exercise of the Warrants; (ix) securities issued pursuant to the assets and business acquisition agreement entered into between Shanghai eHi and Shanghai Heshi Car Rental Co., Ltd. in April 2010, as amended in March 2011, or (x) any other issuance of Equity Securities whereby Crawford (so long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully-Diluted Basis), GS, CDH and Qiming gives a written waiver of the Investors’ rights under Section 4 hereof at Crawford’s, GS’s, CDH’s and Qiming’s sole discretion ((i) through (xi) collectively, the “Exempted Issuances”).

“Non-Exercising Holder” or “Non-Exercising Holders” has the meaning set forth in Section 4.3 hereof.

“Non-Selling Investors” has the meaning set forth in Section 3.2(a) hereof.

“Observer” has the meaning set forth in Section 6.4 hereof.

“Offered Shares” has the meaning set forth in Section 3.2(a) hereof.

“Participation Period” has the meaning set forth in Section 4.2 hereof.

“Party” or “Parties” has the meaning set forth in the Preamble of this Agreement.

“Permitted Transferee” or “Permitted Transferees” has the meaning set forth in Section 3.5 hereof.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” has the meaning set forth in Section 5.5(b) hereof.

“PFIC Annual Information Statement” has the meaning set forth in Section 5.5(b) hereof.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“PRC Entities” has the meaning set forth in the Series D Share Purchase Agreement.

“PRC GAAP” means generally accepted accounting principles and practices in effect from time to time in the PRC applied consistently throughout the periods involved.

“Preemptive Right” has the meaning set forth in Section 4.1 hereof.

“Preferred Shareholder” means any holder of Preferred Shares.

“Preferred Shares” means, collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares.

“Principal Tribunal” has the meaning set forth in Section 14.2(g)(i) hereof.

“Prior Agreement” has the meaning set forth in the Preamble.

“Prior ROFO Agreement” has the meaning set forth in Section 1.5 hereof.

“Private Sale” means any privately negotiated transaction involving the sale and purchase of the Equity Securities of the Company, including any sale or purchase effected through one or more placement agents, but other than sales effected generally through open-market transactions at or close to the then prevailing market price (including, without limitation, the public resales pursuant to Rule 144 under the Securities Act of 1933, as amended, and Registered Offerings) and Block Trades.

“Public Official” has the meaning set forth in the Series D Share Purchase Agreement.

“Qiming” means Qiming Venture Partners II, L.P., Qiming Venture Partners II-C, L.P. and Qiming Managing Directors Fund II, L.P.

“Qualified IPO” means a fully underwritten public offering by the Company of its Common Shares (or securities representing its Common Shares) or (with the consent of at least one Series A Director, at least one Series B Director, at least one Series C Director and the Series D Director) by any other member of the Company Group of such member’s shares pursuant to a Registration Statement that is filed with and declared effective by the Governmental Authority in accordance with relevant securities Laws of any jurisdiction and listed on the main board of the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ, a stock exchange in the PRC or another internationally recognized stock exchange accepted by GS, the Requisite Bondholders and Crawford (so long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully -Diluted Basis), in any case with the gross offering proceeds going to the Company of at least US$60,000,000 and with a market capitalization of the Company no less than US$360,000,000, which shall be calculated based on the offering price in such public offering and the total number of the Company’s shares outstanding immediately after such public offering on Fully-Diluted Basis, provided that the foregoing thresholds of gross offering proceeds and market capitalization may be adjusted by the Board of Directors (including the affirmative vote of a majority of the Investor Directors).

“Re-allotment Period” has the meaning set forth in Section 3.2(b)(iii) hereof.

“Registered Offering”  means any sale of Equity Securities of the Company pursuant to a Registration Statement.

“Registrable Securities” means (i) the Common Shares issuable or issued upon conversion of the Preferred Shares and the Convertible Bonds, (ii) any Common Shares owned or hereafter acquired by the Investors, and (iii) any Common Shares issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the securities referenced in (i) and (ii) herein, excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 9. For purposes of this Agreement, (a) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission whether or not such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (b) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold by such Holder in a single sale are or, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, may be, so distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three (3) month period or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-2, F-3, S-1, S-2 or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the U.S..

“Remaining Securities” has the meaning set forth in Section 4.3 hereof.

“Representatives” has the meaning set forth in Section 8.1(a) hereof.

“Requisite Bondholders” means the holders of more than 33% of all of the outstanding Convertible Bonds (to always include Ignition so long as Ignition (together with its Affiliates) holds 100% of Convertible Bonds that Ignition purchased at the First Closing (as defined in the Convertible Bond Subscription Agreement)).

“ROFR Option Period” has the meaning set forth in Section 3.2(b)(i) hereof.

“SAFE” means the State Administration of Foreign Exchange of the PRC and/or its regional and local counterparts.

“Second Notice” has the meaning set forth in Section 3.2(b)(iii) hereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Conversion Shares” means, collectively, Series A Preferred Shares then outstanding on a fully diluted, as-converted basis.

“Series A Directors” or “Series A Director” has the meaning set forth in Section 6.1(a) hereof.

“Series A Initiating Holder” has the meaning set forth in Section 2.1(a)(i) hereof.

“Series A Investors” means the Persons set forth under the heading “Series A Investors” in Schedule A, and their respective successors and permitted assigns.

“Series A Preferred Shares” means the Series A redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Preferred Shares Purchase Agreement dated May 23, 2008 by and among the Company Group, the Founder and other parties thereto.

“Series A Registrable Securities” means the Series A Conversion Shares and any Common Shares of the Company issued or issuable in respect of such Series A Conversion Shares upon recapitalizations or any Common Shares otherwise issuable with respect to such Series A Conversion Shares; provided, however, that Common Shares shall only be treated as Series A Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are available for sale in a single sale in the opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

“Series B Conversion Shares” means Series B Preferred Shares then outstanding on a fully diluted, as-converted basis.

“Series B Directors” or “Series B Director” has the meaning set forth in Section 6.1(a) hereof.

“Series B Initiating Holder” has the meaning set forth in Section 2.1(a)(ii) hereof.

“Series B Investors” means the Persons set forth under the heading “Series B Investors” in Schedule A, and their respective successors and permitted assigns.

“Series B Preferred Shares” means the Series B redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Share Purchase Agreement dated July 8, 2009 by and among the Company Group, the Founder and other parties thereto.

“Series B Registrable Securities” means the Series B Conversion Shares and any Common Shares of the Company issued or issuable in respect of such Series B Conversion Shares upon recapitalizations or any Common Shares otherwise issuable with respect to such Series B Conversion Shares; provided, however, that Common Shares shall only be treated as Series B Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are available for sale in a single sale in the opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

“Series C Conversion Shares” means Series C Preferred Shares then outstanding on a fully diluted, as-converted basis.

“Series C Directors” or “Series C Director” has the meaning set forth in Section 6.1(a) hereof.

“Series  C Initiating  Holder” has the meaning set forth in Section 2.1(a)(iii) hereof.

“Series C Investors” means the Persons set forth under the heading “Series C Investors” in Schedule A, and their respective successors and permitted assigns.

“Series C Preferred Shares” means the Series C redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain

Share Purchase Agreement dated August 26, 2010 by and among the Company Group, the Founder and other parties thereto.

“Series C Registrable Securities” means the Series C Conversion Shares and any Common Shares of the Company issued or issuable in respect of such Series C Conversion Shares upon recapitalizations or any Common Shares otherwise issuable with respect to such Series C Conversion Shares; provided, however, that Common Shares shall only be treated as Series C Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are available for sale in a single sale in the opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

“Series C Share Purchase Agreement” means the Share Purchase Agreement entered into by and among the Company and the other parties thereto, dated August 26, 2010, regarding the issuance of the Series C Preferred Share, as amended.

“Series D Conversion Shares” means Series D Preferred Shares then outstanding on a fully diluted, as-converted basis.

“Series D Director” has the meaning set forth in Section 6.1(a) hereof.

“Series  D  Initiating  Holder”  has the meaning  set forth in Section 2.1(a)(iv) hereof.

“Series D Investor(s)” means the Person(s) set forth under the heading “Series D Investors” in Schedule A, and their respective successors and permitted assigns.

“Series D Preferred Shares” means the Series D redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to the Series D Share Purchase Agreement.

“Series D Registrable Securities” means the Series D Conversion Shares and any Common Shares of the Company issued or issuable in respect of such Series D Conversion Shares upon recapitalizations or any Common Shares otherwise issuable with respect to such Series D Conversion Shares; provided, however, that Common Shares shall only be treated as Series D Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are available for sale in a single sale in the opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

“Series D Share Purchase Agreement” has the meaning set forth in the Recitals of this Agreement.

“Shares” means the Common Shares and Preferred Shares.

“Shareholder” means any holder of Preferred Shares and/or Common Shares that is a Party to this Agreement.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital. For the avoidance of doubt, the Subsidiaries of the Company shall include the PRC Entities and any other Subsidiary to be established by any of them from time to time.

“Taiwan” means the islands of Taiwan.

“Tax” or “Taxes” means all applicable forms of taxation, duties, levies imposts and social security charges, whether direct or indirect including without limitation corporate income tax, wage withholding tax, national social security contributions and employee social security contributions, value added tax, business tax, customs and excise duties, capital tax and other legal transaction taxes, dividend withholding tax, dividend distribution tax, land taxes, environmental taxes and duties and any other type of taxes or duties payable by virtue of any applicable national, regional or local law or regulation and which may be due directly or by virtue of joint and several liability in any relevant jurisdiction; together with any interest, penalties, surcharges or fines relating to them, due, payable, levied, imposed upon or claimed to be owed in any relevant jurisdiction.

“Transfer” has the meaning set forth in Section 3.2(a) hereof.

“Transferor” has the meaning set forth in Section 3.2(a) hereof.

“Transfer Notice” has the meaning set forth in Section 3.2(a) hereof.

“U.S.” means the United States of America.

“U.S. Holder” means a holder of the Convertible Bonds, or the Preferred Shares that is a “United States person”, or that is owned in whole or in part, directly or indirectly, by “United States persons”, in each case, within the meaning of Section 7701(a)(30) of the Code.

“US GAAP” means generally accepted accounting principles and practices in effect from time to time in the United States of America.

“U.S. Person” has the meaning set forth in Section 5.5(c) hereof.

“Violation” has the meaning set forth in Section 2.4(a)(i) hereof.

“Warrants” has the meaning set forth in the Series D Share Purchase Agreement.

1.2       Interpretation.  For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the PRC GAAP or US GAAP, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision (vi) all references in this Agreement to designated schedules, exhibits and annexes are to the schedules, exhibits and annexes attached to this Agreement unless explicitly stated otherwise, (vii) “or” is not exclusive, (viii) the term “including” will be deemed to be followed by “, but not limited to,”; (ix) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (x) the term “day” means “calendar day”, and (xi) all references to “US$” or dollars are to currency of the United States of America.

1.3       Jurisdiction.  The terms of this Agreement are drafted primarily in contemplation of an offering of securities in the U.S..  The Parties recognize, however, the possibility that securities may be qualified or registered in a jurisdiction other than the U.S. for offering to the public  or that  the  Company  might  effect  an  offering  in  the  U.S.  in the  form  of American Depositary Receipts or American Depositary Shares.  Accordingly:

(i)        It is their intention that, whenever this Agreement refers to a Law, form, process or institution of the U.S. but the Parties wish to effectuate qualification or registration in a different jurisdiction, reference in this Agreement to the Laws or institutions of the U.S. shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii)       It is agreed that the Company will not list American Depositary Receipts, American Depositary Shares or any other security derivative of the Company’s Common Shares unless arrangements have been made reasonably satisfactory to a Majority-in-Interest of the Holders of the then outstanding Series A Registrable Securities, of the Holders of the then outstanding Series B Registrable Securities, of the Holders of the then outstanding Series C Registrable Securities and of the Holders of the then outstanding Series D Registrable Securities (provided that if such Holders include Crawford, Crawford’s consent shall be required only if no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully -Diluted Basis) (each voting as a separate class) to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their respective Registrable Securities in a public offering in the U.S. substantially similar to those as if the Company had listed Common Shares in lieu of such derivative securities.

1.4       Prior Agreement. The parties to the Prior Agreement hereby agree that the Prior Agreement is hereby amended and restated by this Agreement which supersedes in all respects the terms of the Prior Agreement and that this Agreement shall govern the matters as set forth herein. Other than (i) the share purchase agreement in relation to Series A Preferred Shares dated May 23, 2008, (ii) the share purchase agreement in relation to Series B Preferred Shares dated July 8, 2009, as amended, (iii) the share purchase agreement in relation to the issuance of Common Shares to Prime Gift Group Limited dated January 19, 2010, (iv) the Series C Share Purchase Agreement, (v) the agreements governing the subscription of the Convertible Bonds (including without limitation, the Convertible  Bond Subscription  Agreement),  (vi) the Series D Share Purchase

Agreement and other Transaction Documents, (vii) the management rights letter dated April 17, 2008 from the Company to Qiming Venture Partners, (viii) the non-competition agreement dated April 14, 2008 between Shanghai e-Hi Car Rental Co., Ltd. and Ruiping Zhang, (ix) the employment agreement dated April 17, 2008 between Shanghai eHi and Ruiping Zhang, (x) the indemnification agreement dated April 17, 2008 amongst Aleph, Inc., Ruiping Zhang and the Company, (xi) the indemnification agreements dated April 17, 2008 between the Company and Ruiping Zhang, Qian Miao, Hans Tung and John Zagula, respectively, (xii) the indemnification agreement entered into on or around July 28, 2009 between the Company and Huang Yan, (xiii) the indemnification agreement entered into on or around September 2, 2010 between the Company and each of Shiqing Zhao, Bin Zhu, Ming Yunn Stephanie HUI, respectively, (xiv) the management rights letter issued on or around July 28, 2009 by the Company to the Series B Investors, (xv) the management rights letter issued on or around September 2, 2010 by the Company to the Series C Investors, (xvi), the Assets and Business Acquisition Agreement entered into among Shanghai eHi and Shanghai Heshi Car Rental Co., Ltd. (上海赫适汽车租赁有限公司)in April 2010, as amended from time to time, (xvii) the Global Affiliation Agreement (as defined in the Series D Share Purchase Agreement), and (xviii) the Fifth Amended and Restated Memorandum of Association and Articles of Association which has been adopted by the Company in July 2011 and shall take effect immediately upon the consummation of the IPO, no agreement previously made by or among any of the parties to this Agreement with respect to the Company, shares in its share capital, any other securities of the Company, any financing of the Company Group, the management or administration of any member of the Company Group or the rights of the holders of such equity or debt shall have any effect on or after the Closing.

1.5       Termination of Prior ROFO Agreement. The parties to that certain Right of First Offer and Co-Sale Agreement (the “Prior ROFO Agreement”) dated April 17, 2008 hereby agree that the Prior ROFO Agreement has been terminated without any liabilities to any party thereto.

1.6       Acknowledgment of Series D Preferred Shares. Each of the Investors (other than Crawford) hereby acknowledges that it has agreed to the transactions contemplated under the Transaction Documents and has waived all participation rights, anti-dilution rights (if any), preemptive rights or other rights of similar nature that he, she or it might have pursuant to the Prior Agreement and the memorandum of association and the articles of association of the Company or any other agreement with respect to the issuance of the Series D Preferred Shares and the Warrants pursuant to the Transaction Documents, and the securities to be issued upon conversion or exercise of the Series D Preferred Shares and the Warrants, as applicable.  Each of the Investors (other than Crawford) further acknowledges and agrees with the terms of the Series D Purchase Agreement and will not cause the Company to violate any of the terms thereunder.

2.           REGISTRATION RIGHT

2.1                             Demand Registration.

(a)                                         Demand Registration Other Than on Form F-3 or Form S-3.

(i)     Subject to the terms of this Agreement, at any time or from time to time following the date that is six (6) months after the closing of a Qualified IPO, any Holder(s) of at least 30% of the then outstanding  Series A Registrable  Securities  (the “Series  A Initiating

Holder”) may request in writing that the Company effect a Registration on the stock exchange for the Qualified IPO.  Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all the other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Series A Initiating Holder may request.  The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.1(a)(i) that have been declared and ordered effective, provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1(a)(i) is not consummated for any reason other than due to the action or inaction of the Series A Initiating Holder including the Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(a)(i).

(ii)    Subject to the terms of this Agreement, at any time or from time to time following the date that is six (6) months after the closing of a Qualified IPO, any Holder(s) of at least 30% of the then outstanding Series B Registrable Securities (the “Series B Initiating Holder”) may request in writing that the Company effect a Registration on the stock exchange for the Qualified IPO.  Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all the other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Series B Initiating Holder may request.  The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.1(a)(ii) that have been declared and ordered effective, provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1(a)(ii) is not consummated for any reason other than due to the action or inaction of the Series B Initiating Holder including the Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(a)(ii).

(iii)   Subject to the terms of this Agreement, at any time or from time to time following the date that is six (6) months after the closing of a Qualified IPO, any Holder(s) of at least 30% of the then outstanding Series C Registrable Securities (the “Series C Initiating Holder”) may request in writing that the Company effect a Registration on the stock exchange for the Qualified IPO.  Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all the other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Series C Initiating Holder may request.  The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.1(a)(iii) that have been declared and ordered effective, provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1(a)(iii) is not consummated for any reason other than due to the action or inaction of the Series C Initiating Holder including the Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(a)(iii).

(iv)   Subject to the terms of this Agreement, at any time or from time to time following the date that is six (6) months after the closing of a Qualified IPO, any Holder(s) of at least 50% of the then outstanding Series D Registrable Securities (the “Series D Initiating Holder”) may request in writing that the Company effect a Registration on the stock exchange for the Qualified IPO.  Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all the other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Series D Initiating Holder may request.  The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.1(a)(iv) that have been declared and ordered effective, provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1(a)(iv) is not consummated for any reason other than due to the action or inaction of the Series D Initiating Holder including the Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(a)(iv). The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 2.1(a)(iv) unless the aggregate proceeds from the offering that is the subject of the Registration exceeds US$10,000,000.

(v)         Subject to the terms of this Agreement, at any time or from time to time following the date that is six (6) months after the closing of a Qualified IPO, any Holder(s) of at least 30% of the then outstanding CB Registrable Securities (including Ignition) (the “CB Initiating Holder”) may request in writing that the Company effect a Registration on the stock exchange for the Qualified IPO. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all the other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the CB Initiating Holder may request.  The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.1(a)(v) that have been declared and ordered effective, provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1(a)(v) is not consummated for any reason other than due to the action or inaction of the CB Initiating Holder in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(a)(v).

(b)       Registration on Form F-3 or Form S-3.  Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the U.S.), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the U.S.), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission.  Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all the other

Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company’s obligation to effect Registrations pursuant to this Section 2.1(b) is unlimited. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section  2.1(b)  unless  the  aggregate  proceeds  from  the  offering  that  is  the  subject  of  the Registration exceeds US$5,000,000. The Company shall be obligated to effect no more than two (2) such Registrations pursuant to this Section 2.1(b) in any twelve (12) month period.

(c)                                   Right of Deferral.

(i)                                        The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2.1:

(1)       if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1(a) or Section 2.1(b), the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Common Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that  Registration  Statement  to  become  effective  within  sixty  (60)  days  of  the  initial  filing; provided, further, that the Holders are entitled to join such Registration subject to Section 2.2; or

(2)       during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to the Common Shares of the Company; provided, that the Holders are entitled to join such Registration subject to Section 2.2 (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan).

(ii)       If, after receiving a request from the Holders pursuant to Section 2.1(a) or Section 2.1(b) hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that such deferral by the Company shall not exceed ninety (90) days from the receipt of any request duly submitted by the Holders under Section 2.1(a) or Section 2.1(b) to Register Registrable Securities; provided, further, that the Company may not Register any other of its Securities during such ninety (90) day period (except for Registrations contemplated by Section 2.2(d)); provided, further, that the Company shall not utilize this right more than once in any twelve (12) month period.

(d)       Underwritten Offerings.   If, in connection with a request to Register Registrable Securities under Section 2.1(a) or Section 2.1(b), the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1(a) and Section 2.1(b).  In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a Majority-in-Interest of the Initiating Holders and such Holder) to the extent provided herein. All the Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the Majority-in-Interest of all the Registrable Securities proposed to be included in such Registration; provided however, that the Holders shall only be obligated to give representations and warranties under such underwriting agreement that are customary in similar agreements in relation to their ownership of the Registrable Securities and due authorization to enter such underwriting agreement.  Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1(a) or Section 2.1(b), the underwriters may exclude from the underwriting offering up to 75% of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities held by  any  director,  officer, employee  or  consultant  of  the  Company  or  any  other  Common Shareholder of the Company from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, provided, that if, as a result of such underwriter cutback, the Holders cannot include in the underwritten offering all of the Registrable Securities that they have requested to be included therein, then such Registration shall not be deemed to constitute one of the two (2) demand Registrations to which the Holders are entitled pursuant to Section 2.1(a).  Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration.

2.2                              Piggyback Registrations.

(a)                                Registration of the Company’s Securities.  Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities solely for cash (except as set forth in Section 2.2(d)) (other than a Qualified IPO), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. The Company’s obligation to effect the piggyback Registration pursuant to this Section 2.2(a) is unlimited. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

(b)                                Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 2.2(a) prior to the effectiveness of such

Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 2.3(c).

(c)                                  Underwriting Requirements.

(i)                                     In connection with any offering involving an underwriting of the Company’s Equity Securities solely for cash, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 2.2 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters; provided however, that the Holders shall only be obligated to give representations and warranties under such underwriting agreement that are customary in similar agreements in relation to their ownership of the Registrable Securities and due authorization to enter such underwriting agreement. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 2.2 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude from the underwriting offering up to 75% of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities held by any director, officer, employee or consultant of the Company or any other Common Shareholder of the Company from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included.

(ii)                                  If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1(a) or Section 2.1(b) if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration).

(d)                                 Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under this Section 2.2 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable); (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iv) relating to a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities that are also being registered.

2.3.                            Registration Procedures.

(a)                                 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)                                     Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred and eighty (180) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred and eighty (180) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form S-3 or Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Commission, such 180-day period shall be extended for up to an additional sixty (60) days, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold;

(ii)                                  Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)                               Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

(iv)                              Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)                                 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)                              Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vii)                           Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(viii)                        Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

(b)                                 Information from the Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

(c)                                  Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of counsels for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a Majority-in-Interest of the Holders requesting such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) provided that such withdrawal is not due to an action or inaction of the Company or an event outside of the reasonable control of such Holders.

2.4.                            Registration-Related Indemnification.

(a)                                 Company Indemnity.

(i)                                     To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, legal counsel and accountants, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)                                  The indemnity agreement contained in this Section 2.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, underwriter or controlling person. Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned person, or any person controlling such Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned person to such person, if required by Law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)                            Holder Indemnity.

(i)                                     To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.4(b), for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 2.4(b) shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

(ii)                                  The indemnity contained in this Section 2.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

(c)                                  Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 2.4(a) or Section 2.4(b) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 2.4(a) or Section 2.4(b), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 2.4, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.4.

(d)                                 Contribution. If any indemnification provided for in Section 2.4(a) or Section 2.4(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   Survival. The obligations of the Company and Holders under this Section 2.4 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

2.5.                            Additional Registration-Related Undertakings.

(a)                                 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the U.S.), the Company agrees to:

(i)                                     make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)                                  file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii)                               at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

(b)                                 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Crawford (so long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully -Diluted Basis), GS, CDH and Qiming, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder to (i) include such Equity Securities in any Registration filed under Section 2.1 or Section 2.2, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) demand Registration of their securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2.1 or Section 2.2 hereof on a basis more favorable to such holder or prospective holder than is provided to the Holders thereunder.

(c)                                  “Market Stand-Off” Agreement. Each Holder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred and eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise; provided, that (x) all directors, officers and all other holders of share capital of the Company must be bound by restrictions substantially identical to those applicable to any Holder pursuant to this Section 2.5(c), (y) all Holders will be released from any restrictions set forth in this Section 2.5(c) to the extent that any other members subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit Holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreement. Nothing in this section shall limit the rights identified at Section 8.9(i) and (ii). The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 2.5(c) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(d)                                 Termination of Registration Rights. The registration rights set forth in Section 2.1 and Section 2.2 of this Agreement shall terminate on the date that is three (3) years from the date of the closing of a Qualified IPO.

(e)                                  Exercise of Preferred Shares. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Common Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Common Shares.

3.                                      Share Transfer

3.1                               Restriction on Transfer of Shares.

(a)                                 Prohibition on Founder and Management Transfers. Unless otherwise permitted in this Section 3 or approved in writing by Crawford (provided that Crawford’s approval shall not be required if a Crawford Default has occurred or if Crawford holds less than 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis), GS, Qiming and CDH, neither the Founder nor any other Common Shareholder who is a party hereto shall transfer, sell, assign, pledge, hypothecate, or otherwise encumber or dispose of in any way all or any part of any direct or indirect interest in any Equity Securities of the Company now or hereafter owned or held by such Person at any time after the date hereof, provided that after the completion of the Qualified IPO, each Common Shareholder shall be entitled in each calendar year to dispose of up to 5% of the Equity Securities of the Company held by such Common Shareholder at the beginning of such calendar year.

(b)                                 Restriction on Common Shareholder Transfers. Subject to Section 3.1(e), during the term of this Agreement, no Common Shareholder who is a party hereto may transfer any direct or indirect interest in any Equity Securities now or hereafter owned or held by him, her or it except pursuant to the terms and conditions set forth in this Section 3.

(c)                                  Prohibition on Preferred Shareholder Transfers. Notwithstanding any provision herein to the contrary, unless approved in writing by Crawford, no Series A Investor, Series B Investor or Series C Investor shall transfer any Equity Securities of the Company in a Private Sale to (i) any Company Global Competitor at any time after the date hereof, (ii) any Company Non-Global Competitor within eighteen (18) months following the Closing, or (iii) any Company Non-Global Competitor at any time after eighteen (18) months following the Closing, unless as a result of such sale and related purchases, the purchaser will acquire at least 51% of the total outstanding share capital of the Company (including without limitation, pursuant to a Change of Control Event). In the event of any such sale to a Company Non-Global Competitor, such Company Non-Global Competitor must agree, as a condition to such sale, to assume the obligations of the Company (or other applicable member of the Company Group) under (x) the Global Affiliation Agreement (as defined in the Series D Share Purchase Agreement) pursuant to a written agreement reasonably acceptable to Crawford, and (y) Section 7.17 of the Series D Share Purchase Agreement, unless Crawford otherwise agrees in its sole discretion. For avoidance of doubt, Crawford (so long as no Crawford Default has occurred and Crawford holds no less than 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis) shall have no obligation to sell any Series D Preferred Shares or Common Shares issued or issuable upon conversion thereof, pursuant to any transaction described in Section 3.1(c)(iii). The transfer restrictions set forth in this Section 3.1(c) and the consent rights of Crawford under this Section 3.1(c) shall terminate upon the earlier to occur of (a) a Crawford Default having occurred or (b) Crawford ceasing to hold at least 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis.

(d)                                 Prohibited Transfers Void. Any transfer of Equity Securities not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books and register of members of the Company and shall not be recognized by the Company.

(e)                                  Permitted Transfer. Notwithstanding any provisions to the contrary contained herein, the Founder or any other Common Shareholder may transfer the Equity Securities held by him free of any restrictions to a trustee or other fiduciary for his account or his immediate family in connection with a tax or estate planning transactions provided that such transferee, as to the transferred Equity Securities, executes such documents and takes such other actions as may be necessary for such transferee to join in and be bound by this Agreement as a “Common Shareholder” upon and after such transfer. Notwithstanding any provisions to the contrary contained herein, an Investor may transfer the Equity Securities held by it free of any restrictions to an Affiliate provided that the Affiliate transferee, as to the transferred Equity Securities, executes such documents and takes such other actions as may be necessary for such Affiliate transferee to join in and be bound by this Agreement as an “Investor” upon and after such transfer.

3.2                               Right of First Refusal.

(a)                                 Transfer Notice. Subject to Section 3.1, (1) if any combination of Series A Investor, Series B Investor and/or Series C Investors receive a written bona fide firm offer from any Company Non-Global Competitor, at any time after eighteen (18) months following the Closing, as a result of which the Company Non-Global Competitor will acquire more than 51% of the total outstanding share capital of the Company (including without limitation, pursuant to a Change of Control Event) at a consideration payable in cash, on a Fully-Diluted Basis, through one or a series of transactions, from such Investor(s) any Equity Securities of the Company in a Private Sale and such Investor(s) intend(s) to sell such Equity Securities to such Company Non-Global Competitor in a Private Sale, or (2) if any combination of Series A Investor, Series B Investor and/or Series C Investors intends to sell any Equity Securities of the Company to a Private Competitor Investor, such transferor (the “Transferor”) shall give the Company, Crawford (so long as no Crawford Default has occurred and Crawford holds no less than 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis) and each other shareholder (including Common Shareholders, Preferred Shareholders and each CB Holder) who is not the Transferor (the “Non-Selling Investors”) written notice (a “Transfer Notice”) of the Transferor’s intention to seek such transfer (a “Transfer”), which shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) the identity of such Company Non-Global Competitor or Private Competitor Investor, as the case may be, (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made, and (iv) a copy of the offer made by such Company Non-Global Competitor or Private Competitor Investor, as the case may be. The Transfer Notice shall certify that the Transferor in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. A Transfer Notice may be withdrawn by the relevant Transferor by giving written notice before the end of the associated Crawford ROFR Period and/or ROFR Option Period (each as defined below) to the Company, Crawford and each of the Non-Selling Investors. For avoidance of doubt, no Series A Investor, Series B Investor or Series C Investor may sell its Preferred Shares or Common Shares issued or issuable on conversion thereof pursuant to this Section 3.2 for consideration other than cash, without the prior written consent of Crawford (so long as no Crawford Default has occurred and Crawford holds no less than 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis).

(b)                                 Crawford’s Option. For any such proposed Transfer, Crawford, so long as no Crawford Default has occurred and Crawford holds no less than five percent (5%) of the Company’s then total outstanding share capital on a Fully-Diluted Basis, shall have ten (10) days (the “Crawford ROFR Period”) following receipt of such Transfer Notice to elect to purchase all (but not less than all) the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by providing a written notice of acceptance to the Transferor, each Non-Selling Investor and the Company within the Crawford ROFR Period.

(c)                                  Non-Selling Investors’ Option.

(i)                                     For any proposed Transfer prior to the Qualified IPO and to the extent that Crawford fails to exercise its rights (if any) pursuant to Section 3.2(b) above, each Non-Selling Investor shall have an option for a period of ten (10) days following the receipt of the Transfer Notice (or if Crawford ROFR Period is applicable, the expiration of the Crawford ROFR Period)

(the “ROFR Option Period”) to elect to purchase all or any portion of its respective pro rata share (as defined below) of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor, Crawford and the Company in writing before expiration of the ROFR Option Period as to the number of such Offered Shares that it wishes to purchase.

(ii)                                  For the purposes of this Section 3.2(c), each Non-Selling Investor’s “pro rata share” of the Offered Shares shall be equal to (i) the total number of Offered Shares multiplied by (ii) a fraction, the numerator of which shall be the number of Equity Securities of the Company held by such Non-Selling Investor on the date of the Transfer Notice and the denominator of which shall be the total number of Equity Securities held by all the Non-Selling Investors on such date, on a Fully-Diluted Basis.

(iii)                               If any Non-Selling Investor fails to exercise its right to purchase its full pro rata share of the Offered Shares, the Transferor shall deliver written notice (the “Second Notice”) within five (5) days after the expiration of the ROFR Option Period to the Company and each Non-Selling Investor that elected to purchase its entire pro rata share of the Offered Shares (an “Exercising Investor”). The Exercising Investors shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Shares by notifying the Transferor and the Company in writing within ten (10) days after receipt of the Second Notice (the “Re-allotment Period”); provided, however, that if the Exercising Investors desire to purchase in aggregate more than the number of such unpurchased Offered Shares, then such unpurchased Offered Shares will be allocated to the extent necessary among the Exercising Investors in accordance with their relative pro rata shares.

(iv)                              Subject to Applicable Securities Laws, each Non-Selling Investor shall be entitled to apportion the Offered Shares to be purchased under this Section 3.2 among its Affiliates upon written notice to the Company and the Transferor.

(d)                                 Procedure. If Crawford (so long as no Crawford Default has occurred and Crawford holds no less than five percent (5%) of the Company’s then total outstanding share capital on a Fully-Diluted Basis) or any Non-Selling Investor gives the Transferor notice that it desires to purchase the Offered Shares, and, as the case may be, its re-allotment, then payment for the Offered Shares to be purchased shall be by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased at a place agreed to by the Transferor, and Crawford or all the participating Non-Selling Investors, as the case may be, and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after delivery of the Transfer Notice.

(e)                                  Notwithstanding anything to the contrary in this Section 3.2, if the total number of such Offered Shares that Crawford and the Non-Selling Investors indicate an interest in purchasing in the Crawford ROFR Period, the ROFR Option Period and the Re-allotment Period (as the case may be) is less than the total number of Offered Shares, then Crawford and the Non-Selling Investors shall be deemed to have forfeited any right to purchase the Offered Shares, and the Transferor shall be free to sell all, but not less than all, of the Offered Shares to the third party purchasers upon terms and conditions (including the purchase price) no more favorable to such third party purchaser than those specified in the Transfer Notice, provided that such sale shall be consummated within ninety (90) days after receipt of the Transfer Notice by the Company.

3.3                               Non-Exercise of Rights.

(a)                                 In the event the Transferor, does not consummate the sale or disposition of any Offered Shares to one or more third party purchasers within sixty (60) days from the expiration of the Non-Selling Investors’ rights of first refusal set forth in Section 3.2, the rights of the Non-Selling Investors under Section 3.2 shall continue to be applicable, to any subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(b)                                 The exercise or non-exercise of the rights of the Non-Selling Investors under this Section 3 to purchase Equity Securities from a Transferor, or participate in the sale of Equity Securities by the Transferor (if applicable), shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor (if applicable) hereunder.

3.4                               Permitted Transferees. Notwithstanding the provisions of this Section 3, the Company, Crawford (provided that Crawford’s consent shall not be required if a Crawford Default has occurred or if Crawford holds less than 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis), GS, Qiming and CDH may decide unanimously in writing on certain permitted transferees of the Equity Securities held by the Founder and any other Common Shareholder (collectively, the “Permitted Transferees” and each, a “Permitted Transferee”) and such sale, transfer or assignment of such Equity Securities shall not be subject to Section 3.1 or 3.2, except as required by applicable Law; provided that each such Permitted Transferee, prior to the completion of such sale, transfer or assignment, shall have executed such documents and taken such other actions as may be necessary for such Permitted Transferee to join in and be bound by this Agreement as a “Common Shareholder” and assume the obligations of its transferring party under this Agreement, including but not limited to Section 3 hereof.

3.5                               Standstill. For the avoidance of doubt, any restrictions in respect of the Transfer of the Series D Preferred Shares under this Agreement shall be cumulative with, but not in lieu of, the restrictions set forth under Section 7.7 of the Series D Share Purchase Agreement.

3.6                               Right of First Offer of Crawford

(a)                                 If any Series A Investor, Series B Investor or Series C Investor (a “Transferring Investor”) proposes to sell or otherwise transfer, directly or indirectly, any Equity Securities of the Company to any third party in a Private Sale other than (i) an Affiliate of such Transferring Investor or (ii) a Company Competitor, the Transferring Investor shall give a written notice (the “First Offer Notice”) to the Company and Crawford (so long as no Crawford Default has occurred and Crawford holds no less than five percent (5%) of the Company’s then total outstanding share capital on a Fully-Diluted Basis) indicating its intention of such transfer, which shall include (i) the date of the First Offer Notice (which shall be the same date as the date of delivery of the First Offer Notice), (ii) a description of the Equity Securities to be transferred (the “ROFO Shares”) specifying the number of the ROFO Shares, (iii) the offer price per share of the

ROFO Shares (the “First Offer Price”) and (iv) all other material terms and conditions in connection to such transfer.

(b)                                 For a period of ten (10) days after the date on which Crawford receives the First Offer Notice (the “First ROFO Period”), Crawford (so long as no Crawford Default then exists and Crawford holds no less than five percent (5%) of the Company’s then total outstanding share capital on a Fully-Diluted basis) shall have the right, by delivering to the Transferring Investor an acceptance notice in writing (the “First ROFO Acceptance Notice”), to purchase all, but not less than all, of the ROFO Shares at a purchase price equal to the First Offer Price and upon the same terms and conditions as those set forth in the First Offer Notice.

(c)                                  If Crawford fails to deliver a First ROFO Acceptance Notice to the Transferring Investor within the First ROFO Period, the Transferring Investor shall have the right, subject to the restrictions set forth in Sections 3.2 and 3.8 hereof (to the extent applicable) and for a period of up to 180 days (the “Solicitation Period”) beginning on the expiration date of the First ROFO Period, to solicit an offer from any third party to purchase all (but not less than all) of the ROFO Shares. If the best bona fide offer the Transferring Investor receives from one or more third parties during the Solicitation Period (the “Best Third Party Offer”) is less favorable to the Transferring Investor in terms of price per share and the other material terms and conditions than the First Offer Price and the other material terms and conditions set forth in the First Offer Notice, and the Transferring Investor intends to accept such Best Third Party Offer, the Transferring Investor shall deliver a written notice (the “Second Offer Notice”) to Crawford, which shall include (i) the date of the Second Offer Notice (which shall be the same date as the date of delivery of the Second Offer Notice), (ii) the offer price per share of the ROFO Shares (the “Second Offer Price”), (iii) a copy of a document signed by the third party setting forth the Second Offer Price, and (iv) all other material terms and conditions, which shall be the same as those set forth in the Best Third Party Offer. If the Best Third Party Offer is no less favorable to the Transferring Investor in terms of price per share or the other material terms and conditions than the First Offer Price or the other material terms and conditions set forth in the First Offer Notice, the Transferring Investor may accept the Best Third Party Offer and proceed with the sale to the third party, subject to the restrictions set forth in Sections 3.1 and 3.2 hereof (to the extent applicable).

(d)                                 For a period of ten (10) days after the date on which Crawford receives the Second Offer Notice (the “Second ROFO Period”), Crawford (so long as no Crawford Default then exists and Crawford holds no less than five percent (5%) of the Company’s then total outstanding share capital on a Fully-Diluted Basis) shall have the right, by delivering to the Transferring Investor an acceptance notice in writing (the “Second ROFO Acceptance Notice”; together with the First ROFO Acceptance Notice, each an “Acceptance Notice”), to purchase all, but not less than all, of the ROFO Shares at a purchase price equal to the Second Offer Price and upon the same terms and conditions as those set forth in the Second Offer Notice.

(e)                                  Each Acceptance Notice shall be irrevocable and upon the timely delivery of any Acceptance Notice there shall constitute a binding agreement between Crawford and the Transferring Investor to purchase and sell the ROFO Shares pursuant to the terms and conditions set forth in the First Offer Notice or the Second Offer Notice (as the case may be). Upon the timely delivery of an Acceptance Notice, the Transferring Investor and Crawford shall use their best efforts to consummate, within forty-five (45) days after the date of the First Offer Notice or the Second Offer Notice (as the case may be), the purchase and sale of the ROFO Shares.

(f)                                   If Crawford fails to deliver an Acceptance Notice to the Transferring Investor within the Second ROFO Period, the Transferring Investor may either (i) withdraw its intention to sell the ROFO Shares or (ii) have the right, subject to the restrictions set forth in Sections 3.1 and 3.2 hereof (to the extent applicable) and for a period of up to ninety (90) days beginning on the expiration date of the Second ROFO Period, to sell all (but not less than all) of the ROFO Shares to any third party. If the Transferring Investor fails to conclude a binding agreement for the sale of the ROFO Shares within such 90-day period, the rights of Crawford under this Section 3.6 shall continue to be applicable to any subsequent sale of the ROFO Shares by the Transferring Investor.(g) For the avoidance of doubt, Crawford shall be entitled to the rights sets forth under this Section 3.6 only if no Crawford Default has occurred and Crawford holds no less than five percent (5%) of the Company’s then total outstanding share capital on a Fully-Diluted Basis.

3.7                               Transfer by a Transferring Investor in a Block Trade. If any Transferring Investor intends to dispose of all or any of its Equity Securities of the Company through an investment bank or other financial intermediary via a Block Trade after the Qualified IPO, the Transferring Investor shall (a) use its best efforts to require the investment bank or other financial intermediary to agree to abide by the restrictions set forth in the first sentence of Section 3.1(c) (in terms of the prohibition on sales to Company Global Competitors and the restriction on sales to Company Non-Global Competitors), and (b) give a written notice of such intention to the Company which, subject to compliance with applicable laws (including securities laws), shall promptly forward such notice to the other shareholders of the Company (including Crawford so long as no Crawford Default has occurred and Crawford holds no less than five percent (5%) of the Company’s then total outstanding share capital on a Fully-Diluted Basis). Subject to compliance with applicable laws (including securities laws), the Transferring Investor shall invite Crawford to bid in such Block Trade and compete on the same terms and conditions with the other bidders. Crawford shall be entitled to receive a copy of the bidding instructions and any other information which has been or will be provided to the other bidders by the Transferring Investor and/or the Company. To the extent that Crawford proposes to acquire at the highest price among the bidders any of the Equity Securities offered by the Transferring Investor in the Block Trade, the Transferring Investor shall, subject to compliance with applicable laws (including securities laws), sell all such Equity Securities to Crawford and other bidders who offer the same price as the price offered by Crawford, if any, on pro rata basis in proportion to the amount of the Equity Securities proposed to be acquired by Crawford and such other bidders. For the avoidance of doubt, Crawford shall be entitled to the rights sets forth under this Section 3.7 only if no Crawford Default has occurred and Crawford holds no less than five percent (5%) of the Company’s then total outstanding share capital on a Fully-Diluted Basis. For the avoidance of doubt, any obligations of the Transferring Investor and its investment bank or other financial intermediary under this Section 3.7 shall be subject to compliance with applicable laws (including securities laws) and rules or requirements of relevant regulatory bodies (including without limitation, the SEC or FINRA).

3.8                               Sale by a Transferring Investor in a Registered Offering. If any Transferring Investor intends to dispose of all or any of its Equity Securities through a Registered Offering after the Qualified IPO by exercising its rights under Section 2 hereof, (a) the Transferring Investor or the Company, whoever engages the underwriter, shall use its best efforts to require the underwriter to agree to abide by the restrictions set forth in the first sentence of Section 3.1(c) (in terms of the prohibition on sales to Company Global Competitors and the restriction on sales to Company Non-Global Competitors), and (b) the Transferring Investor shall give a written notice of such intention of disposal to the Company which, subject to compliance with applicable laws (including securities laws), shall promptly forward such notice to the other shareholders of the Company (including Crawford so long as no Crawford Default has occurred and Crawford holds no less than five percent (5%) of the Company’s then total outstanding share capital on a Fully-Diluted Basis). If requested by Crawford in writing within ten (10) days following the delivery by the Company of such notice and subject to compliance with applicable laws (including securities laws), the Transferring Investor shall sell, and in case of a firm-commitment underwritten offering, the Transferring Investor or the Company, whoever engages the underwriter, shall use its best efforts to procure its underwriter(s) and/or bookrunner(s) to sell, to Crawford, at the same price and pursuant to the same terms and conditions of such Registered Offering, such amount of the Equity Securities to be sold in the Registered Offering which shall be no less than the lesser of (A) the amount offered by Crawford to buy, and (B) (i) the total number of the Equity Securities to be sold by the Transferring Investor in the Registered Offering multiplied by (ii) a fraction, the numerator of which shall be the number of Equity Securities of the Company owned by Crawford immediately prior to the Registered Offering and the denominator of which shall be the total outstanding share capital in the Company, each on a Fully-Diluted Basis. For the avoidance of doubt, Crawford shall be entitled to the rights sets forth under this Section 3.8 only if no Crawford Default has occurred and Crawford holds no less than five percent (5%) of the Company’s then total outstanding share capital on a Fully-Diluted Basis. For the avoidance of doubt, any obligations of the Transferring Investor, the Company and the underwriters and/or bookrunners under this Section 3.8 shall be subject to compliance with applicable laws (including securities laws) and rules or requirements of relevant regulatory bodies (including without limitation, the SEC or FINRA).

3.9                               Limitation of Crawford’s Rights. Notwithstanding anything to the contrary contained herein, Crawford shall not be entitled to exercise any right of first refusal, right of first offer under this Section 3 or any rights under Section 3.7 or Section 3.8 if Crawford (together with its Affiliates) in aggregate holds more than 35% of the outstanding share capital of the Company, on a Fully-Diluted Basis.

4.                                      Preemptive Right.

4.1                               General. The Company hereby grants to each Shareholder and CB Holder a right (the “Preemptive Right”) to purchase up to its “pro rata share” (and any overallotment) of any New Securities that the Company may, from time to time, propose to sell or issue to any investors, subject to compliance with applicable laws and the Transaction Documents. Each such Shareholder’s or CB Holder’s “pro rata share” for purposes of the Preemptive Right under this Section 4 shall be the ratio of (i) the number of Common Shares (calculated on a Fully-Diluted Basis) held by such Shareholder or CB Holder immediately prior to the issuance of the New Securities, to (ii) the total number of Common Shares (calculated on a Fully-Diluted Basis) held by all the Shareholders and CB Holders immediately prior to the issuance of the New Securities.

4.2                               Holder Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall first give each of its Shareholders and each of the CB Holders written notice (the “Issuance Notice”) of such intention, describing (i) the type of New Securities to be issued, (ii) the identity of the prospective investor, and (iii) the price and the terms upon which the Company proposes to issue the same. Each Shareholder and CB Holder shall have fifteen (15) days (the “Participation Period”) after the receipt of the Issuance Notice to agree to purchase up to such Shareholder’s or CB Holder’s pro rata share of the New Securities (as determined in Section 4.1 above) for the price and upon the terms specified in the Issuance Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

4.3                               Overallotment. If any Shareholder or CB Holder fails to exercise its Preemptive Right to purchase its full pro rata share of the New Securities (each, a “Non-Exercising Holder”, and collectively, the “Non-Exercising Holders”), the Company shall, within five (5) days after the expiration of the Participation Period, deliver written notice specifying the aggregate number of the remaining New Securities that were eligible for purchase by all the Non-Exercising Holders (the “Remaining Securities”) to each Shareholder and CB Holder that has exercised its right to purchase its full pro rata share of the New Securities (each, an “Exercising Holder”, and collectively, the “Exercising Holders”). Each Exercising Holder shall have a right of overallotment, and may exercise an additional right to purchase the Remaining Securities by notifying the Company in writing within ten (10) days after receipt of the notice by the Company pursuant to the prior sentence of this Section 4.3; provided, however, that if the Exercising Holders desire to purchase in aggregate more than the number of the Remaining Securities, then the Remaining Securities will be allocated to the extent necessary among the Exercising Holders in accordance with their relative pro rata shares.

4.4                               Sales by the Company. If the Shareholders and CB Holders fail to exercise their right to purchase the Remaining Securities within the ten (10) day period as described in Section 4.3 above, for a period of thirty (30) days following the expiration of such ten (10) day period, the Company may sell any New Securities with respect to which the Shareholders’ and CB Holders’ rights under this Section 4 were not exercised, to the purchasers identified in the Issuance Notice and at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such thirty (30) day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to its Shareholders and the CB Holders in the manner provided in this Section 4.

4.5                               Termination of Preemptive Rights. The Preemptive Rights in this Section 4 shall terminate upon the closing of a Qualified IPO.

5.                                      Information and Inspection Rights; US Tax Matters.

5.1                               Delivery of Financial Statements. As long as any Preferred Shares or Convertible Bonds (as the case may be) remain outstanding, the Company shall deliver to each Preferred Shareholder and CB Holder (as the case may be) the following documents or reports:

(a)                                 as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the last day of the fiscal year, and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget, setting forth in comparative form figures for the previous fiscal year and audited and certified by an Auditing Firm acceptable to the holders holding (i) more than 51% of the then outstanding Series A Preferred Shares, (ii) more than 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), (iii) more than 50% of the then outstanding Series C Preferred Shares (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares), and (iv) more than 50% of the then outstanding Series D Preferred Shares, and accompanied by a report and opinion thereon by such Auditing Firm, all prepared in English and in accordance with the US GAAP or the PRC GAAP;

(b)                                 as soon as practicable, but in any event within fifteen (15) days prior to the end of each fiscal year of the Company, a proposed budget and business plan for the next fiscal year to be submitted to the Board for approval, prepared on a monthly basis;

(c)                                  as soon as practicable, but in any event within ten (10) days prior to the end of each fiscal quarter of the Company, a proposed budget, which shall include a capital expenditure plan, for the next fiscal quarter;

(d)                                 as soon as practicable, but in any event within twenty (20) days after the end of each month, unaudited monthly consolidated financial statements in a format that is satisfactory to the Board, including the affirmative vote by one of the Series A Directors, one of the Series B Directors, one of the Series C Directors and the Series D Director;

(e)                                  as soon as practicable, but in any event within thirty (30) days after the end of each quarter, unaudited quarterly consolidated financial statements in a format that is satisfactory to the Board, including the affirmative vote by one of the Series A Directors, one of the Series B Directors, one of the Series C Directors, and the Series D Director;

(f)                                   with respect to the financial statements called for in Section 5.1(a), an instrument executed by the Chief Financial Officer of the Company and certifying that such financials were prepared in accordance with the US GAAP or the PRC GAAP consistently applied with prior practice for earlier periods. With respect to the management report called for in Section 5.1(a), the management of the Company shall also provide an analysis of results, highlighting notable events and a thorough explanation of any material differences between actual figures, on the one hand and figures for the prior year and figures presented in the corresponding budget on the other hand;

(g)                                  as soon as practicable, but in any event within forty-five (45) days after the end of each quarter, a statement showing the number of shares in each class and series of capital stock of the Company in sufficient detail to allow the Investors to calculate their respective percentage ownership in the Company;

(h)                                 copies of all documents or other information sent to other Shareholders of the Company and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or Governmental Authority, no later than five (5) days after such documents or information are sent or filed by the Company; and

(i)                                     (I) prompt written notice of any material litigation, material judgment against any member of the Company Group, and any other event that may have a Material Adverse Effect on the operations and financial condition of any member of the Company Group, and (II) prompt written notice of any notice from any Governmental Authority of the non-compliance with any Law by any member of the Company Group.

5.2                               Inspection.  The members of the Company Group shall permit any Investor, at the Investor’s own expense, to visit and inspect, during normal business hours following reasonable notice by the Investor to the Company (which shall be no less than three (3) days unless otherwise agreed by the Company), any of the properties of any member of the Company Group, and examine the books of account and records of any member of the Company Group, and discuss the affairs, finances and accounts of any member of the Company Group with the directors, officers, management employees, accountants, legal counsel and investment bankers of such member, all at such reasonable times as may be requested in writing by the Investor; provided, that such Investor (i) is not a Company Competitor; (ii) doesn’t hold any direct or indirect ownership interest in or have any business relationship with any Company Competitor; and (iii) agrees to keep confidential any information so obtained in accordance with Section 13 hereof.

5.3                               Termination of Information and Inspection Rights.  The rights and covenants set forth in Sections 5.1 and 5.2 shall terminate and be of no further force or effect upon the closing of a Qualified IPO.  Notwithstanding anything to the contrary, the rights of any Series D Investor set forth in Sections 5.1 and 5.2 and 5.4  shall terminate immediately upon the earlier of (i) the equity interest held by such Series D Investor in the Company becoming less than 5% of the Company’s then total outstanding share capital on Fully-Diluted Basis, or (ii) such Series D Investor no longer having any representative, either a Director or an Observer, on the Board of Directors, or (iii) any Crawford Default having occurred.

5.4                               Governmental/Securities Filings.  For three (3) years after the time when the Company becomes subject to the filing requirements of the Exchange Act or any other organized securities exchange, as long as an Investor holds any Equity Securities, the Company shall deliver to such Investor  copies of, or provide a link on its public website to, any quarterly, annual, extraordinary, or other reports publicly filed by the Company with the Commission or any other relevant securities exchange, regulatory authority or government agency, and any annual reports and other materials provided to all other shareholders of the Company.

5.5                               United States Tax Matters.

(a)                                 The Company  will not take any action inconsistent  with the treatment of the Company as a corporation for U.S. federal income tax purposes and will not elect to be treated as an entity other than a corporation for U.S. federal income tax purposes unless agreed upon by Crawford (so long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully-Diluted Basis) and GS.  Upon request by Crawford (so long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully-Diluted Basis) or GS that the Company or one or more of its Subsidiaries should elect to be classified as partnerships or disregarded entities for United States federal income tax purposes (the “Partnership Election”) and subject to the unanimous consent of the other shareholders that are U.S. Persons (as defined below), the Company shall make, or shall cause to be made, the Partnership Election by filing, or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form) provided that such election is in compliance with all applicable laws effective the day before Closing, and the Company shall not permit the Partnership Election to be terminated or revoked without the written approval from Crawford (so long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully-Diluted Basis), GS and other shareholders that are U.S. Persons.

(b)                                 No later than two (2) months following the end of the Company’s taxable year, the Company shall determine, in consultation with an Auditing Firm, whether any member of the Company Group was a “passive foreign investment company” (a “PFIC”) within the meaning of section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) in such taxable year.  If it is determined that a member of the Company Group was a PFIC in such taxable year, the Company shall promptly notify each U.S. Holder of such determination.  The Company agrees to make available to each U.S. Holder upon request, the books and records of the Company Group (and, as relevant, each member thereof), and to provide information to each U.S. Holder necessary for such U.S. Holder to determine whether any member of the Company Group was a PFIC in a taxable year.  Upon determination by the Company, any U.S. Holder or any taxing authority that any member of the Company Group was a PFIC in a taxable year, the Company will provide each U.S. Holder with all information reasonably available to the Company Group to permit such U.S. Holder to (i) accurately prepare all tax returns and comply with any reporting requirements in connection with such determination and (ii) make any election (including, without limitation, a “qualified electing fund” election under section 1295 of the Code), with respect to the relevant member of the Company Group, and comply with any reporting or other requirements incident to such election.  If a determination is made that a member of the Company Group is a PFIC for a particular year, then for such year and for each year thereafter, the Company shall or shall cause such member to provide to each U.S. Holder with a completed “PFIC Annual Information Statement” substantially in the form as set out in the schedule headed “PFIC Annual Information Statement” as required by Treasury Regulation section 1.1295-1(g).

(c)                                  Each of Qiming and CDH represents (i) that it is not a “United States person” (“U.S. Person”) as defined in section 7701(a)(30) of the Code, and (ii) that none of its shareholders that are U.S. Persons indirectly owns more than 10% of the Company. To the best of its knowledge, GS represents that (i) neither of the Persons that comprise GS is a U.S. Person, and (ii) that no more than 70% of the value of the GS Persons (on an aggregate basis) is owned, directly, indirectly or constructively, by U.S. Persons. The representation in sub-clause (ii) of the immediately preceding sentence is subject to, and qualified by, the methodology and assumptions set forth in Schedule C.  Qiming, CDH, and GS shall provide prompt written notice to the Company of any subsequent change to the foregoing representations. No later than two (2) months following the end of the Company’s taxable year, the Company shall provide the following information to each U.S. Holder: (a) the Company’s capitalization table as of the end of the last day of such taxable year and (b) a report regarding the Company’s status as a “controlled foreign corporation” (“CFC”) as defined in the Code, if any.  In the event any member of the Company

Group is a CFC, the Company shall (x) furnish to each U.S. Holder upon its reasonable request, on a timely basis, all information necessary to satisfy the U.S. income tax return filing requirements of such U.S. Holder and (y) use commercially reasonable efforts to avoid generating for any taxable year in which any member of the Company Group is a CFC, income that would be includible in the income of any U.S. Holder under section 951 of the Code.  Upon written request of a U.S. Holder from time to time, subject to obtaining the consent of its shareholders to release such information (if necessary), the Company will promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder sufficient for such U.S. Holder to determine whether the Company is a CFC.

(d)                                 Each member of the Company Group will comply with all record-keeping, reporting, and other requests necessary for such member to allow each U.S. Holder to comply with any applicable U.S. federal income tax Law.

(e)                                  The cost incurred by any member of the Company Group in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by any member of the Company Group in taking the action, or causing the action to be taken as described in this Section 5 shall be borne by the Company Group.

6.                                      Election of Directors; Voting Agreement.

6.1                               Board of Directors.

(a)                                 Unless otherwise indicated below, immediately after the Closing, the Company shall have a Board consisting of no more than ten (10) Directors, of which, (a) two (2) Directors are to be designated by Qiming (the “Series A Directors” and each a “Series A Director”), who shall initially be Hans TUNG and John ZAGULA; (b) two (2) Directors are to be designated by CDH (the “Series B Directors” and each a “Series B Director”), who shall initially be Yan HUANG and Zishuo WU; (c) two (2) Directors are to be designated by GS (the “Series C Directors” and each a “Series C Director”), who shall initially be Ming Yunn Stephanie HUI and Bin ZHU; (d) one (1) Director is to be designated by Crawford as long as no Crawford Default has occurred and Crawford continues to hold no less than 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis, (the “Series D Director”, together with the Series A Directors, the Series B Directors and the Series C Directors, collectively, the “Investor Directors” and each an “Investor Director”), who shall initially be Greg Stubblefield; and (e) three (3) Directors are to be designated by the Founder (the “Founder Directors” and each a “Founder Director”), who shall initially be Ray Ruiping ZHANG, Qian MIAO and Samuel Yang LI. The chairman of the Board shall be one of the Founder Directors.

(b)                                 Unless otherwise indicated below, immediately after the Closing, the Company shall maintain an audit committee and a compensation committee under the Board, each of which shall consist of three (3) directors.

(c)                                  At each election of the Directors, each holder of the Shares shall vote at any meeting of members, with respect to such number of Shares (on an as-converted basis) as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Shares (on an as-converted basis) (i) as may be necessary to ensure the election or re-election of the individuals designated by the respective Party pursuant to Section 6.1(a) above as the Directors and (ii) against any nominees for Directors not designated pursuant to Section 6.1(a) above.

(d)                                 Crawford (provided that no Crawford Default has occurred and provided further that Crawford holds at least 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis), GS, CDH, Qiming, and the Founder, as such entity or individual is entitled to designate any individual to be elected as a Director pursuant to this Section 6.1 shall have the right to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position. Each holder of Shares agrees to always vote such holder’s respective Shares in support of the principle that a Director designated pursuant to this Section 6.1 shall be removed from the Board with or without cause only upon the vote or written consent of the Person(s) entitled to designate such Director pursuant to this Section 6.1, and each such holder further agrees not to seek, vote for or otherwise effect the removal with or without cause of any such Director without such vote or written consent. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any Director designated pursuant to this Section 6.1, the replacement to fill such vacancy shall be designated in the same manner, in accordance with this Section 6.1, as the Director whose seat was vacated.

(e)                                  After a Qualified IPO, the Board shall consist of eleven (11) Directors. Subject to compliance with applicable laws, each of Qiming, CDH, GS and Ignition, so long as Qiming, CDH, GS, or Ignition (as the case may be) each shall remain a Shareholder holding more than 50% of the securities of the Company that it held immediately after the Closing, shall have the right to nominate at least one (1) person, and Crawford (provided that no Crawford Default has occurred and provided further that Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully-Diluted Basis) shall have the right to nominate two (2) persons at its sole discretion, to be elected as a Director pursuant to this Section 6.1. The Founder and each of Crawford, Qiming, CDH, GS and Ignition will each vote the shares held by them as a Shareholder in favour of the nominees of Crawford, Qiming, CDH, GS and Ignition properly proposed under this Section 6.1(e).

6.2                               Alternates.  Subject to applicable Law, each of the Investor Directors shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the Investor Director for whom she or he is serving as an alternate.

6.3                               No Investor Director in Office.  For the avoidance of doubt, to the extent any Investor Director is not appointed or otherwise not in the office, the consent of such Investor Director shall no longer be required for those matters which require the consent of such Investor Director hereunder.

6.4                               Board Observer.  So long as it holds any Shares or Convertible Bonds, each of Crawford (provided that no Crawford Default has occurred), GS, CDH, Qiming, Ignition, and JAFCO shall have the right, from time to time, and at any time, to designate one (1) individual (the “Observer”) to attend and speak at all meetings of the Board and all committees thereof (whether in person, by telephone or other) in a non-voting observer capacity.  An Observer is entitled to receive all notices of meetings of the Board and all committees thereof as well as copies of all minutes, consents and other materials, financial or otherwise, concurrently and in the same manner as such notices, minutes, consents and other materials are provided to the members of the Board and all committees thereof.  An Observer shall have full rights of audience and may speak at all meetings of the Board and all committees thereof, but shall not be entitled to vote or be counted towards the quorum at any such meetings.  The Founder and the Company hereby irrevocably agree that each Observer is a nominee of the Investor who appoints him/her and that such Observer shall be entitled to, and the Investor who nominates him/her can require him/her to, report all matters concerning the Company and its Subsidiaries, including but not limited to, matters discussed at any meeting of the Board and all committees thereof, and that the Observer may take advice and obtain instructions from his/her nominating Investor.

6.5                               D&O Insurance.  The Company shall purchase and maintain directors’ and officers’ insurance which shall take effect upon the consummation of the IPO. The terms of such insurance from time to time, the carrier and the amount insured shall be agreed by the Board (including the consent of the Series D Director, at least one of the Series C Directors, at least one of the Series B Directors and at least one of the Series A Directors), provided that such insurance coverage is available at commercially reasonable rates as determined by the Board (including the consent of the Series D Director, at least one of the Series C Directors, at least one of the Series B Directors and at least one of the Series A Directors), in relation to any person who is or was a Director or an officer of the Company, or who at the request of the Company is or was serving as a Director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity.  The Memorandum and Articles of the Company shall at all times provide that the Company shall indemnify the members of the Company’s Board to the maximum extent permitted by the Laws of the Cayman Islands. In the event the Company merges with another entity and is not the surviving corporation, or undertakes any other Liquidation Event, proper provisions shall be made so that any successors of the Company assume the Company’s obligations with respect to indemnification of Directors.

6.6                               Assignment.  Regardless of anything else contained herein, the rights of the Investors under this Section 6 are non-transferable and non-assignable (including without limitation by operation of Law), except in connection with a transfer of the Preferred Shares by any Investor to its Affiliates, in which case such rights shall be transferable but only to the extent applicable to such transferred Preferred Shares.

6.7                               Amendment.  So long as the Investors hold any Preferred Shares, no right of the Investors under this Section 6 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of Crawford (so long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully -Diluted Basis), GS, CDH and Qiming.

6.8                               Board Meetings.

(a)                                 Frequency, Notices and Expenses. The Company shall hold no less than one (1) Board meeting during each fiscal quarter. The Company shall cause that (i) a notice of each Board meeting, (ii) the agenda of the business to be transacted at the Board meeting and (iii) all relevant documents and materials to be circulated at or presented to the Board meeting are sent to all Directors at least ten (10) days before the Board meeting and a copy of the minutes of the Board meeting is sent to such Persons within thirty (30) days following the Board meeting. The Company shall reimburse the Directors for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and all committees thereof.

(b)                                 Quorum. All Board meetings shall reach quorum only with the attendance of at least five (5) Directors, including the Series D Director, a Series C Director, a Series B Director, a Series A Director and a Founder Director, provided that if such quorum is not present for a Board meeting within two (2) hours from the time for such Board meeting as appointed in the meeting notice of such Board meeting sent by the Company in accordance with the Memorandum and Articles, then such Board meeting shall be adjourned for at least ten (10) days at the same place or such other time and place as the Directors then present may determine, provided that, in each case, a notice of the adjourned Board meeting shall be sent to each Director at least ten (10) days before the adjourned Board meeting. The attendance of any three (3) Directors including any two (2) Investor Directors (one of whom shall be a Series C Director) shall constitute a quorum at such adjourned Board meeting and questions arising at such adjourned Board meeting shall be decided by a majority of votes of the Directors present. For the purposes of this Section 6.7(b), a proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

(c)                                  Voting.  Unless otherwise provided in this Agreement and the Memorandum and Articles or required by the applicable Laws, all issues that require resolutions by the Board (except for the consummation of the Qualified IPO and the actions reasonably taken for consummating the Qualified IPO) shall be adopted by the affirmative vote of a simple majority of the Directors present in person or by proxy, including the affirmative vote of the Series D Director, at least one (1) of the Series C Directors, one (1) of the Series B Directors and at least one (1) of the Series A Directors.

(d)                                 Information to be Furnished to the Board. The Company shall deliver to each of the Directors and Observers the following documents or reports:

(i)                                     as soon as practicable, but in any event within twenty (20) days of the end of each month, a consolidated unaudited income statement and statement of cash flows for such month and a consolidated unaudited balance sheet for the Company as of the last day of such month, and a management report all prepared in English and in accordance with the US GAAP or PRC GAAP (except for year-end adjustments and except for the absence of notes);

(ii)                                  as soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter of the Company, a consolidated unaudited income statement and statement of cash flows for such fiscal quarter and a consolidated unaudited balance sheet for the Company as of the last day of such fiscal quarter, and a management report including a comparison of the financial results of such fiscal quarter with the corresponding quarterly budget, all prepared in English and in accordance with the US GAAP or PRC GAAP (except for year-end adjustments and except for the absence of notes);

(iii)                               as soon as practicable, but in any event no later than fifteen (15) days prior to the end of each fiscal year, an annual consolidated budget and business plan for the succeeding fiscal year to be submitted to the Board for approval, prepared on a monthly basis including, revenues, expenses, cash position, balance sheets and sources and applications of funds statements (including any anticipated or planned capital expenditure or borrowings) for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(iv)                              as soon as practicable, but in any event no later than ten (10) days prior to the end of each fiscal quarter, an quarterly consolidated budget including capital expenditure plan for the succeeding fiscal quarter to be submitted to the Board for approval; and

(v)                                 with respect to the financial statements called for in Section 6.8(d)(ii), an instrument executed by the Chief Financial Officer of the Company and certifying that such financials were prepared in accordance with the US GAAP or PRC GAAP consistently applied with prior practice for earlier periods (with the exception, for unaudited statements, such statements may be subject to normal year-end audit adjustments and exclude all footnotes required by applicable accounting standard). With respect to the management report called for in Section 6.8(d)(ii), the management of the Company shall also provide an analysis of results, highlighting notable events and a thorough explanation of any material differences between actual figures, on the one hand and figures for the prior year and figures presented in the corresponding budget on the other hand.

6.9                               Tie-vote. In the event of a tie-vote during Board meetings, the chairman of the Board shall have the tie-breaker vote.

6.10                        Board of Directors of the PRC Entities. Upon written request by Crawford, Qiming, GS and CDH, the Company and the Founder shall cause the board of directors (or equivalent governing body) of Shanghai eHi Car Rental Co., Ltd. (“Shanghai eHi”) to have the same members (and no additional members) and composition as the Board, and shall cause the same number of persons designated by Crawford, GS, Qiming, CDH and the Founder as they are entitled to appoint to the Board to be appointed as directors of Shanghai eHi to the effect that the directors of such Subsidiary shall be appointed and removed in accordance with the same rules and procedures provided for the Board, provided that the person(s) designated by Crawford to the board of Shanghai eHi shall be equipped with translation services provided at the expense of Crawford. In the event that Shanghai eHi establishes any board committee, the members of such committee shall include the same persons designated by Crawford, GS, Qiming and CDH to the Board upon written request of Crawford, GS, Qiming and CDH. The Company and the Founder covenant and agree that it or he shall vote all shares of capital stock of Shanghai eHi hereafter directly or indirectly owned (of record or beneficially) by the Company or the Founder (as the case may be) to maintain the board of directors of Shanghai eHi in accordance with the same rules and procedures provided for the Board. Notwithstanding anything to the contrary in this Agreement or the Memorandum and Articles, Crawford’s rights under this Section 6.10 can only be exercised when no Crawford Default exists and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully-Diluted Basis.

6.11                        Termination.  This Section 6 (other than Section 6.1(e)) shall terminate upon the closing of a Qualified IPO.

7.                                      Protective Provisions.

7.1                               Matters Requiring Special Consent from Preferred Shareholders and CB Holders

Notwithstanding anything to the contrary in this Agreement or the Memorandum and Articles and in addition to such other limitations as may be provided in this Agreement, the Memorandum and Articles, or any applicable Law at the competent jurisdiction where the relevant member of the Company Group is incorporated, but subject to Section 8.13, the Company and the Founder shall procure that the Company and each other member of the Company Group shall not take any of the following actions (except for those taken to consummate the Qualified IPO) without the prior written consent of holders of more than (i) 51% of the then outstanding Series A Preferred Shares (voting separately on an as converted basis), (ii) 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares) (voting separately on an as converted basis), (iii) 50% of the then outstanding Series C Preferred Shares (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares) (voting separately on an as converted basis), (iv) 50% of the then outstanding Series D Preferred Shares (voting separately on an as converted basis) (including Crawford as long as it holds more than one-third of the then outstanding Series D Preferred Shares but provided that Crawford’s prior written consent shall be deemed to have been given, and Crawford shall not have the power to block any actions, if a Crawford Default has occurred or if Crawford holds less than 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis), and (v) the Requisite Bondholders; provided, that where any such action requires the special resolutions of the Shareholders of the Company in accordance with the Companies Law of the Cayman Islands, as amended, and the said prior written consent has not been obtained, the holders of the then outstanding Preferred Shares and Convertible Bonds/CB Conversion Shares voting against the resolution shall have the same number of votes as those who vote in favour of such resolution plus one (for the purpose of this Section 7, the term “Company” below shall also include each member of the Company Group from time to time where applicable):

(a)                                 Substantially cease to conduct or carry on the business of any member of the Company Group as now conducted or materially change its business activities;

(b)                                 Sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of any member of the Company Group;

(c)                                  Except for the Exempted Issuances, increase, reduce or cancel the authorized or issued share capital of any member of the Company Group or issue, allot, purchase or redeem any shares or securities convertible into or exchangeable for or otherwise carrying a right of subscription in respect of the Shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of Shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Investors in the Company or adversely affecting their rights in respect of any outstanding bonds, warrants or options;

(d)                                 Make any distribution of profits amongst the shareholders by way of dividend (interim and final), capitalization of reserves or otherwise;

(e)                                  Amend the accounting policies previously adopted or change the fiscal year of any member of the Company Group;

(f)                                   Appoint or change the auditors of any member of the Company Group;

(g)                                  Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other Intellectual Property owned by any member of the Company Group;

(h)                                 Pass any resolution for the winding up of any member of the Company Group or undertake any merger or restructuring (including but not limited to Change of Control Events) or Liquidation Event concerning any member of the Company Group or apply for the appointment of a receiver, manager or judicial manager or like officer;

(i)                                     Make any alteration or amendment to the memorandum and articles of association or any other charter documents of any member of the Company Group;

(j)                                    Dispose of or dilute the Company’s interest, directly or indirectly, in any of its Subsidiaries including but not limited to the PRC Entities;

(k)                                 Approve any transfer of shares in any member of the Company Group;

(l)                                     Amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the holders of Preferred Shares and Convertible Bonds;

(m)                             Take any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on parity with the Preferred Shares and Convertible Bonds;

(n)                                 Take any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on parity with the preference of the Preferred Shares and Convertible Bonds;

(o)                                 Amend the Company’s Memorandum and Articles;

(p)                                 Amend any existing warrant held by an Investor;

(q)                                 Enter into or amend any agreement subject to Section 8.15; and

(r)                                    Enter into any agreement or undertaking to do any of the foregoing.

7.2                               Matters Requiring Special Consent from Investor Directors

Notwithstanding anything to the contrary in this Agreement or the Memorandum and Articles and in addition to such other limitations as may be provided in this Agreement, the Memorandum and Articles, or any applicable Law at the competent jurisdiction where the relevant member of the Company Group is incorporated, but subject to Section 8.13, the Company and the Founder shall procure that the Company and each other member of the Company Group shall not, without the prior written approval (either by signing a physical document or by email) of the Series D Director, at least one of the Series C Directors, at least one of the Series B Directors and at least one of the Series A Directors, take any of following action (except for those taken to consummate the Qualified IPO):

(a)                                 Appoint or settle the terms of appointment of any Managing Director, President, Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Technology Officer or equivalent officers of any member of the Company Group;

(b)                                 Settle or alter the terms of employment contract or salaries or bonuses or other incentives of the top six most highly paid employees of the Company Group or the terms of any non-compete covenants by any Key Employees (as defined in the Series D Share Purchase Agreement);

(c)                                  Change the size or composition of the board of directors of any member of the Company Group;

(d)                                 Approve any annual and quarterly budget including any capital expenditure plan of any member of the Company Group;

(e)                                  Make any equity investment in any corporate bodies or joint ventures other than establishing wholly owned subsidiaries;

(f)                                   Borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business not exceeding an aggregate principal amount of RMB30,000,000 per annum;

(g)                                  Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) (other than liens incurred in the ordinary course of business (including without limitation, those created pursuant to vehicle acquisitions) covering obligations not to exceed US$1,000,000 in the aggregate at any one time) on all or any of the undertaking, assets or rights of any member of the Company Group ;

(h)                                 Approve or make adjustments or modifications to terms of transactions involving the interest of any director or shareholder or officer of any member of the Company Group, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder or officer of any member of the Company Group and any other related party transactions set out in Section 22 of Schedule D to the Series D Share Purchase Agreement;

(i)                                     Sign any property leases with annual rental commitment in excess of US$300,000;

(j)                                    Make capital expenditures of any item in excess of US$300,000 or in aggregate exceeding 25% of the approved annual budget, other than capital expenditure for purchasing operating vehicles in the ordinary course of business;

(k)                                 Make capital expenditures or disposals not within the approved annual budget;

(l)                                     Adopt or amend any employee stock option program or any other equity-based compensation plan or any bonus or incentive plan of any member of the Company Group (including but not limited to any amendment of the ESOP);

(m)                             Enter into any related party transaction set out in Section 22 of Schedule D to the Series D Share Purchase Agreement (whether as a single transaction or a series of related or unrelated transactions) in excess of US$100,000; and

(n)                                 Enter into any agreement or undertaking to do any of the foregoing.

7.3                               Matters Requiring Special Consent from the Requisite Bondholders. Notwithstanding anything to the contrary in this Agreement or the Memorandum and Articles and in addition to such other limitations as may be provided in this Agreement, the Memorandum and Articles, or any applicable Law at the competent jurisdiction where the relevant member of the Company Group is incorporated, the Company and the Founder shall procure that the Company and each other member of the Company Group shall not, without the prior written approval (either by signing a physical document or by email) of the Requisite Bondholders, other than those incurred in the ordinary course of business (including without limitation, those created pursuant to vehicle acquisitions) covering obligations not to exceed US$1,000,000 in the aggregate at any one time, create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) on all or any material undertaking, equity, assets or rights of the Company and/or any other member of the Company Group.

7.4                               Termination.  This Section 7 shall terminate upon the closing of a Qualified IPO.

7.5                               Scheme of Arrangement.

So long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully-Diluted Basis, each holder of Shares that is a party hereto agrees not propose, vote for, consent to, or otherwise participate in any Section 86 or similar scheme of arrangement, without the written consent of Crawford.

8.                                      Additional Agreements; Covenants.

8.1                               Compliance.

(a)                                 The Company, the Founder and each PRC Entity shall use his, her or its best efforts to ensure that each member of the Company Group and its directors, officers, employees, agents and other persons acting on behalf of such company (the “Representatives”) are familiar with and shall comply with all applicable Laws, including the FCPA and all anti-bribery, anti-corruption and anti-money laundering Laws as referred to in Section 17 of Schedule D of the Series D Share Purchase Agreement.

(b)                                 Each member of the Company Group shall promptly notify the Shareholders if any current or future Representatives of any member of the Company Group are or become Public Officials.

(c)                                  Each member of the Company Group shall promptly notify the Shareholders if any member of the Company Group will conduct or agrees to conduct any business, or enter into or agree to enter into any transaction with any Person, in Iran, Sudan or Cuba, and shall not undertake any such transaction without the prior written consent of Crawford (so long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully -Diluted Basis), GS, CDH and Qiming.

(d)                                 Each member of the Company Group shall timely file all material Tax Returns that are required to be filed by it with any Governmental Authority, and shall timely pay all Taxes owed by it which are due and payable or withheld and remitted to the appropriate Governmental Authority all Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party.

(e)                                  Each of the Company and Shanghai eHi will retain an Auditing Firm to handle all of its Tax compliance matters including in respect of the matters referred to in Sections 5.5 (b) and (c) of this Agreement relating to PFIC and CFC covenants, respectively, and to assist it in the preparation of all of its Tax Returns in all jurisdictions in which the Company Group operates.

8.2                               Board of Directors of Members of the Company Group.  The Company, the Founder and the PRC Entities shall ensure that the board of directors of each member of the Company Group shall follow the decisions made by the Company, which shall have sole decision making power over all business and affairs of any member of the Company Group, to the extent permitted by Law.

8.3                               Legend on Share Certificates.  Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 8.3 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing the Shares upon written request from such holder to the Company at its principal office.  The Parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 8.3 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

8.4                               Employment Matters. The Company, the Founder and the PRC Entities shall cause each person now or hereafter employed by any member of the Company Group (or engaged by any member of the Company Group as a consultant or independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement in form and substance satisfactory to Crawford (so long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully -Diluted Basis), GS, CDH and Qiming.

8.5                               Founder Guarantee.

(a)                                 In consideration of the CB Holders agreeing, at the request of the Founder, to purchase the Bonds, the Founder hereby guarantees, unconditionally and irrevocably, to the CB Holders, the due, full, punctual and complete payment by the Company of the Guaranteed Obligations under the Convertible Bonds in the currency in which such sum is payable and in the manner provided in the Convertible Bonds (the “Guarantee”). The Founder further covenants, undertakes and agrees with the CB Holders that if and whenever the Company shall be in default of performing or observing the Guaranteed Obligations under the Convertible Bonds, the Founder shall:

(i)                                     procure that the Company will duly observe and perform all the Guaranteed Obligations to the CB Holders under the Convertible Bonds;

(ii)                                  forthwith and diligently proceed to make good and cure such default and procure the observance and performance of such obligations at the Founder’s own cost and expense; and

(iii)                               indemnify the CB Holders against all losses, damages, costs, claims, demands, expenses and liabilities which may be suffered or incurred by the CB Holders by reason of such default of the Guaranteed Obligations.

(b)                                 The Founder further covenants, undertakes and agrees with the CB Holders that if the Company shall be in default of performing or observing the Guaranteed Obligations under the Convertible Bonds, the Founder shall within fifteen (15) days upon demand by a CB Holder, pay to the CB Holder the Guaranteed Obligations or any part thereof in the currency in which such sum is payable and in the manner provided in the Convertible Bonds together with interest thereon at the rate payable by the Company under the Convertible Bonds and calculated in the manner provided in the Convertible Bonds from the date of the Convertible Bonds until payment in full (as well after as before judgment) by the Founder as if the Founder instead of the Company were expressed to be the primary obligor.

(c)                                  Though as between the Founder and the Company, the Founder is surety only for the Company, yet as between the Founder and the CB Holders, upon any failure by the Company to pay the principal when due and/or any interest payable on the Convertible Bonds and other amount due and payable under the Convertible Bonds (including without limitation the Early Redemption Amount) within fifteen (15) Business Days after its due date in the manner specified in the Conditions to the Convertible Bonds, Founder shall then be deemed to be principal debtor for all the moneys the payment of which is hereby guaranteed, and accordingly shall not be discharged nor shall the Founder’s liability be affected in any way by any act, thing, omission or means whatever, whereby the Founder’s liability would not have been discharged if the Founder had been a principal debtor.

(d)                                 The Guarantee is a continuing security and shall remain irrevocably in full force and effect until the Guaranteed Obligations are settled in full such that the Guarantee shall not be considered satisfied or discharged by any intermediate payment or satisfaction of part of the Guaranteed Obligations and shall extend to cover any sum which shall for the time being constitute the balance due or expressed to be due from the Company to the CB Holders in respect of the Guaranteed Obligations.

(e)                                  The Guarantee shall not be revocable by the Founder but shall continue and remain in full force and effect until the payment in full of the Guaranteed Obligation to the CB Holders and shall be binding on the executors administrators or legal representatives of the Founder.

(f)                                   The Founder hereby waives any right which the Founder may have of requiring arbitration or other dispute proceedings first being taken against the Company or any other person or the realization first of any security before the commencement of proceeding hereunder when the Company is in default of performing or observing the Guaranteed Obligations under the Convertible Bonds.

(g)                                  The obligations of the Founder hereunder shall not be affected by any act, omission, fact, circumstances, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Founder from his obligations hereunder, including without limitation, and whether or not known to the Founder:

(i)                                     any time or indulgence granted to, or composition with the Company, the Founder or any other person; or

(ii)                                  the taking, variation, compromise, renewal or release of, or refusal or failure to perfect or enforce or realize any rights, remedies or securities against the Company, the Founder or any other person; or

(iii)                               any legal limitation, disability, incapacity of the Company or any other person; or

(iv)                              the irregular or improper purported exercise of any power or authority of the Company, the Founder or any other person or want of authority by any person purporting to act on behalf of the Company, the Founder or any other person; or

(v)                                 any amendment to, or variation of the terms of the Convertible Bonds or any other document or security; or

(vi)                              the Company, the Founder or any other person not being or ceasing to be legally liable for discharging any obligation or liability undertaken or purported to be undertaken on their behalf; or

(vii)                           the illegality, invalidity or unenforceability of or any defect in any provision of the Convertible Bonds, the Founder’s obligations under this Section 8.5, or any other guarantee, indemnity or other security; or

(viii)                        the lapse or expiry of any applicable limitation period; or

(ix)                              the absorption, amalgamation, reconstruction or reorganization or other change in the constitution of the Company, the CB Holders or any other person; or

(x)                                 the bankruptcy, winding-up, liquidation or dissolution or death of the Company, the Founder, the CB Holders or any other person.

(g)                                  Until the date that the Guaranteed Obligations are satisfied in full, the Founder shall not:

(i)                                     be entitled, and the Founder shall not claim, to rank as a creditor in the liquidation of the Company in competition with the CB Holders;

(ii)                                  take any steps to enforce any right against the Company, or receive or claim to have the benefit of any payment or distribution from or on account of the Company, or exercise any right of set-off or counterclaim against the Company; or

(iii)                               have any right to be subrogated to or claim or participate in the benefit of any securities or money of the Company held by or on behalf of the CB Holders and the CB Holders shall be entitled to realize and apply such securities and money as the CB Holders in their sole discretion shall see fit for its own use and benefit;

provided that none of the foregoing shall be applicable to or impair the Founder’s rights to (i) all the employment compensation and benefits he is entitled to under his employment agreement with the Company Group, and (ii) reimbursement of all the business expenses incurred by the Founder in connection with and pursuant to the terms of such employment.

8.6                               Compliance with SAFE Rules and Regulations.  As soon as practicable and in any event no later than five months after the Closing Date (as defined in the Series D Share Purchase Agreement), each Company Security Holder (as defined in the Series D Share Purchase Agreement) who is a Domestic Resident or has Domestic Resident(s) as its beneficial owner shall register, or shall successfully cause such beneficial owner to register, with the relevant local SAFE in connection with such Company Security Holder’s participation in the investment and operations of the Company Group and the consummation of the transactions as contemplated by the Series D Share Purchase Agreement, where applicable, in compliance with the registration and any other requirements of the Circular 75, and shall thereafter apply for and complete all necessary filings or registrations (including filing the amendments to the previous registrations) as required by the Circular 75, including the filing with respect to the consummation of the transactions as contemplated by the Series D Share Purchase Agreement.  Each member of the Company Group shall take all requisite action to urge and cause each Company Security Holder to comply with the foregoing provision. None of the members of the Company Group shall conduct any foreign exchange activity if such activity violates any SAFE rules and regulations.

Each member of the Company Group agree to jointly and severally indemnify and hold harmless each Investor, and such Investor’s Affiliates, directors, officers, agents and assigns, from and against any and all Indemnifiable Losses suffered by such Investor, or such Investor’s Affiliates, directors, officers, agents and assigns, directly or indirectly, as a result of, or based upon or arising from any non-compliance with this Section 8.6 by any member of the Company Group, including but not limited to the circumstances that such non-compliance jeopardizes the IPO.

For the purposes of this Section 8.6, the “Indemnifiable Losses” of the party seeking indemnification with respect to any Indemnifiable Loss (an “Indemnified Party”) shall include a quantifiable diminution in the value of any member of the Company Group (to the extent only that such diminution in value has not been made good (x) by the Founder, or (y) by recovery under any claim against a third party) arising out of a matter the subject of the indemnities in this Sections 8.6 (the “Relevant Diminution”), which diminution shall be deemed to be an Indemnifiable Loss of the relevant Indemnified Party of an amount equal to a percentage of the amount of the Relevant Diminution that is equal to the percentage interest of that Indemnified Party in the share capital of the Company (on an as-converted basis).

8.7                               Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

8.8                               Reserved

8.9                               Lock-up Commitment.  None of the Investors shall transfer, sell, assign, pledge, hypothecate, or otherwise encumber or dispose of in any way more than 50% of the shares of the Company that such Investor holds immediately after the Qualified IPO within one year from the date of the Qualified IPO to any third party that is not an Affiliate of such Investor provided that:

(i)                                     GS shall be free to enter into any hedging arrangements in respect of such shares (or any interest therein) at any time; and

(ii)                                  notwithstanding anything herein to the contrary, none of the provisions of this Agreement shall in any way limit Goldman, Sachs & Co. or any of its affiliates (each affiliate a “GS Affiliate” and collectively, the “GS Affiliates”) from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything to the contrary set forth in this Section 8.9, the restrictions contained in this Section 8.9 shall not apply to Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares acquired by GS or any GS Affiliate following the effective date of the first registration statement of the Company covering Common Shares (or other securities) to be sold on behalf of the Company in an underwritten public offering.

8.10                        Reserved.

8.11                        Not to Use Personal Accounts for Company Business.  The Company and the Founder shall not, and shall procure each member of the Company Group not to, use in any manner the personal accounts or finances of the Founder or any director or officer of any member of the Company Group to conduct (a) any business relating to any member of the Company Group including but not limited to the purchase of vehicles and the payment of Company Group expenses, other than the reimbursement of business-related expenses in the ordinary course of business up to an aggregate of US$30,000 per annum and (b) any foreign currency exchange on behalf of or with any member of the Company Group.

8.12                        Not to Use Company Accounts for Personal Business.  The Founder shall not, and shall procure all directors, officers and employees of any member of the Company Group not to, use in any manner the accounts or finances of any member of the Company Group to conduct any personal business.

8.13                        Qualified IPO.  Each of the Investors, the Founder and the Company shall use their best endeavors to achieve a Qualified IPO by December 31, 2012, shall vote in favor of, and cause all the Directors designated thereby to vote in favor of, the consummation of the Qualified IPO and the actions reasonably taken to consummate the Qualified IPO. No offering of the shares of any member of the Company Group shall be made other than through a Qualified IPO.

8.14                        No Promotion.  The Company agrees that it will not, without the prior written consent of the applicable GS Affiliate, in each instance, (a) use in advertising, publicity, or otherwise the name of Goldman, Sachs & Co., or any GS Affiliate, or any partner or employee of a GS Affiliate, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman, Sachs & Co. or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Goldman, Sachs & Co. or a GS Affiliate. The Company further agrees that it shall obtain the written consent from the applicable GS Affiliate prior to the Company’s issuance of any public statement detailing such GS Affiliate’s purchase of shares pursuant to this Agreement. The Company agrees that it will not, without the prior written consent of the applicable Crawford Affiliate or otherwise pursuant to the Global Affiliation Agreement (as defined in the Series D Share Purchase Agreement), in each instance, (a) use in advertising, publicity, or otherwise the name of Crawford or any Crawford Affiliate (including, without limitation, Enterprise Holdings, Inc. or any Subsidiaries of Enterprise Holdings, Inc.), or any partner or employee of a Crawford Affiliate, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Crawford or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Crawford or a Crawford Affiliate.  The Company further agrees that it shall obtain the written consent from the applicable Crawford Affiliate prior to the Company’s issuance of any public statement detailing Crawford’s purchase of shares pursuant to this Agreement.

8.15                            Transactions amongst parties.  Without prejudice to Section 7, the Parties agree to ensure that, save with the consent in writing of the holders of at least 51% of the Series A Preferred Shares, of at least 45% of the Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), of at least 50% of the Series C Preferred Shares (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares), of at least 50% of the Series D Preferred Shares (provided that for purposes of calculating such 50% of Series D Preferred Shares Crawford’s written consent shall be deemed to have been given, and Crawford shall not have a blocking right under this Section 8.15, if Crawford Default has occurred or if Crawford then holds less than 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis) and of the Requisite Bondholders, no agreement is made between any of them which relates to the Company, shares in its share capital, any other securities of the Company, any financing of the Company Group, the management or administration of any member of the Company Group or the rights of the holders of such equity or debt (and any agreement which is purportedly made in contravention of this Section 8.15 shall, as between the parties to this Agreement, not be recognized as valid or be enforceable). For the avoidance of doubt, this Section 8.15 shall not in any way limit an Investor’s ability to transfer its shares, including without limitation, transfer to other parties to this Agreement, in accordance with the Transaction Documents and applicable Laws.

9.                                      Assignments and Transfers; No Third Party Beneficiaries.  Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives, but shall not otherwise be for the benefit of any third party. This Agreement, and the rights of any party hereunder, shall not be assigned, and the obligations of any party hereunder shall not be transferred, without the mutual written consent of the Parties hereto, provided that except as expressly provided otherwise hereunder, each Investor may assign its rights and obligations to an Affiliate of such Investor or a transferee of the transfer in connection with the Equity Securities held by such Investor made in compliance with the Transaction Documents without consent of the other Parties under this Agreement. In no event may an Investor transfer any Equity Securities of the Company before the transferee signs a customary instrument of accession agreeing to be bound by all the terms of this Agreement as an “Investor”.

10.                               [Reserved].

11.                               Liquidation.

11.1                        Liquidation Preferences.  Upon the occurrence of any Liquidation Event (as defined in Section 11.2 below) of the Company, whether voluntary or involuntary, the assets of the Company legally available for distribution shall be distributed in the following order:

(a)                                 If the holders of the Convertible Bonds elect to exercise their redemption rights in accordance with the Terms and Conditions of the Convertible Bonds, then before any distribution or payment shall be made to the holders of any Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares or Common Shares, each holder of the Convertible Bonds shall be entitled to demand early redemption of the Convertible Bonds in accordance with the Terms and Conditions of the Convertible Bonds as a creditor of the Company;

(b)                                 If the holders of the Convertible Bonds elect to convert such Convertible Bonds into Common Shares immediately prior to such Liquidation Event, the assets of the Company legally available for distribution to the Shareholders shall be distributed in the following order:

(1)                                 Such holders of the Convertible Bonds shall be entitled to receive, with respect to such Common Shares that the relevant amount of Convertible Bonds are converted into, an amount equal to the Early Redemption Amount (as defined under the Terms and Conditions of the Convertible Bonds) respecting such amount of Convertible Bonds. If, upon any such Liquidation Event, the assets of the Company legally available for distribution pursuant to this clause (1) shall be insufficient to make payment of the foregoing amounts in full on all the CB Conversion Shares, then such assets shall be distributed among the holders of the CB Conversion Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(2)                                 After setting aside or paying in full the amounts due to the holders of the CB Conversion Shares under Section 11.1(b)(1), before any distribution or payment shall be made to the holders of any Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares or Common Shares, each holder of the Series D Preferred Shares shall be entitled to receive, with respect to the Series D Preferred Shares then held by such holder, an amount equal to the sum of:

(i)	(x)	100% of the aggregate price paid to the Company for the issuance of such Series D Preferred Shares; and

	(y)	an amount thereon equal to a 6% per annum rate of return, compounded annually, from the Closing; and

	(z)	all dividends declared and unpaid with respect to such shares; or

(ii)	if such Liquidation Event has been initiated by a demand made by a Series D Preferred Shareholder pursuant to Article 8(iii)(6) of the Amended Articles,

	(x)	100% of the aggregate price paid to the Company for the issuance of such Series D Preferred Shares; and

	(y)	an amount thereon equal to a 15% per annum rate of return, compounded annually, from the Closing; and

	(z)	all dividends declared and unpaid with respect to such shares.

If, upon any such Liquidation Event and after full payment of the amounts due to the holders of the CB Convertible Shares under Sections 11.1(b)(1) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series D Preferred Shares, then such assets shall be distributed among the holders of the Series D Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(3)                                    After setting aside or paying in full the amounts due to the holders of the CB Conversion Shares and the Series D Preferred Shares under Section 11.1(b)(1) and Section 11.1(b)(2) above, before any distribution or payment shall be made to the holders of any Series B Preferred Shares, Series A Preferred Shares or Common Shares, each holder of the Series C Preferred Shares shall be entitled to receive, with respect to the Series C Preferred Shares then held by such holder, an amount equal to the sum of:

(i)	(x)	100% of the aggregate price paid to the Company for the issuance of such Series C Preferred Shares; and

	(y)	an amount thereon equal to a 6% per annum rate of return, compounded annually, from the Closing (as defined in the Series C Share Purchase Agreement); and

	(z)	all dividends declared and unpaid with respect to such shares; or

(ii)	if such Liquidation Event has been initiated by a demand made by a Series C Preferred Shareholder pursuant to Article 8(iii)(6) of the Amended Articles,

	(x)	100% of the aggregate price paid to the Company for the issuance of such Series C Preferred Shares; and

	(y)	an amount thereon equal to a 15% per annum rate of return, compounded annually, from the Closing (as defined in the Series C Share Purchase Agreement); and

	(z)	all dividends declared and unpaid with respect to such shares.

If, upon any such Liquidation Event and after full payment of the liquidation preference in Section 11.1(b)(2) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series C Preferred Shares, then such assets shall be distributed among the holders of the Series C Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(4)                                 After setting aside or paying in full the amounts due to the holders of the CB Conversion Shares, the Series D Preferred Shares and the Series C Preferred Shares under Section 11.1(b)(1), and Section 11.1(b)(2) and Section 11.1(b)(3) above before any distribution or payment shall be made to the holders of the Series A Preferred Shares and the Common Shares, each holder of the Series B Preferred Shares shall be entitled to receive, with respect to the Series B Preferred Shares then held by such holder, an amount equal to 100% of the price paid to the Company for the issuance of such Series B Preferred Shares, plus (i) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the Closing (as defined in the share purchase agreement in respect of the issuance of the Series B Preferred Shares), and (ii) all dividends declared and unpaid with respect to such shares.  If, upon any such liquidation and after full payment of the liquidation preference in Sections 11.1(b)(1) and Section 11.1(b)(2) and Section 11.1(b)(3) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series B Preferred Shares, then such assets shall be distributed among the holders of the Series B Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(5)                                 After setting aside or paying in full the amounts due to the holders of the CB Conversion Shares, the Series D Preferred Shares, the Series C Preferred Shares and Series B Preferred Shares under Section 11.1(b)(1) and Sections 11.1(b)(2),Section 11.1(b)(3) and Section 11.1(b)(4) above, before any distribution or payment shall be made to the holders of the Common Shares, each holder of the Series A Preferred Shares shall be entitled to receive, with respect to the Series A Preferred Shares then held by such holder, an amount equal to 100% of the price paid to the Company for the issuance of such Series A Preferred Shares, plus (i) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the Closing (as defined in the share purchase agreement in respect of the issuance of the Series A Preferred Shares), and (ii) all dividends declared and unpaid with respect to such shares.  If, upon any such Liquidation Event and after full payment of the amounts due to the holders of the CB Conversion Shares, the Series D Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares under Sections 11.1(b)(1) and Sections 11.1(b)(2), Section 11.1(b)(3) and Section 11.1(b)(4) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series A Preferred Shares, then such assets shall be distributed among the holders of the Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(6)                                 After distribution or payment in full of the amount distributable or payable pursuant to Section 11.1(b)(1) and Sections 11.1(b)(2), Section 11.1(b)(3),Section 11.1(b)(4) and Section 11.1(b)(5) above, respectively, the remaining assets of the Company legally available for distribution shall be distributed ratably among the holders of the outstanding Shares (including the CB Conversion Shares) on an as-converted basis.

11.2                        Liquidation on Sale or Merger.  The following events shall be treated as a liquidation (the “Liquidation Event”) under Section 11.1 unless waived in writing by Crawford (provided that Crawford’s waiver shall not be required if a Crawford Default has occurred or if Crawford then holds less than 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis), GS, CDH and Qiming: (i) any liquidation, winding-up, or dissolution of any member of the Company Group, (ii) any merger, amalgamation or consolidation of any member of the Company Group with or into any Person, or any other corporate reorganization, or any other transaction or series of transactions, as a result of which the shareholders of the Company immediately prior to such transaction or series of transactions will cease to own a majority of the Equity Securities or voting power of the surviving entity immediately following the consummation of such transaction or series of transactions, (iii) any sale of all or substantially all of the assets of any member of the Company Group to or from a third party unaffiliated with any member of the Company Group, including for the purposes of this clause (iii) the equity securities and/or contractual arrangements by which any member of the Company Group owns and/or Controls any other Company Group member and the licenses and permits necessary to conduct the business of the Company Group in the PRC, (iv) the exclusive licensing of all or substantially all of the Intellectual Property of any member of the Company Group to a third party unaffiliated with any member of the Company Group, (v) the transfer (whether by merger, reorganization or other transaction) in which a majority of the outstanding voting power of the Company is transferred (excluding any sale of Shares by the Company for capital raising purposes), and (vi) any inability or failure on the part of the Company to redeem the Series C Preferred Shares when required to do so by holders of at least 50% of the outstanding Series C Preferred Shares.

11.3                            Termination.  This Section 11 shall terminate upon the closing of a Qualified IPO.

12.                               NOTIFICATION IN RELATION TO CRIMINAL OR REGULATORY INVESTIGATION.

The Company shall keep Crawford (so long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully-Diluted Basis), GS, CDH and Qiming informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving any member of the Company Group, so that Crawford (if applicable), GS, CDH or Qiming will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to it or any of its Affiliates that might arise from such criminal or regulatory investigation or action and the Company Group shall reasonably cooperate with Crawford (so long as no Crawford Default has occurred and Crawford continues to hold at least 5% of the outstanding share capital of the Company on a Fully-Diluted Basis), GS, CDH or Qiming and their respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities, coordinating and providing assistance in meeting with regulators and, if requested by Crawford (if applicable), GS, CDH or Qiming making a public announcement of such matters).

13.                               CONFIDENTIALITY AND NON DISCLOSURE.

13.1                        Disclosure of Terms.  Each Party acknowledges that the terms and conditions (collectively, the “Financing Terms”) of this Agreement and the other Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby and thereby, and all exhibits, schedules and amendments hereto and thereto, the transactions contemplated hereby and thereby, including their existence and all information of a confidential nature furnished by any Party hereto and by representatives of such Party to any other Party hereto or any of the representatives of such Party shall be considered confidential information (the “Confidential Information”) and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below. Each Investor agrees to cause any of the representatives of such Investor (including the directors and observers designated thereby) to keep all Confidential Information confidential.

13.2                        Press Releases.  The Founder and each member of the Company Group shall not make any announcement disclosing the Investors’ investment in the Company under the Series D Share Purchase Agreement, the Series C Share Purchase Agreement or the Convertible Bond Subscription Agreement, any of the Financing Terms or the name of Goldman, Sachs & Co. (or any part or any derivations thereof) or Crawford or any of Crawford’s Affiliates (including without limitation Enterprise Holdings, Inc. and its Subsidiaries) in a press release, public announcement, conference, professional or trade publication, mass marketing materials or other public disclosure without obtaining in each instance the prior written consent of Crawford, GS, CDH, and Qiming. Each Investor may request to review and edit such portion of any announcements in the foregoing sentence as discusses or otherwise refers to such Investor, such as the name and description of such Investor. The Series D Investor shall not make any announcement disclosing its investment in the Company under the Series D Share Purchase Agreement, any of the Financing Terms or the name of any member of the Company Group or the Founder (or any part or any derivations thereof) in a press release, public announcement, conference, professional or trade publication, mass marketing materials or other public disclosure without obtaining in each instance the prior written consent of the Company. The Company may request to review and edit such portion of any announcements in the foregoing sentence as discusses or otherwise refers to the Company, such as the name and description of any member of the Company Group or the Founder.

13.3                        Permitted Disclosures. Notwithstanding anything in the foregoing to the contrary and subject to applicable Law:

(a)                                 each member of the Company Group and the Investors may disclose (i) the Confidential Information to its current or bona fide prospective investors, Affiliates and their respective employees, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, in each case only where such Persons are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 13, (ii) such Confidential Information as is required to be disclosed pursuant to routine examination requests from Governmental Authorities with authority to regulate such Party’s operations, in each case as such Party reasonably deems appropriate, (iii) the Confidential Information to any Governmental Authority in connection with an IPO of the Company, or a Registration Statement for a subsequent securities offering, provided that any affected Investor shall have the right to review and comment on any such Confidential Information related to it for a reasonable period of time (but in any event no more than three (3) business days) prior to the filing of its IPO or other Registration Statement, and (iv) the Confidential Information to any Person to which disclosure is approved in writing by the other Parties hereto. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 13.4 below.

(b)                                 each Investor (and its fund manager) may, without disclosing the identities of the other Investors or the terms of their respective investments in the Company without their or the Company’s consent, disclose such Investor’s investment in the Company to third parties or to the public at its sole discretion and in relation thereto may use the Company’s logo and trademark (without requiring the Company’s further consent). If it does so, the other Parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Investor.

(c)                                  each Investor shall have the right to disclose:

(i)                                     any Confidential Information to such Investor’s Affiliate, such Investor’s and/or its fund manager’s and/or its Affiliate’s legal counsel, fund manager auditor, insurer, accountant, consultant or to an officer, director, general partner, limited partner, fund manager, shareholder, investor, bona fide potential investor, counsel or advisor, or employee of such

Investor and/or any of its Affiliate; provided, however, that any such Person shall be advised of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 13;

(ii)                                  any information for fund and inter-fund reporting purposes;

(iii)                               any information as required by Law, Government Authorities, and/or exchanges, subject to the provision in Section 13.4 below;

(iv)                              any information to bona fide prospective purchasers/investors of any share, security or other interests in the Company; and/or

(v)                                 any information contained in press releases or public announcements of the Company pursuant to Section 13.2 above;

provided that, other than disclosures made to its direct limited partners on a needed basis, no Investor may disclose any Confidential Information to any Company Competitor (including any Company Global Competitor) without the prior written consent of the Company, which consent shall not be unreasonably withheld.

13.4                        Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws of any jurisdiction) to disclose any Confidential Information, such Party (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure. At the request of the other Parties, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

13.5                        Other Exceptions. Notwithstanding any other provision of this Section 13, the confidentiality obligations of the Parties under this Section 13 shall not apply to: (i) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; (iii) information which was in the public domain or otherwise known to the restricted party before it is furnished to it by another party hereto or, after it is furnished to that restricted party, enters the public domain without breach by that restricted party of this Section 13; (iv) information disclosed by any director or observer of the Company to its appointer or any of its Affiliates or to any person to whom disclosure would be permitted in accordance with the foregoing provisions of this Section 13 or (v) information which a restricted party develops independently without reference to the Confidential Information.

13.6                        Other Information. The provisions of this Section 13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

13.7                        Survival. The obligations of each Party hereto under this Section 13 shall survive and continue to be binding upon such Party for a period of three (3) years after the earlier of (i) the termination of this Agreement; and (ii) the first date that such Party no longer holds any Shares or Convertible Bonds and ceases to be a Party to this Agreement.

14.                               Miscellaneous.

14.1                        Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong.

14.2                        Dispute Resolution.

(a)                                 Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(b)                                 If the Dispute is not resolved within thirty (30) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(c)                                  The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the time of the commencement of the arbitration. There shall be one (1) arbitrator who shall be qualified to practice Law in Hong Kong chosen by the Secretary General of the HKIAC.

(d)                                 The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the HKIAC Administered Arbitration Rules, as in effect at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 14.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 14.2 shall prevail.

(e)                                  The arbitrator shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive Law.

(f)                                   Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(g)                                  The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the provisions of this Section 14.2.

(i)                                     In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (1) there are issues of fact and/or law common to the arbitrations, (2) the interests of justice and efficiency would be served by such a consolidation, and (3) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(ii)                                  The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly. All parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(iii)                               If the Principal Tribunal makes an order for consolidation, it: (1) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (2) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (3) may also give such directions as it considers appropriate (i) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under this Section 14.2); and (ii) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(iv)                              Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order. Such cessation is without prejudice to (1) the validity of any acts done or orders made by such arbitrators before termination, (2) such arbitrators’ entitlement to be paid their proper fees and disbursements and (3) the date when any claim or defense was raised for the purpose of applying any limitation period or any like rule or provision.

(v)                                 The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 14.2 where such objections are based solely on the fact that consolidation of the same has occurred.

(h)                                 During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(i)                                     The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

14.3                         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

14.4                        Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 14.4). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

14.5                        Headings and Titles. Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.6                        Expenses. If any action at Law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

14.7                        Amendments and Waivers; Termination. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Company, the Founder, the Requisite Bondholders, GS, CDH, Qiming and Crawford (provided that Crawford’s consent shall not be required if a Crawford Default has occurred or if Crawford holds less than 5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis), provided that an amendment or waiver shall not be effective or enforceable against a particular Investor in respect of a particular series of Preferred Shares held by such Investor without such Investor’s written consent if such amendment or waiver materially and adversely affects the rights pertinent to the Preferred Shares held by such Investor in a manner that is different from the effect thereof on the rights pertinent to other Preferred Shares of the same series held by all the other Investors; provided further that any party may waive its/his rights hereunder without the consent of any other parties. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the Parties hereto. For the avoidance of doubt, all rights of an Investor under this Agreement shall cease when it no longer holds any Shares or Convertible Bonds of the Company.

14.8                        [Intentionally Reserved.]

14.9                        Severability. If a provision of this Agreement is held to be unenforceable under applicable Laws, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

14.10                 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights of any party hereunder, shall not be assigned, and the obligations of any party hereunder shall not be transferred, without the mutual written consent of the Parties hereto, provided that, except as otherwise provided in this Agreement, each Investor may assign its rights and obligations to an Affiliate of such Investor or a transferee of the transfer in connection with the Equity Securities held by such Investor made in compliance with the Transaction Documents without consent of the other Parties under this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14.11                 Rights Cumulative. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

14.12                 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

14.13                 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

14.14                 No Conflict with Memorandum and Articles. In the event that the provisions of this Agreement conflict with any provision of the Memorandum and Articles, the provisions of this Agreement shall prevail and each of the Parties shall do all things and shall take all actions (including voting shares and procuring directors to vote) as may reasonably be necessary to effect the provisions of this Agreement and amend the Memorandum and Articles to remove such conflict to the fullest extent permitted by Law.

14.15                 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

14.16                 Entire Agreement. This Agreement (including the Schedules hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. After the execution and delivery of this Agreement, to the extent that there is any conflict between this Agreement and any provision of any other agreement, arrangement or understanding between the Company and any holder of Equity Securities of the Company, the terms and conditions of this Agreement shall prevail.

14.17                 Further Instruments and Actions. The Founder, the PRC Entities and the other Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement (including voting shares and procuring Directors to vote). The Founder and PRC Entities agree to cooperate affirmatively with the Company and the Investors, to the extent reasonably requested by the Company or any Investor, to enforce rights and obligations pursuant hereto.

14.18                 Several Liability; Exculpation Among Investors. The liability of the Investors under this Agreement shall be several and not joint and several. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of an interest in the Company.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:	eHI AUTO SERVICES LIMITED

By:
Name:
Capacity:

	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Amended IRA]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	EHI AUTO SERVICES (HONG KONG) HOLDING LIMITED
(一嗨汽车服务（香港）控股有限公司)

By:
Name:
Capacity:

	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

SHUZHI INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.
(树知信息技术（上海）有限公司)

By:
Name:
Capacity:

	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

EHI AUTO SERVICES (JIANGSU) CO., LTD.
(一嗨汽车服务（江苏）有限公司)

By:
Name:
Capacity:

	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Amended IRA]

IN WITNESS  WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	SHANGHAI EHI CAR RENTAL CO., LTD
(上海一嗨汽车租赁有限公司)

By:
Name:
Capacity:

	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

BEIJING EHI CAR RENTAL CO., LTD.
(北京一嗨汽车租赁有限公司)

By:
Name:
Capacity:

	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Amended IRA]

IN WITNESS  WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	JINAN EHI CAR RENTAL CO., LTD. (济南一嗨汽车租赁有限公司)

By:
Name:
Capacity:

	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

CHONGQING EHI CAR RENTAL CO., LTD.
(重庆一嗨汽车租赁有限公司)

By:
Name:
Capacity:

	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Amended IRA]

IN WITNESS  WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	HAINAN EHI SELF DRIVE CAR SERVICES CO., LTD.
(海南一嗨自驾车服务有限公司)

By:
Name:
Capacity:

	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

WUXI EHI CAR RENTAL CO., LTD.
(无锡一嗨汽车租赁有限公司)

By:
Name:
Capacity:

	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

GUANGZHOU HAIDA CAR RENTAL CO. LTD.
(广州嗨达汽车租赁有限公司)

By:
Name:
Capacity:

	Address:	1005, First Floor,
436 Yanlin Road,
Tianhe District, Guangzhou
	Fax:	+86 20 8770 5193
	Attn:	Ruiping Zhang

[Signature Page to Amended IRA]

IN WITNESS  WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	SHENYANG SHENHAI CAR RENTAL CO., LTD. (沈阳沈嗨汽车租赁有限公司)

By:
Name:
Capacity:

Address:

Fax:
Attn:

SHENZHEN EHI CAR REPAIR SERVICES CO., LTD.
(深圳一嗨汽车维修服务有限公司)

By:
Name:
Capacity:

Address:

Fax:
Attn:

[Signature Page to Amended IRA]

IN WITNESS  WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	SHANGHAI SMART BRAND AUTO DRIVING SERVICES CO., LTD.
(上海智明汽车驾驶服务有限公司)

By:
Name:
Capacity:

Address:

Fax:
Attn:

BEIJING SMART BRAND SUNSHINE LABOUR SERVICES CO., LTD.
(北京智明阳光劳务服务有限公司)

By:
Name:
Capacity:

Address:

Fax:
Attn:

CHONGQING SMART BRAND AUTO DRIVING TECHNIQUE SERVICES CO., LTD.
(重庆智明汽车驾驶技术服务有限公司)

By:
Name:
Capacity:

Address:

Fax:
Attn:

[Signature Page to Amended IRA]

IN WITNESS  WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDER:

By:
Name: Ruiping Zhang
ID/PASSPORT Number: 711188529

	Address:	23/F Shengai Building
88 Caoxi Road North
Shanghai 200030

	Fax:	+86 21 5489 1121

[Signature Page to Amended IRA]

IN WITNESS  WHEREOF, the Parties have executed this Agreement as of the date first written above.

PRIME GIFT GROUP LIMITED

By:
Name:
Capacity:
Address:

Fax:
Attn:

[Signature Page to Amended IRA]

IN WITNESS  WHEREOF, the Parties have executed this Agreement as of the date first written above.

ROCK STEADY INVESTMENTS LIMITED

By:
Name:
Capacity:
Address:

Fax:
Attn:

[Signature Page to Amended IRA]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

INVESTOR:	CDH CAR RENTAL SERVICE LIMITED

By:
Name:
Capacity:
	Address:	1503, Level 15, International
Commerce Centre, 1 Austin Road
West, Kowloon, Hong Kong
	Fax:	+852 2810 7083

[Signature Page to Amended IRA]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

INVESTOR:	JAFCO ASIA TECHNOLOGY FUND IV

By:
Name: Hiroshi Yamada
Capacity: Attorney
	Address:	JAFCO Investment (Asia Pacific) Ltd.
10 Marina Boulevard
Marina Bay Financial Centre Tower 2,
#33-05
Singapore 018983
	Fax:	+65 6221-3690
Attention: The President

With a copy to:

JAFCO INVESTMENT (HONG KONG) LTD
Shanghai Representative Office

	Address:	Suite 42-021, 42/F
Hang Seng Bank Tower
1000 Lujiazui Ring Road
Pudong New Area
Shanghai 200120, China
	Fax :	+86 21 6841 3800
	Attention:	Chief Representative

[Signature Page to Amended IRA]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

INVESTOR:	NEW ACCESS CAPITAL
INTERNATIONAL LIMITED

By:
Name:
Capacity:
	Address:	P.O. Box 173,
Kingston Chambers,
Road Town, Tortola,
British Virgin Islands
Fax:

[Signature Page to Amended IRA]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

INVESTOR:

QIMING VENTURE PARTNERS II, L.P., a Cayman Islands exempted limited partnership

	By:	QIMING GP II, L.P.
a Cayman Islands exempted limited partnership

	Its:	General Partner

	By:	QIMING CORPORATE GP II, LTD. a Cayman Islands corporation

	Its:	General Partner

By:
	Its:	Managing Director

QIMING VENTURE PARTNERS II-C, L.P., a Cayman Islands exempted limited partnership

	By:	QIMING GP II, L.P.
a Cayman Islands exempted limited partnership

	Its:	General Partner

	By:	QIMING CORPORATE GP II, LTD. a Cayman Islands corporation

	Its:	General Partner

By:
	Its:	Managing Director

[Signature Page to Amended IRA]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

INVESTOR:

QIMING MANAGING DIRECTORS FUND II, L.P., a Cayman Islands exempted limited partnership

	By:	QIMING CORPORATE GP II, LTD., a Cayman Islands corporation

By:
		Its:	Managing Director

[Signature Page to Amended IRA]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written Above.

INVESTOR:	IGNITION GROWTH CAPITAL I, L.P., a
	Delaware limited partnership

	IGNITION GROWTH GP, LLC, a Delaware
	limited liability company, General Partner

	By:

	Name:

	Title:

	Address:	11400 SE 6th Street Suite 100
		Bellevue, WA98004
	Fax:	425.709.0798

	IGNITION GROWTH CAPITAL MANAGING
	DIRECTORS FUND I, LLC, a Delaware limited
	liability company

	By:

	Name:

	Title:

	Address:	11400 SE 6th Street Suite 100
		Bellevue, WA98004
	Fax:	425.709.0798

[Signature Page to Amended IRA]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

EASTERN WISDOM CAPITAL LIMITED

By:

Name:

Title:

Address:
18TH Floor, Wheelock House
20 Pedder Street,
Central, Hong Kong

Fax:

[Signature Page to Amended IRA]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

LONGWICK CAPITAL LIMITED

By:

Name:

Title:

Address:
OMC Chambers, Wickhams Cay 1, Road
Town, Tortola, British Virgin Islands

Fax:

[Signature Page to Amended IRA]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

INVESTOR:	GS CAR RENTAL HK LIMITED

By:

Name:

Title:

Address: Level 28, Three Pacific Place
1 Queen’s Road East
Hong Kong

Fax: +852 2978 0440

INVESTOR:	GS CAR RENTAL HK PARALLEL LIMITED

By:

Name:

Title:

Address: Level 28, Three Pacific Place
1 Queen’s Road East
Hong Kong

Fax: +852 2978 0440

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

[Signature Page to Amended IRA]

INVESTOR:	GEM POWER INTERNATIONAL LIMITED

By:

Name:

Title:

Address:

Fax:

[Signature Page to Amended IRA]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

INVESTOR:	THE CRAWFORD GROUP, INC.

By:
Name:
Capacity:

Address:

Fax:

SCHEDULE A

LIST OF INVESTORS

Name	Type & Jurisdiction	Address

SERIES A INVESTORS
QIMING VENTURE PARTNERS II, L.P.	Limited Partnership Cayman Islands	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: Robert Headley Phone: (425) 709-0772 Fax: (425) 709-0798

QIMING VENTURE PARTNERS II-C, L.P.	Limited Partnership Cayman Islands	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: Robert Headley Phone: (425) 709-0772

QIMING MANAGING DIRECTORS FUND II, L.P.	Limited Partnership Cayman Islands	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: Robert Headley Phone: (425) 709-0772

IGNITION GROWTH CAPITAL I, L.P.	Limited Partnership Delaware	2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808

IGNITION GROWTH CAPITAL MANAGING DIRECTORS FUND I, LLC	Limited Partnership Delaware	2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808

SERIES B INVESTORS
QIMING VENTURE PARTNERS II, L.P.	Limited Partnership Cayman Islands	PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands
QIMING VENTURE PARTNERS II-C, L.P.	Limited Partnership Cayman Islands	PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands

QIMING MANAGING DIRECTORS FUND II, L.P.	Limited Partnership Cayman Islands	PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands

IGNITION GROWTH CAPITAL I, L.P.	Limited Partnership Delaware	2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808

IGNITION GROWTH CAPITAL MANAGING DIRECTORS FUND I, LLC	Limited Partnership Delaware	2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808

CDH CAR RENTAL SERVICE LIMITED	International Business Company British Virgin Islands	Maples Corporate Services (BVI) Limited, PO Box 173 Kingston Chambers Road Town, Tortola British Virgin Islands

JAFCO ASIA TECHNOLOGY FUND IV	Exempted Company Cayman Islands	Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9005, Cayman Islands

NEW ACCESS CAPITAL INTERNATIONAL LIMITED	Company British Virgin Islands	P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands

ROCK STEADY INVESTMENTS LIMITED	Company British Virgin Islands	Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands

SERIES C INVESTORS
GS CAR RENTAL HK LIMITED	Hong Kong	Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong

GS CAR RENTAL HK PARALLEL LIMITED	Hong Kong	Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong

CDH CAR RENTAL SERVICE LIMITED	International Business Company British Virgin Islands	Maples Corporate Services (BVI) Limited, PO Box 173 Kingston Chambers Road Town, Tortola British Virgin Islands

JAFCO ASIA TECHNOLOGY FUND IV	Exempted Company Cayman Islands	Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, Cayman Islands

NEW ACCESS CAPITAL INTERNATIONAL LIMITED	Company British Virgin Islands	P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands

QIMING VENTURE PARTNERS II, L.P.	Limited Partnership Cayman Islands	PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands

QIMING VENTURE PARTNERS II-C, L.P.	Limited Partnership Cayman Islands	PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands

QIMING MANAGING DIRECTORS FUND II, L.P.	Limited Partnership Cayman Islands	PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands

IGNITION GROWTH CAPITAL I, L.P.	Limited Partnership Delaware	2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808

IGNITION GROWTH CAPITAL MANAGING DIRECTORS FUND I, LLC	Limited Partnership Delaware	2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808

SERIES D INVESTOR
THE CRAWFORD GROUP, INC.	Missouri Corporation	600 Corporate Park Drive, St. Louis, Missouri 63105, the United States

CONVERTIBLE BOND HOLDERS
EASTERN WISDOM CAPITAL LIMITED	British Virgin Islands Company	18th Floor, Wheelock House 20 Pedder Street, Central Hong Kong

LONGWICK CAPITAL LIMITED	British Virgin Islands Company	OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

GEM POWER INTERNATIONAL LIMITED	British Virgin Islands Company	P.O. Box 957, Offshore Incorporations Centre, Road

Town, Tortola, British Virgin Islands

IGNITION GROWTH CAPITAL I, L.P.	Limited Partnership Delaware	2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808

IGNITION GROWTH CAPITAL MANAGING DIRECTORS FUND I, LLC	Limited Partnership Delaware	2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808

CDH CAR RENTAL SERVICE LIMITED	International Business Company British Virgin Islands	Maples Corporate Services (BVI) Limited, PO Box 173 Kingston Chambers Road Town, Tortola British Virgin Islands

JAFCO Asia Technology Fund IV	Exempted Company Cayman Islands	Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9005, Cayman Islands

NEW ACCESS CAPITAL INTERNATIONAL LIMITED	Company British Virgin Islands	P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands

QIMING MANAGING DIRECTORS FUND II, L.P.	Limited Partnership Cayman Islands	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: Robert Headley Phone: (425) 709-0772 Fax: (425) 709-0798

QIMING VENTURE PARTNERS II, L.P.	Limited Partnership Cayman Islands	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: Robert Headley Phone: (425) 709-0772 Fax: (425) 709-0798

QIMING VENTURE PARTNERS II-C, L.P.	Limited Partnership Cayman Islands	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: Robert Headley Phone: (425) 709-0772 Fax: (425) 709-0798

SCHEDULE B

LIST OF MEMBERS OF THE COMPANY GROUP

Name	Type & Jurisdiction	Address
eHi Auto Services Limited	Limited Liability Company Cayman Islands	the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands

eHi Auto Services (Hong Kong) Holding Limited 一嗨汽车服务（香港）控股有限 公司	Company Limited by Shares Hong Kong	12th Floor Ruttonjee House, 11 Duddell Street, Central, Hong Kong

Shuzhi Information Technology (Shanghai) Co., Ltd. 树知信息技术（上海）有限公司	Wholly Foreign — owned Enterprise PRC	Unit 406, Block 49, 555 Wenxi Road, Shanghai (上海市闻喜路 555弄49号406室)

eHi Auto Services (Jiangsu) Co., Ltd. 一嗨汽车服务（江苏）有限公司	Wholly Foreign — owned Enterprise PRC	No. 668, Shi Er Road, Dingmao Jing, New District, Zhenjiang, Jiangsu Province (镇江新区丁卯经 十二路668号)

Shanghai eHi Car Rental Co., Ltd. 上海一嗨汽车租赁有限公司	Sino-foreign Equity Joint Venture PRC	Unit 409, Block 49, 555 Wenxi Road, Shanghai (上海市闻喜路 555弄49号409室)

Beijing eHi Car Rental Co., Ltd. 北京一嗨汽车租赁有限公司	Limited Liability Company PRC	Unit 1, 11/F, Block 5, 38 Garden Road North, Haidian District, Beijing (北京市海淀区花园北路 38号5号楼11层1号)

Jinan eHi Car Rental Co., Ltd. 济南一嗨汽车租赁有限公司	Limited Liability Company PRC	Suite 111, Block No.2, Building No.6, Qun Sheng Hua Cheng, Jing Yi Wei Liu Road, Huaiyin District, Jinan, Shandong Province (济南市 槐荫区经一纬六路群盛华城6 号 楼2单元111室)

Chongqing eHi Car Rental Co., Ltd. 重庆一嗨汽车租赁有限公司	Limited Liability Company PRC	Sub No. 49, 56 Taishan Avenue East Section, Northern New District, Chongqing ( 重庆市北部

新区泰山大道东段56号附49号)

Hainan eHi Self-Drive Car Services Co., Ltd. 海南一嗨自驾车服务有限公司	Limited Liability Company PRC	Shop B12, 1/F, Hui Jin Ming Cheng, No. 27 Da Tong Road, Haikou, Hainan Province (海口市 大同路27号汇锦名城一层B12 商 铺)

Wuxi eHi Car Rental Co., Ltd. 无锡一嗨汽车租赁有限公司	Limited Liability Company PRC	37 Beida Street, Beitang District, Wuxi, Jiangsu Province (无锡市北 塘区北大街37号)

Guangzhou Haida Car Rental Co. Ltd. 广州嗨达汽车租赁有限公司	Limited Liability Company PRC	Shop 1005, First Floor, 436 Yanling Road, Tianhe District, Guangzhou, Guangdong Province (广州市天河 区燕岭路436号首层自编1005铺)

Shenyang Shenhai Car Rental Co., Ltd. 沈阳沈嗨汽车租赁有限公司	Limited Liability Company PRC	No.176 Xiao Shen Zi Street, Dadong District, Shenyang, Liaoning Province (沈阳市大东区 小什字街176号)

Shenzhen eHi Car Repair Services Co., Ltd. 深圳一嗨汽车维修服务有限公 司	Limited Liability Company PRC	Suite 101, Block 3, Zhuguang Second Industrial Zone, Taoyuan Jie Dao, Nanshan District, Shenzhen, Guangdong Province (深 圳市南山区桃源街道珠光第二工 业区3栋101室)

Shanghai Smart Brand Auto Driving Services Co., Ltd. 上海智明汽车驾驶服务有限公 司	Limited Liability Company PRC	Suite 3226, 3/F, No.471 Fen Xi Road, Shanghai (上海市汾西路 471号三楼3326室)

Beijing Smart Brand Sunshine Labour Services Co., Ltd. 北京智明阳光劳务服务有限公 司	Limited Liability Company PRC	2-0721, 7/F, Block 16, Yi Cheng Yuan, Cheng Nan Jia Yuan, Fengtai District, Beijing (北京市丰台区城 南嘉园益城园16号楼7层2-0721)

Chongqing Smart Brand Auto Driving Technique Services Co., Ltd. 重庆智明汽车驾驶技术服务有 限公司	Limited Liability Company PRC	Sub No.49, No.56 Taishan Avenue East Section, Yubei District, Chongqing (重庆市渝北区泰山大 道东段56号附49)

SCHEDULE C

The Persons that comprise GS are wholly indirectly-owned by four Persons.  Two of these Persons are partnerships formed under the laws of a state of the United States (the “US Funds”).  The other two Persons are partnerships formed outside the US (the “non-US Funds”).  Each Party acknowledges that neither the Code nor the U.S. Department of Treasury regulations thereunder clearly specify the appropriate method for computing the amount and/or value of stock owned, or treated as owned for US federal income tax purposes, by “United States shareholders” within the meaning of section 951(b) of the Code. In view of this uncertainty, each Party acknowledges and agrees that the value of GS owned, directly or indirectly by United States Persons has been determined as follows:

(1)        The percentage of GS owned directly or indirectly by the US Funds has been treated as owned by United States Persons.

(2)        A percentage of GS owned directly or indirectly by the non-US Funds has been treated as owned by United States Persons in an amount equal the product of (i) the percentage of GS owned by the non-US Funds and (ii) a fraction, the numerator of which is the total capital commitments to the non-US Funds from United States Persons and the denominator of which is the total capital commitments to the non-US Funds. For purposes of determining whether any partner in a non-US Fund is itself a “United States person,” GS has relied on the Internal Revenue Service Forms W-8BEN, W-8IMY, W-8ECI, W-8EXP and W-9, as applicable, submitted by the partners in the non-US Funds.

(3)        A percentage of GS owned directly or indirectly by the non-US Funds has been treated as owned by United States Persons in an amount equal to the product of (i) the maximum profit or incentive allocation payable, if any, with respect to a capital commitment to the non-US Funds and (ii) a fraction, the numerator of which is the total capital commitments to the non-US Funds potentially subject to promote (if any) and the denominator of which is the total capital commitments to the non-US Funds.

EXHIBIT 5

FORM OF SERIES D-1 WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Warrant No. W-D-1	Date of Issuance: , 2012

WARRANT TO PURCHASE COMMON SHARES

This Warrant (the “Warrant”) is issued to The Crawford Group, Inc. (the “Holder”), by eHi Auto Services Limited, a limited liability company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”) for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the Company. This Warrant is originally issued in connection with that certain Share Purchase Agreement dated     , 2012 (the “Purchase Agreement”), by and among the Company, the Holder, and certain other parties, and capitalized terms not otherwise defined in this Warrant shall have the meanings attributed to them in the Purchase Agreement.

1.                                      Warrant Shares. Subject to the terms and conditions hereinafter set forth, the Holder is hereby entitled to purchase from the Company up to 1,500,000 Common Shares of the Company, US$0.001 par value each, subject to adjustment as provided herein (the “Warrant Shares”).

2.                                      Exercise Price. The per share purchase price for the Warrant Shares shall be US$5.70, subject to adjustment as provided herein (the “Exercise Price”).

3.                                      Exercise Period. This Warrant shall be exercisable at any time from the Closing Date (as defined in the Purchase Agreement) until the second anniversary of the Closing Date, at which time this Warrant, to the extent not then exercised, shall terminate.

4.                                      Reservation of Shares. The Company hereby covenants and agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Warrant Shares as may be from time to time issuable upon exercise of this Warrant. All Warrant Shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions, other than transfer restrictions imposed by applicable securities laws and except as set forth in the

Transaction Documents (as defined in the Purchase Agreement), will rank equally and pari passu with all other Common Shares then outstanding, and free and clear of all preemptive and similar rights. The Company will take all such action as may be necessary to assure that such Warrant Shares shall be issued as provided herein without violation of any applicable law.

5.                                      Method of Exercise; Expenses. During the Exercise Period, the Holder may at any time exercise, in whole or in part, the purchase rights evidenced hereby with respect to the Warrant Shares (but not a fraction of a share). The Company agrees that the Warrant Shares to be purchased pursuant to this Warrant shall be deemed to be issued to the Holder (or to the nominee of the Holder) as the record owner of such shares as of the close of business in the jurisdiction in which the Company has its principal executive offices on the date on which this Warrant is exercised (or the close of business on the next business day if the date on which this Warrant is exercised is not a business day). Such exercise shall be effected by:

(a)                                 the surrender of the Warrant, together with a duly executed copy of a Notice of Exercise in the form attached hereto, to the Company at its principal executive offices; and

(b)                                 the payment to the Company of an amount equal to (i) the Exercise Price multiplied by (ii) the number of Warrant Shares being purchased, in cash, by wire transfer, by check or by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, subject to the entry of such shares in the register of members of the Company, which the Company undertakes to do immediately upon presentation of the Notice of Exercise and delivery of payment pursuant to this Section 5, and without cost to the Holder.

6.                                      Partial Exercise. Upon any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date for the balance of the Warrant Shares issuable hereunder.

7.                                      Registration & Certificates for Warrant Shares. Upon the exercise of the purchase rights evidenced by this Warrant, the Company shall cause (a) the official Register of Members of the Company to be updated to reflect the issuance of the number of Warrant Shares so purchased to the Holder or its nominee designated by the Holder in writing, and (b) one or more certificates for the number of Warrant Shares so purchased to be issued to the Holder or its nominee, in each case at the Company’s expense and as of the date of delivery of the Notice of Exercise, as soon as practicable thereafter and in any event within three (3) days of the delivery of the Notice of Exercise. The entries on the Register of Members and each share certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or in the name(s) of the Holder’s nominee(s).

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8.                                      Reserved.

9.                                      Adjustments. The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be adjusted from time to time pursuant to the provisions of this Warrant, and in each case subject to further adjustment pursuant to the provisions of this Section 9.

(a)                                 Adjustment for Share Splits and Share Dividends. The Exercise Price of this Warrant and the number of Warrant Shares issuable upon exercise of this Warrant (or any share capital or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any share dividend, share split, combination of shares or reverse share split, or other similar event affecting the number of outstanding Common Shares.

(b)                                 Reclassification. In case there occurs any reclassification or change of the outstanding Common Shares issuable upon exercise of this Warrant (or any share capital or other securities at the time issuable upon exercise of this Warrant) or any reorganization of the Company on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the shares or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

(c)                                  Adjustment Certificate. When any adjustment or readjustment is required to be made pursuant to this Section 9, the Company shall promptly deliver to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price before and after such adjustment or readjustment, and (iii) the kind and number of shares or other securities or property into which this Warrant shall be exercisable after such adjustment or readjustment.

(d)                                 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number and kind of securities purchasable upon exercise of this Warrant.

(e)                                  If any adjustment to the Exercise Price results in the Exercise Price not being an integral multiple of one cent (US$0.01), the resulting Exercise Price shall be rounded down to the nearest cent. No adjustment shall be made if, as a result, the Exercise Price would be less than the nominal value of a Warrant Share.

10.                               No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

11.                               No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares issuable upon

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exercise of this Warrant. However, nothing in this Section 11 shall limit the right of the Holder to be provided the notices required under this Warrant nor limit the right of the Holder with respect to any other share capital of the Company held by such Holder.

12.                               Transfers of Warrant. This Warrant is non-transferable and shall not be transferred, either in whole or in part, to any Person, by the Holder without the written consent of the Company.

13.                               Successors and Assigns. The Company shall not assign its rights or obligations hereunder without the prior written consent of the Holder (or its successors or permitted assigns, as appropriate). This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their successors and permitted assigns.

14.                               Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

15.                               Governing Law. This Warrant shall be governed by and construed under the Laws of Hong Kong.

16.                               Dispute Resolution.

(a)                           Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(b)                           If the Dispute is not resolved within thirty (30) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(c)                            The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. There shall be one (1) arbitrator who shall be qualified to practice Law in Hong Kong chosen by the Secretary General of the HKIAC.

(d)                           The arbitration proceedings shall be conducted in English. If the HKIAC Administered Arbitration Rules are in conflict with the provisions of this Section 16, including the provisions concerning the appointment of arbitrators, the provisions of this Section 16 shall prevail.

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(e)                            The arbitrator shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive Law.

(f)                             Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(g)                            The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the provisions of this Section 16.

(i)                                     In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (1) there are issues of fact and/or law common to the arbitrations, (2) the interests of justice and efficiency would be served by such a consolidation, and (3) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(ii)                                  The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly. All parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(iii)                               If the Principal Tribunal makes an order for consolidation, it: (1) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (2) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (3) may also give such directions as it considers appropriate (i) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under Section 16); and (ii) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(iv)                              Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order. Such cessation is without prejudice to (1) the validity of any acts done or orders made by such arbitrators before termination, (2) such arbitrators’ entitlement to be paid their proper fees and disbursements and (3) the date when any claim or defense was raised for the purpose of applying any limitation period or any like rule or provision.

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(v)                                 The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 16 where such objections are based solely on the fact that consolidation of the same has occurred.

(h)                           During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(i)                               The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

17.                               Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address set forth on the signature pages hereto (or at such other address as such Person may designate by fifteen (15) days’ advance written notice given in accordance with this Section 17). For the avoidance of doubt, the Company’s address as set forth on the signature page hereto is the address of principal executive offices of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

18.                               Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

19.                               Rights Cumulative. Each and all of the various rights, powers and remedies of the Holder will be considered to be cumulative with and in addition to any other rights, powers and remedies which the Holder may have at law or in equity in the event of the breach of any of the terms of this Warrant. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to the Holder.

20.                               Severability. In case any provision of this Warrant shall be invalid, illegal or

6

unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Warrant shall be invalid, illegal, or unenforceable under any such applicable law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Warrant, or the validity, legality, or enforceability of such provision in any other jurisdiction.

21.                               Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Holder and the Company.

22.                               No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

23.                               Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.

24.                               No Presumption. The Company and the Holder each acknowledges that any applicable Law that would require interpretation of any claimed ambiguities in this Warrant against the drafter thereof, has no application and is expressly waived. If any claim is made relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof or persuasion will be implied because this Warrant was prepared by or at the request of the Company or the Holder or its respective counsel.

25.                               Headings and Titles. The headings and titles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

26.                               Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Warrant.

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27.                               Entire Agreement. This Warrant together with the other instruments and agreements referenced herein constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[The remainder of this page has intentionally been left blank]

8

IN WITNESS WHEREOF, the Company caused this Warrant to be executed by an officer thereunto duly authorized.

eHi Auto Services Limited

23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
Fax: +86 21 5489 1121
Attn: Ruiping Zhang

By:
Name:
Title:

Agreed and Accepted by:

The Crawford Group, Inc.
Address:

By:
Name:
Title:

[Signature Page to Series D-1 Warrant to Purchase Common Shares]

NOTICE OF EXERCISE

To:                             [•]

The undersigned hereby elects to purchase        Common Shares of eHi Auto Services Limited, pursuant to the terms of the attached Warrant (the “Warrant”), and payment of the Exercise Price (as defined in the Warrant) per share required under the Warrant [accompanies this notice]/[has been made by wire transfer to account number [•] at [•] Bank].

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Holder:

[ ]

By:
Name:
Title:

Date:

Name in which shares should be registered:

EXHIBIT 6

FORM OF SERIES D-2 WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Warrant No. W-D-2	Date of Issuance: , 2012

WARRANT TO PURCHASE COMMON SHARES

This Warrant (the “Warrant”) is issued to The Crawford Group, Inc. (the “Holder”), by eHi Auto Services Limited, a limited liability company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”) for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the Company. This Warrant is originally issued in connection with that certain Share Purchase Agreement dated            , 2012 (the “Purchase Agreement”), by and among the Company, the Holder, and certain other parties, and capitalized terms not otherwise defined in this Warrant shall have the meanings attributed to them in the Purchase Agreement.

1.                                      Warrant Shares. Subject to the terms and conditions hereinafter set forth, the Holder is hereby entitled to purchase from the Company up to 1,500,000 Common Shares of the Company, US$0.001 par value each, subject to adjustment as provided herein (the “Warrant Shares”).

2.                                      Exercise Price. The per share purchase price for the Warrant Shares shall be US$6.00, subject to adjustment as provided herein (the “Exercise Price”).

3.                                      Exercise Period. This Warrant shall be exercisable at any time from the Closing Date (as defined in the Purchase Agreement) until the fourth anniversary of the Closing Date, at which time this Warrant, to the extent not then exercised, shall terminate.

4.                                      Reservation of Shares. The Company hereby covenants and agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Warrant Shares as may be from time to time issuable upon exercise of this Warrant. All Warrant Shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions, other than transfer restrictions imposed by applicable securities laws and except as set forth in the

Transaction Documents (as defined in the Purchase Agreement), will rank equally and pari passu with all other Common Shares then outstanding, and free and clear of all preemptive and similar rights. The Company will take all such action as may be necessary to assure that such Warrant Shares shall be issued as provided herein without violation of any applicable law.

5.                                      Method of Exercise; Expenses. During the Exercise Period, the Holder may at any time exercise, in whole or in part, the purchase rights evidenced hereby with respect to the Warrant Shares (but not a fraction of a share). The Company agrees that the Warrant Shares to be purchased pursuant to this Warrant shall be deemed to be issued to the Holder (or to the nominee of the Holder) as the record owner of such shares as of the close of business in the jurisdiction in which the Company has its principal executive offices on the date on which this Warrant is exercised (or the close of business on the next business day if the date on which this Warrant is exercised is not a business day). Such exercise shall be effected by:

(a)                                 the surrender of the Warrant, together with a duly executed copy of a Notice of Exercise in the form attached hereto, to the Company at its principal executive offices; and

(b)                                 the payment to the Company of an amount equal to (i) the Exercise Price multiplied by (ii) the number of Warrant Shares being purchased, in cash, by wire transfer, by check or by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, subject to the entry of such shares in the register of members of the Company, which the Company undertakes to do immediately upon presentation of the Notice of Exercise and delivery of payment pursuant to this Section 5, and without cost to the Holder.

6.                                      Partial Exercise. Upon any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date for the balance of the Warrant Shares issuable hereunder.

7.                                      Registration & Certificates for Warrant Shares. Upon the exercise of the purchase rights evidenced by this Warrant, the Company shall cause (a) the official Register of Members of the Company to be updated to reflect the issuance of the number of Warrant Shares so purchased to the Holder or its nominee designated by the Holder in writing, and (b) one or more certificates for the number of Warrant Shares so purchased to be issued to the Holder or its nominee, in each case at the Company’s expense and as of the date of delivery of the Notice of Exercise, as soon as practicable thereafter and in any event within three (3) days of the delivery of the Notice of Exercise. The entries on the Register of Members and each share certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or in the name(s) of the Holder’s nominee(s).

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8.                                      Reserved.

9.                                      Adjustments. The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be adjusted from time to time pursuant to the provisions of this Warrant, and in each case subject to further adjustment pursuant to the provisions of this Section 9.

(a)                                 Adjustment for Share Splits and Share Dividends. The Exercise Price of this Warrant and the number of Warrant Shares issuable upon exercise of this Warrant (or any share capital or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any share dividend, share split, combination of shares or reverse share split, or other similar event affecting the number of outstanding Common Shares.

(b)                                 Reclassification. In case there occurs any reclassification or change of the outstanding Common Shares issuable upon exercise of this Warrant (or any share capital or other securities at the time issuable upon exercise of this Warrant) or any reorganization of the Company on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the shares or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

(c)                                  Adjustment Certificate. When any adjustment or readjustment is required to be made pursuant to this Section 9, the Company shall promptly deliver to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price before and after such adjustment or readjustment, and (iii) the kind and number of shares or other securities or property into which this Warrant shall be exercisable after such adjustment or readjustment.

(d)                                 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number and kind of securities purchasable upon exercise of this Warrant.

(e)                                  If any adjustment to the Exercise Price results in the Exercise Price not being an integral multiple of one cent (US$0.01), the resulting Exercise Price shall be rounded down to the nearest cent. No adjustment shall be made if, as a result, the Exercise Price would be less than the nominal value of a Warrant Share.

10.                               No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

11.                               No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares issuable upon

3

exercise of this Warrant. However, nothing in this Section 11 shall limit the right of the Holder to be provided the notices required under this Warrant nor limit the right of the Holder with respect to any other share capital of the Company held by such Holder.

12.                               Transfers of Warrant. This Warrant is non-transferable and shall not be transferred, either in whole or in part, to any Person, by the Holder without the written consent of the Company.

13.                               Successors and Assigns. The Company shall not assign its rights or obligations hereunder without the prior written consent of the Holder (or its successors or permitted assigns, as appropriate). This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their successors and permitted assigns.

14.                               Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

15.                               Governing Law. This Warrant shall be governed by and construed under the Laws of Hong Kong.

16.                               Dispute Resolution.

(a)                           Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(b)                           If the Dispute is not resolved within thirty (30) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(c)                            The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. There shall be one (1) arbitrator who shall be qualified to practice Law in Hong Kong chosen by the Secretary General of the HKIAC.

(d)                           The arbitration proceedings shall be conducted in English. If the HKIAC Administered Arbitration Rules are in conflict with the provisions of this Section 16, including the provisions concerning the appointment of arbitrators, the provisions of this Section 16 shall prevail.

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(e)                                    The arbitrator shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive Law.

(f)                                     Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(g)                                    The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the provisions of this Section 16.

(i)                                     In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (1) there are issues of fact and/or law common to the arbitrations, (2) the interests of justice and efficiency would be served by such a consolidation, and (3) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(ii)                                  The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly. All parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(iii)                               If the Principal Tribunal makes an order for consolidation, it: (1) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (2) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (3) may also give such directions as it considers appropriate (i) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under Section 16); and (ii) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(iv)                              Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order. Such cessation is without prejudice to (1) the validity of any acts done or orders made by such arbitrators before termination, (2) such arbitrators’ entitlement to be paid their proper fees and disbursements and (3) the date when any claim or defense was raised for the purpose of applying any limitation period or any like rule or provision.

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(v)                                 The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 16 where such objections are based solely on the fact that consolidation of the same has occurred.

(h)                           During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(i)                               The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

17.                               Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address set forth on the signature pages hereto (or at such other address as such Person may designate by fifteen (15) days’ advance written notice given in accordance with this Section 17). For the avoidance of doubt, the Company’s address as set forth on the signature page hereto is the address of principal executive offices of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

18.                               Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

19.                               Rights Cumulative. Each and all of the various rights, powers and remedies of the Holder will be considered to be cumulative with and in addition to any other rights, powers and remedies which the Holder may have at law or in equity in the event of the breach of any of the terms of this Warrant. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to the Holder.

20.                               Severability. In case any provision of this Warrant shall be invalid, illegal or

6

unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Warrant shall be invalid, illegal, or unenforceable under any such applicable law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Warrant, or the validity, legality, or enforceability of such provision in any other jurisdiction.

21.                               Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Holder and the Company.

22.                               No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

23.                               Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.

24.                               No Presumption. The Company and the Holder each acknowledges that any applicable Law that would require interpretation of any claimed ambiguities in this Warrant against the drafter thereof, has no application and is expressly waived. If any claim is made relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof or persuasion will be implied because this Warrant was prepared by or at the request of the Company or the Holder or its respective counsel.

25.                               Headings and Titles. The headings and titles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

26.                               Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Warrant.

7

27.                               Entire Agreement. This Warrant together with the other instruments and agreements referenced herein constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[The remainder of this page has intentionally been left blank]

8

IN WITNESS WHEREOF, the Company caused this Warrant to be executed by an officer thereunto duly authorized.

eHi Auto Services Limited

23/F Shengai Building
88 Caoxi Road North
Shanghai 200030
Fax: +86 21 5489 1121
Attn: Ruiping Zhang

By:
Name:
Title:

Agreed and Accepted by:

The Crawford Group, Inc.
Address:

By:
Name:
Title:

[Signature Page to Series D-2 Warrant to Purchase Common Shares]

NOTICE OF EXERCISE

To:                             [•]

The undersigned hereby elects to purchase        Common Shares of eHi Auto Services Limited, pursuant to the terms of the attached Warrant (the “Warrant”), and payment of the Exercise Price (as defined in the Warrant) per share required under the Warrant [accompanies this notice]/[has been made by wire transfer to account number [•] at [•] Bank].

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Holder:

[ ]

By:
Name:
Title:

Date:

Name in which shares should be registered:

EXHIBIT 7

RESERVED

EXHIBIT 8

FORM OF CAYMAN ISLANDS LEGAL OPINION

Our ref DLK\651884\5175718v2	Subject to review and amendment

The Crawford Group, Inc. [insert address]

[•] March 2012

Dear Sirs

eHi Auto Services Limited

We have acted as counsel as to Cayman Islands law to eHi Auto Services Limited (the “Company”) in connection with an issue of series D preferred shares of a par value of US$0.001 each in the Company (the “Series D Shares”).

1                                         Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1                               The certificate of incorporation of the Company dated 3 August 2007 and the certificate of incorporation on change of name of the Company dated 4 January 2011.

1.2                               The third amended and restated memorandum and articles of association of the Company as adopted on 2 September 2010 (the “Third Restated M&A”) and the fourth amended and restated memorandum and articles of association of the Company as adopted on [•] March 2012 (the “Fourth Restated M&A”).

1.3                               The written resolutions of the board of directors of the Company dated [•] March 2012 (the “Board Resolutions”).

1.4                               The written resolutions of the shareholders of the Company dated [•] March 2012 (the “Shareholders Resolutions”).

1.5                               A certificate of good standing with respect to the Company issued by the Registrar of Companies dated [•] March 2012 (the “Certificate of Good Standing”).

1.6                               A certificate from a director of the Company a copy of which is attached to this opinion letter (the “Director’s Certificate”).

1.7                               The transaction documents listed in the Schedule (the “Transaction Documents”).

2                                         Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter.  In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the Director’s

Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1                               The Transaction Documents have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.2                               The Transaction Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of Hong Kong (the “Relevant Law”) and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.3                               The choice of the Relevant Law as the governing law of the Transaction Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of Hong Kong (the “Relevant Jurisdiction”) and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

2.4                               Where a Transaction Document has been provided to us in draft or undated form, it will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as the last version provided to us.

2.5                               Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.6                               All signatures, initials and seals are genuine.

2.7                               The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Transaction Documents.

2.8                               There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Transaction Documents.

2.9                               No monies paid to or for the account of any party under the Transaction Documents represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law 2008, and the Terrorism Law (2011 Revision), respectively).

2.10                        All conditions precedent contained in the Transaction Documents have been satisfied or duly waived and there has been no breach of the terms of the Transaction Documents at the date of this opinion letter.

2.11                       None of the parties to the Transaction Documents (other than the Company) is a company incorporated, or a partnership or foreign company registered, under applicable Cayman Islands law and all the activities of such parties in relation to the Transaction Documents and any transactions entered into thereunder have not been and will not be carried on through a place of business in the Cayman Islands.

2.12                        Payment obligations of the Company under the Transaction Documents are unsubordinated and undeferred as a contractual matter under the governing law of the Transaction Documents and the parties to the Transaction Documents do not subsequently agree to subordinate or defer their claims.

2

2.13                        There is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions set out below.

2.14                        There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below.  Specifically, we have made no independent investigation of the Relevant Law.

2.15                        The Court Register constitutes a complete record of the proceedings before the Grand Court as at the time of the Litigation Search (as those terms are defined below).

3                                         Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                               The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2                               The Company has all requisite power and authority under the Third Restated M&A and the Fourth Restated M&A to enter into, execute and perform its obligations under the Transaction Documents, including the issue and allotment of the Series D Shares and the Warrants.

3.3                               The execution and delivery of the Transaction Documents do not, and the performance by the Company of its obligations under the Transaction Documents (including the issue and allotment of the Series D Shares and the Warrants) will not, conflict with or result in a breach of any of the terms or provisions of the Third Restated M&A or the Fourth Restated M&A or any law, public rule or regulation applicable to the Company currently in force in the Cayman Islands.

3.4                               The execution, delivery and performance of the Transaction Documents, including the issue and allotment of the Series D Shares and the Warrants, have been authorised by and on behalf of the Company and, upon the execution and unconditional delivery of the Transaction Documents by any director of the Company for and on behalf of the Company, the Transaction Documents will have been duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

3.5                               No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)                                 the execution, creation or delivery of the Transaction Documents by and on behalf of the Company;

(b)                                 subject to the payment of the appropriate stamp duty, enforcement of the Transaction Documents against the Company;

(c)                                  the performance by the Company of its obligations under the Transaction Documents; or

(d)                                 the creation, offer, allotment, issue or transfer of the Series D Shares or the Warrants.

3.6                               No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

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(a)                                 the execution or delivery of the Transaction Documents;

(b)                                 the enforcement of the Transaction Documents;

(c)                                  payments made under, or pursuant to, the Transaction Documents; or

(d)                                 the offer, allotment, issue or transfer of the Series D Shares or the Warrants.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.7                               The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Transaction Documents.

3.8                               The submission by the Company in the Transaction Documents to arbitration by the Hong Kong International Arbitration Centre (the “HKIAC”) is legal, valid and binding on the Company assuming that the same is true under the Relevant Law and under the laws, rules and procedures applying in the HKIAC.

3.9                               Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to the close of business (Cayman Islands time) on [•] March 2012 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company is a defendant or respondent.

3.10                        Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)                                 is given by a foreign court of competent jurisdiction;

(b)                                 imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)                                  is final;

(d)                                 is not in respect of taxes, a fine or a penalty; and

(e)                                  was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

3.11                        The courts of the Cayman Islands will recognise and enforce arbitral awards made pursuant to an arbitration agreement in a jurisdiction which is a party to the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”).  Hong Kong and the Cayman Islands are parties to the New York Convention with the result that an arbitral award made in Hong Kong pursuant to the Transaction Documents will be recognised and enforced in the Cayman Islands unless the party against whom enforcement is sought can establish one of the defences set out in section 7 of the Foreign Arbitral Awards Enforcement Law (1997 Revision) of the Cayman Islands.

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3.12                        It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.13                        There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

3.14                        None of the parties to the Transaction Documents (other than the Company) or the holders of the Series D Shares or the Warrants will be treated as resident, domiciled or carrying on or transacting business in the Cayman Islands solely by reason of the negotiation, preparation or execution of the Transaction Documents or the issue and allotment of the Series D Shares or the Warrants.

3.15                        None of the parties to the Transaction Documents (other than the Company) or the holders of the Series D Shares or the Warrants will be required to be licensed, qualified, or otherwise entitled to carry on business in the Cayman Islands in order to enforce their respective rights under the Transaction Documents, or as a consequence of the execution, delivery and performance of the Transaction Documents, or the issue and allotment of the Series D Shares or the Warrants.

3.16                        The obligations of the Company under the Transaction Documents rank and will rank at least pari passu with all its other present and future unsecured obligations (other than those preferred by law).

3.17                        The Fourth Restated M&A have been duly and validly adopted by the members of the Company and do not conflict with or result in a breach of any law, public rule or regulation applicable to the Company currently in force in the Cayman Islands.

4                                         Qualifications

The opinions expressed above are subject to the following qualifications:

4.1                               The obligations assumed by the Company under the Transaction Documents will not necessarily be enforceable in all circumstances in accordance with their terms.  In particular:

(a)                                 enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)                                 enforcement may be limited by general principles of equity.  For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)                                  some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)                                 where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)                                  the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment.  If the Company becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional

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currency” of the Company determined in accordance with applicable accounting principles.  Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)                                   arrangements that constitute penalties will not be enforceable;

(g)                                  enforcement may be prevented by reason of fraud, coercion, duress, undue influence,  misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)                                 provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)                                     the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents in matters where they determine that such proceedings may be tried in a more appropriate forum;

(j)                                    a person who is not a party to a Transaction Document that is governed by Cayman Islands law will not have the benefit of and will not be able to enforce its terms;

(k)                                 we reserve our opinion as to the enforceability of the relevant provisions of the Transaction Documents to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions; and

(l)                                     a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Transaction Documents whereby the Company covenants to restrict the exercise of powers specifically given to it under the Companies Law (2011 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the Company.

4.2                               Applicable court fees will be payable in respect of the enforcement of the Transaction Documents.

4.3                               Cayman Islands stamp duty may be payable if the original Transaction Documents are brought to or executed in the Cayman Islands.

4.4                               To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.5                              Preferred creditors under Cayman Islands law will rank ahead of unsecured creditors of the Company.  Furthermore, all costs, charges and expenses properly incurred in the voluntary winding up of a company, including the remuneration of the liquidators, are payable out of the assets of the company in priority to all other unsecured claims.

4.6                               Under the laws of the Cayman Islands any term of a Transaction Document which is governed by Cayman Islands law may be amended or waived orally or by the conduct of the parties thereto, notwithstanding any provision to the contrary contained in the relevant Transaction Document.

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4.7                               The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

4.8                               A certificate, determination, calculation or designation of any party to the Transaction Documents as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.9                               The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all).

4.10                        In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice.  Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.11                        We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Transaction Documents and enforce the remainder of the Transaction Documents or the transaction of which such provisions form a part, notwithstanding any express provisions in the Transaction Documents in this regard.

4.12                        We are not qualified to opine as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Transaction Documents.

We express no view as to the commercial terms of the Transaction Documents or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters.  We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Transaction Documents and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to and for the benefit solely of the addressee and may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed (in whole or part) to any other person without our prior written consent.

Yours faithfully

Maples and Calder

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Schedule

Transaction Documents

1                                         A share purchase agreement dated [•] March 2012 made between the Company, Ruiping Zhang (the “Founder”), The Crawford Group, Inc. (the “Investor”), and each member of the Company Group (as defined therein).

2                                         An amended and restated investors’ rights agreement dated [•] 2012 made between the Company, the Investors (as defined therein), each member of the Company (as defined therein), the Founder and Prime Gift Group Limited.

3                                         Two warrants to purchase common shares in the Company dated [•] 2012 executed by the Company in favour of The Investor (the “Warrants”).

EXHIBIT 9

FORM OF PRC LEGAL OPINION

国浩律师(上海)事务所

Grandall Law Firm (Shanghai)

中国 上海 南京西路580号南证大厦45-46楼，200041

45-46/F, Nanzheng Building, 580 Nanjing Road West, Shanghai, China, 200041

电话/TEL.: (8621) 5234-1668  传真/FAX: (8621) 5234-1670

网址/Website: www.grandall.com.cn

To: The Series D Investor

March [  ], 2012

Dear Sirs and Madams:

We are qualified lawyers of the People’s Republic of China (the “PRC”) and as such are qualified to issue this opinion on the laws of the PRC. We have been requested, as the PRC legal counsel of eHi Auto Services Limited, a Cayman Islands company (the “Company”), Shanghai eHi Car Rental Co., Ltd.(上海一嗨汽车租赁有限公司) (“Shanghai eHi”) and the other Domestic Companies (as defined below), to issue and deliver this opinion relating to the transaction documents (the “Transaction Documents”) dated on March [  ], 2012, for the Issuance of Series D Preferred Shares, Series D-1 Warrant and Series D-2 Warrant by the Company, and all schedules, exhibits thereto entered into by and among the Company, Shanghai eHi, Beijing eHi Car Rental Co., Ltd. (北京一嗨汽车租赁有限公司) (“Beijing eHi”), Hainan eHi Self-drive Service Co., Ltd. (海南一嗨自驾车服务有限公司) (“Hainan eHi”), Chongqing eHi Car Rental Co., Ltd. (重庆一嗨汽车租赁有限公司) (“Chongqing eHi”), Jinan eHi Car Rental Co., Ltd. (济南一嗨汽车租赁有限公司) (“Jinan eHi”), Wuxi eHi Car Rental Co., Ltd. (无锡一嗨汽车租赁有限公司) (“Wuxi eHi”), Shuzhi Information Technology (Shanghai) Co., Ltd. (树知信息技术（上海）有限公司) (“Shuzhi WFOE”), Shanghai Smart Brand Auto Driving Services Co., Ltd. (上海智明汽车驾驶服务有限公司) (“Shanghai Smart Brand”), Shenyang ShenHai Car Rental Co., Ltd. (沈阳沈嗨汽车租赁有限公司) (“Shenyang ShenHai”), Guangzhou Haida Car Rental Co., Ltd. (广州嗨达汽车租赁有限公司) (“Guangzhou Haida”), Chongqing Smart Brand Auto Driving Technique Services Co., Ltd.(重庆智明汽车驾驶技术服务有限公司) (“Chongqing Smart Brand”), Beijing Smart Brand Sunshine Labour Services Co., Ltd.(北京智明阳光劳务服务有限公司) (“Beijing Smart Brand”), Shenzhen eHi Car Repair Services Co., Ltd.(深圳一嗨汽车维修服务有限公司) (“Shenzhen eHi”), eHi Auto Services (Jiangsu) Co., Ltd.(一嗨汽车服务（江苏）有限公司) (“eHi Jiangsu”, together with Beijing eHi, Shanghai eHi, Hainan eHi, Chongqing eHi, Jinan eHi, Wuxi eHi, Shuzhi WFOE,

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Shanghai Smart Brand, Shenyang ShenHai, Guangzhou Haida, Chongqing Smart Brand, Beijing Smart Brand, Shenzhen eHi, collectively, the “Domestic Companies” and each a “Domestic Company”), Mr. Ruiping Zhang, a holder of United States passport number 711188529 (the “Founder”), and the Investors listed in the Transaction Documents.

In such capacity, we have examined the documents as we are deemed necessary or relevant for the purpose of providing this opinion (collectively, the “Documents”). We, as PRC legal counsel, also reviewed the proposed Transaction Documents as defined.

In our examination of these Documents, we have assumed, with your consent, that:

(a)             all Documents submitted to us as copies conform to their originals and all Documents submitted to us as originals are authentic;

(b)             all Documents are and remain up-to-date;

(c)              the information provided to us as of the date hereof has not, since such date, been altered or added to;

(d)             all signatures, seals and chops on such Documents are genuine;

(e)              all facts and information stated or given in such Documents are true, correct and complete;

(f)               there are no provisions of law (including public policy) applicable in any jurisdiction other than PRC which would have any implications on the opinions we express;

(g)              for any obligation that is to be performed in a jurisdiction outside of the PRC, its performance will not be illegal or ineffective under the laws of that jurisdiction.

This opinion is rendered on the basis of the PRC Laws effective and available to the public as of the date hereof and there is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

We have not made any investigation into and do not express any opinion on the laws of any jurisdiction other than the PRC (which, for the purpose of this opinion, excludes the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan).

As used herein, (A) “PRC Laws” means all applicable laws, regulations, rules, orders,

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decrees, judicial interpretations and other legislation of the PRC in effect on the date of this opinion; (B) “PRC Authorities” means any national, provincial or local governmental, regulatory or administrative authority in the PRC; and (C) “Approvals” means all licenses, consents, approvals, orders, filings, registrations, qualifications, certificates, authorizations or permits required by any PRC Authorities pursuant to any PRC Laws.

Based on the foregoing and subject to the assumptions above and any matters not disclosed to us, as far as the present laws of PRC, we are of the opinion that:

1.                          Good Standing of Domestic Companies. Each of the Domestic Companies has been duly organized and is validly existing and in good standing as a limited liability Company (for each of Shuzhi WFOE and eHi Jiangsu as a wholly foreign owned enterprise with limited liability, and for Shanghai eHi as a Sino-foreign equity joint venture enterprise with limited liability), with full legal person status and in good standing under the PRC Laws and the equity interests thereof are free and clear of all liens, encumbrances or claims. Each of the Domestic Companies has been duly approved and registered by the relevant PRC Authorities for its establishment and the maintenance of its status and existence as an enterprise legal person. No steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer for, or to wind up or dissolve, any Domestic Companies. The business license, articles of association and/or other constitutive documents of each of the Domestic Companies approved and/or issued by the relevant PRC Authorities comply with the applicable requirements of the PRC laws and are in full force and effect in all material aspects.

2.                          Power, Authority and License. Each of the Domestic Companies has obtained the relevant licenses, consents, authorizations, approvals, orders, certificates and permits of and from the PRC Authorities (“Governmental Authorizations”) as described in the Disclosure Schedule[Note: subject to the disclosure in the Disclosure Schedule] to conduct their respective business as described in their business licenses. To our best knowledge after our due inquiry, all such Governmental Authorizations are valid and in full force and effect, and have not been revoked, withdrawn, suspended or cancelled and we are not aware that any Governmental Authority is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits.

In addition, upon the completion of the operational adjustment relating to establishing necessary subsidiaries and branches of Shanghai Smart Brand to solely provide driving services in cities where the Company provides driving services, the Company’s business model of providing car rental services through one Domestic Company with the Governmental Authorizations required for operation of car rental business while providing driving services

3

concurrently with the car rental services through another Domestic Company with the Governmental Authorizations required for operation of driving business not providing car rental services does not violate any applicable PRC Laws, and there is no violation to any applicable PRC Laws even though the Domestic Companies providing car rental services and driving services concurrently under such business model are under the common ultimate ownership; such business model does not constitute taxi operation business or provision of taxi services under applicable PRC Laws; and neither the Company nor any of its Domestic Companies is required to obtain any additional Governmental Authorization required for operation of taxi business only due to such business model.

3.                          Ownership Structure. As of the date hereof, the ownership structures of each of the Domestic Companies, as shown in the corporate structure chart set out in the Disclosure Schedule[Note: subject to the disclosure in the Disclosure Schedule] depicts the true status of registration of each such Domestic Company at the relevant PRC industry and commerce authorities.

4.                          Capitalization. The registered capital of each of the Domestic Companies has been timely paid in due course by the relevant shareholders of each such Domestic Company in accordance with its respective articles of association and/or joint venture agreements and are directly or indirectly owned by the Company; each of the Domestic Companies has been approved and registered by the relevant PRC Authorities for the ownership interest directly or indirectly owned by the Company. To the best of our knowledge after due and reasonable inquiries, except for the share purchase option on the equity interests of Shanghai eHi under the Asset and Business Acquisition Agreement entered in April, 2010 and its supplemental agreement dated March 14, 2011 between Shanghai eHi and Shanghai Heshi Car Rental Co., Ltd., any equity interest in any Domestic Company is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, or any third party right and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in any of the Domestic Company.

5.                          Foreign Exchange. Each of Shuzhi WFOE, Shanghai eHi and eHi Jiangsu (the “Foreign Invested Subsidiaries”) has duly registered with the relevant PRC foreign exchange administration authorities and has obtained the Foreign Exchange Registration Certificates as required by the relevant PRC laws and regulations. To our best knowledge after due inquiries with the Company, each of the direct or indirect beneficial owners of the Company, who is a “Domestic Resident” as defined in Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles (“Circular 75”) issued by the State Administration of Foreign Exchange of the PRC (“SAFE”) on October 21, 2005 and any related rules and regulations issued by SAFE has duly completed all relevant registration under

4

Circular 75. Each of the Foreign Invested Subsidiaries is allowed to pay dividends to their respective shareholders subject to the payment and withholding of all PRC taxes, levies and charges, and allocation to statutorily required reserve funds. Each of the Foreign Invested Subsidiaries is allowed to convert the dividends from RMB into foreign currencies and to remit the dividends out of the PRC according to the instructions issued by their respective shareholders, as approved by the relevant Governmental Authorities.

6.                          No Proceedings. To our best knowledge after due inquiries, except as disclosed in the Disclosure Schedule[Note: subject to the disclosure in the Disclosure Schedule], there are no current or pending legal, governmental, administrative or arbitrative proceedings before any court of the PRC or before or by any PRC Authorities in writing against, or involving the equity interest, rights, properties or business of, any of the Domestic Companies or to which any of equity interest, rights, the properties or business of any Domestic Company is subject, or particularly arising from bribery to any government officer or any commercial bribery activity of any Domestic Company, [nor are we aware of any commercial bribery circumstance occurred by any of the Domestic Companies as defined under the Anti Unfair Competition Law of the PRC and other relevant PRC laws](Note: subject to further DD with the Company). No winding up or liquidation proceedings have been commenced against any of the Domestic Companies, no proceedings have been started for such purpose and there is no notice of the appointment of any receiver, liquidator or administrator over any of the Domestic Companies or their assets, and no judgment has been rendered declaring any of the Domestic Companies bankrupt or in any insolvency proceeding.

7.                          Tax. Each of the Domestic Companies has duly registered with the relevant PRC tax authorities and has obtained the Tax Registration Certificates as required by the relevant PRC laws and regulations.

8.                          Intellectual Property. Each of the Domestic Companies possesses valid licenses in full force and effect or otherwise has the legal right to use all of the registered copyright (including computer software copyright), trademarks and domain names (the “Intellectual Property”) disclosed in the Disclosure Schedule[Note: subject to the disclosure in the Disclosure Schedule]. As of the date hereof, to our best knowledge after due inquiries with the Company, none of the Domestic Companies has so far received any written notice of infringement of or conflict with any intellectual property rights of others (registered or otherwise).

9.                          Labor. The terms in (i) the Employee Outsourcing Services Agreement entered into by and between Qian Jin Network Information Technology (Shanghai) Co., Ltd. (前锦网络信息技术（上海）有限公司) and Shanghai eHi dated March 21, 2011, (ii) the Employee Outsourcing Services Agreement entered into by and between Qian Jin Network Information Technology (Shanghai) Co., Ltd. (前锦

5

网络信息技术（上海）有限公司) and Shanghai Smart Brand dated on March 21, 2011, (iii) the standard form of the employment contract between Qian Jin Network Information Technology (Shanghai) Co., Ltd. (前锦网络信息技术（上海）有限公司) and Liang Zuode dated on September 11, 2010, and (iv) the form of Confidentiality Agreement (attached hereto as Exhibit A) to be entered in to by Shanghai eHi and its employees do not conflict with any of the applicable PRC laws in any material aspect and constitute the legally valid and binding obligations of the parties named therein, enforceable against such party in accordance with the terms thereof.

10.                   All Approvals have been obtained or completed for the execution, delivery and performance by each Domestic Companies of each of the Transaction Documents to which it is a party, except that the fulfillment by each Domestic Company of certain obligations under the Transaction Documents and the Disclosure Schedule, may, of itself, require that certain Approvals be obtained.

11.                   None of the Transaction Documents is in breach of the Laws of the PRC for the enforcement thereof against each of the Domestic Companies that is a party thereto in the PRC in accordance with the terms of such Transaction Documents. No provision in any of the Transaction Documents contravenes any prohibition clause of any applicable PRC laws.

12.                   The choice of law provisions set forth in the Transaction Documents is not in breach of PRC laws; if, despite such provision, any such court would deem any aspect of the Transaction Documents to be governed by or construed in accordance with the Laws of the PRC, then each of the Transaction Documents would constitute the valid and legally binding obligation of each of the Domestic Companies, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, by general principles of equity and by the procedural requirements and public policy considerations set forth in applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments.

13.                   None of the Domestic Companies enjoys, under PRC law, any right of immunity from service of process, jurisdiction, suit, judgment, or any legal or other proceedings or from enforcement, execution or attachment in respect of its obligations in the transactions contemplated under the Transaction Documents.

14.                   The execution and delivery of and performance by each of the Domestic Companies and the Founder of its obligations under each of the Transaction Documents to which it is a party (taken both individually and together as a whole) do not and will not contravene or result in a breach or violation of (i) any PRC Approval granted to such Domestic Companies, including without

6

limitation the articles of association and the business license of such Domestic Companies ; (ii) any existing laws or regulations of the PRC, as applicable; and (iii) any existing arbitration award or judgment, order or decree of any court or arbitration tribunal of the PRC having jurisdiction over such Domestic Companies in any material aspects.

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

This opinion is solely for the benefit of the persons to whom it is addressed. It may not be relied upon by anyone else or used for any other purpose, in each instance, without our prior written consent.

Yours faithfully,

Grandall Law Firm (Shanghai)

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EXHIBIT 10

FORM OF GLOBAL AFFILIATION AGREEMENT

AMENDMENT TO THE SERIES D SHARE PURCHASE AGREEMENT

THIS AMENDMENT TO THE SERIES D SHARE PURCHASE AGREEMENT (this “Amendment”) is entered into on August 12, 2014, by and among eHi Car Services Limited, a limited liability company organized and existing under the laws of the Cayman Islands (the “Company”), Mr. Ruiping Zhang (the “Founder”) and The Crawford Group, Inc. (the “Investor”) to amend the Series D Share Purchase Agreement entered into by and among the Company and the other parties thereto on March 26, 2012 (the “Agreement”). Capitalized terms used herein but are otherwise not defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company, the Founder and the Investor, constituting the requisite parties under Section 8.11 of the Agreement to amend the Agreement, desire to enter into this Amendment to amend the Agreement;

In consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Amendments to the Agreement. The following paragraph shall be added after Section 8.3(ix) of the Agreement as a new Section 8.3(x):

“(x)                           Notwithstanding anything to the contrary, the indemnification obligations of the Founder under this Section 8.3 shall terminate upon the earlier of the date of consummation of a Qualified IPO or the date of consummation of a Liquidation Event (as defined in the Amended Articles) (the “Cut-Off Date”) but such termination does not affect the Series D Investor’s rights in connection with the Indemnifiable Losses incurred on or prior to the Cut-Off Date.  No claim for indemnification shall be made against the Founder, and the Founder shall not be liable for indemnification, with respect to any Indemnifiable Losses incurred after the Cut-Off Date.”

2.              Governing Law; Dispute Resolution. This Amendment shall be governed by and construed under the laws of Hong Kong Special Administrative Region of the People’s Republic of China.  Any dispute arising from or in connection with this Amendment shall be resolved in accordance with Section 8.6 of the Agreement.

3.              Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be treated as an original, but all of which together shall constitute one and the same instrument.  Any counterpart or other signature delivered by facsimile or electronic mail shall be deemed for all purposes as being good and valid execution and delivery of this Amendment.

4.              No Presumption. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect. This Amendment is the complete and exclusive statement of the parties with respect to the subject matter herein and replaces and supersedes all prior written or oral agreements or understandings by the parties with respect to the matters covered by it. Section titles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment. The language used in this Amendment expresses the mutual intent of the parties, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not apply in interpreting this Amendment. No presumption or burden of proof or persuasion will be implied because this Amendment was prepared by or at the request of any party or its counsel, and no party will claim or assert otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

COMPANY:	eHI CAR SERVICES LIMITED

	By:	/s/ Ruiping Zhang
Name: Ruiping Zhang
Capacity: Chief Executive Officer

	Address:	Unit 12/F, Building No. 5
Guosheng Center
388 Daduhe Road
Shanghai 200062
	Attn:	Ruiping Zhang

FOUNDER:	RUIPING ZHANG

	By:	/s/ Ruiping Zhang
Name: Ruiping Zhang

	Address:	Unit 12/F, Building No. 5
Guosheng Center
388 Daduhe Road
Shanghai 200062

[Signature Page to Amendment to the Series D Share Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

INVESTOR:	THE CRAWFORD GROUP, INC.

	By:	/s/ William W. Snyder
Name:
Capacity:

	Address:	600 Corporate Park Drive
St. Louis, Missouri 63105
U.S.A.

[Signature Page to Amendment to the Series D Share Purchase Agreement]